UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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 Filed by a Party other than the Registrant
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☐	Soliciting Material under § 240.14a-12
VISTRA CORP.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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OTHER INFORMATION

Notice of 2024 Annual Meeting

of Stockholders and

Proxy Statement

2024 Annual Meeting of Stockholders:

Wednesday, May 1, 2024, at 9:00 a.m. (CT)

Virtual Meeting

(Register in advance at: www.proxydocs.com/VST)

Whether or not you will be able to attend the 2024 Annual Meeting,

please vote your shares promptly so that you may be represented at the meeting.

Vistra Corp. 6555 Sierra Drive Irving, Texas 75039

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Place: Virtual Meeting Register in advance at: www.proxydocs.com/VST	Time and Date: 9:00 a.m. (CT) Wednesday, May 1, 2024	Record Date: March 22, 2024

To the Stockholders of Vistra Corp.:

The 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”) of Vistra Corp. (the “Company” or “Vistra”) will be held for the following purposes:

1.

To elect the 10 directors named in this proxy statement and nominated by the Board of Directors (the “Board”) to serve on the Board until the 2025 annual meeting of stockholders (the “2025 Annual Meeting”);

2.	To approve, on a non-binding advisory basis, the 2023 compensation of the Company’s named executive officers;

3.	To approve, on a non-binding advisory basis, whether the advisory stockholder vote on the compensation of named executive officers should occur every one, two or three years;

4.

To approve an amendment to the Vistra Corp. 2016 Omnibus Incentive Plan (as amended and restated, the “2016 Incentive Plan”) to increase the number of shares available for issuance to plan participants under the 2016 Incentive Plan; and

5.	To ratify the selection of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the year ending December 31, 2024.

Additionally, if needed, the stockholders may act upon any other matters that may properly come before the 2024 Annual Meeting (including a proposal to adjourn the meeting to solicit additional proxies) or any reconvened meeting after an adjournment or postponement of the meeting.

In order to attend the 2024 Annual Meeting, you must register in advance at www.proxydocs.com/VST prior to the deadline of April 26, 2024 at 5:00 p.m. (ET). Following registration, you will immediately receive a confirmation e-mail, which will include information about when you should expect to receive a unique link to gain access to the meeting. Whether or not you will be able to attend the meeting, PLEASE VOTE YOUR SHARES PROMPTLY BY EITHER SIGNING AND RETURNING THE ACCOMPANYING PROXY CARD OR CASTING YOUR VOTE VIA TELEPHONE OR THE INTERNET AS DIRECTED ON THE PROXY CARD.

By Order of the Board of Directors,

Yuki Whitmire
Vice President, Associate General Counsel, and Corporate Secretary

April 3, 2024

Compensation Tables	62

Summary Compensation Table – 2023	62

Grants of Plan-Based Awards – 2023	63

Outstanding Equity Awards at Fiscal Year-End – 2023	64

Option Exercises and Stock Vested – 2023	65

Proposal 2 – Advisory Vote on 2023 Compensation of Named Executive Officers	72

Other Information	73

Beneficial Ownership of Common Stock of The Company	73

CEO Pay Ratio	75

Pay Versus Performance	76

Equity Compensation Plan Information	80

Proposal 3 – To Act Upon a Resolution, on an Advisory Basis, Regarding Whether the Advisory Stockholder Vote on the Compensation of Named Executive Officers Should Occur Every One, Two or Three Years	81

Proposal 4 – To Approve an Amendment to the 2016 Incentive Plan	82

Audit Committee Report	89

Independent Registered Public Accounting Firm	91

Principal Accountant Fees	91

Proposal 5 – Ratification of Deloitte & Touche LLP (“Deloitte”) as the Company’s Independent Registered Public Accounting Firm for the Year Ending December 31, 2024	92

Questions and Answers and Additional Information	93

Annex A Vistra Corp. – Non-GAAP Reconciliations	Annex A–1

Appendix A Vistra Corp. – 2016 Omnibus Incentive Plan	Appendix A–1

2024 Proxy Statement	i

PROXY SUMMARY INFORMATION

This summary is included to provide an introduction and overview of the information contained in this Proxy Statement. This is a summary only and does not contain all of the information we have included in this Proxy Statement. You should refer to the full Proxy Statement for more information about us and the proposals you are being asked to consider.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 1, 2024

The Proxy Statement and the 2023 Annual Report to Stockholders (the “Annual Report”) are available at www.proxydocs.com/VST.

ABOUT VISTRA

Vistra (NYSE: VST) is a leading Fortune 500 integrated retail electricity and power generation company that provides essential resources to customers, businesses, and communities from California to Maine. Based in Irving, Texas, Vistra is a leader in the energy transformation with an unyielding focus on reliability, affordability, and sustainability. The company safely operates a reliable, efficient power generation fleet of natural gas, nuclear, coal, solar, and battery energy storage facilities while taking an innovative, customer-centric approach to its retail business.

2024 Proxy Statement	1

PROXY SUMMARY INFORMATION

2023 BUSINESS HIGHLIGHTS

Vistra delivered strong results in 2023, exemplifying the durability of Vistra’s integrated operations, while continuing to execute against our strategic priorities. Vistra reported 2023 Net Income of $1.492 billion and Cash Flow from Operations of $5.453 billion. Vistra navigated another volatile year in both commodities markets and weather to achieve $4.14 billion of Ongoing Operations Adjusted EBITDA* ($440 million above the original guidance midpoint) and nearly $2.50 billion of Adjusted Free Cash Flow Before Growth* ($441 million higher than the original guidance midpoint) in 2023. We summarize key highlights of our 2023 results below. On March 1, 2024, the Company successfully closed the acquisition of Energy Harbor Corp. (“Energy Harbor”). The transaction combined Energy Harbor’s nuclear and retail businesses with Vistra’s nuclear and retail businesses and certain Vistra Zero renewables and storage projects under the newly formed “Vistra Vision” subsidiary holding company. The combination accelerates the growth of Vistra’s zero-carbon operations, adding approximately 4,000 megawatts of nuclear capacity and approximately 1 million retail customers. We are excited to welcome our new colleagues to the Vistra family and look forward to serving our retail and commercial customers as one team.

Performance Highlights

Exceeded 2023 previously revised guidance midpoints for Adj. EBITDA and Adj. FCFbG	95.5% total fleet commercial availability for 2023 managed through multiple extreme weather events across the country
3rd consecutive year year-over-year organic growth in TXU Energy Customer Counts

Strategy Execution

~1,020 MW of battery energy storage currently online	350 MW of zero-carbon generation and storage operating assets added in 2023	~20,000 MW of fossil-fueled power plants expected to retire by 2027 (since 2010)
~$300 million of dividends paid in 2023		~$3.50 billion shares repurchased from Nov. 2021 through Dec. 2023

*	See Annex A for a reconciliation of non-GAAP financial measures to the most comparable GAAP measure (as defined in Annex A).

2	2024 Proxy Statement

PROXY SUMMARY INFORMATION

Sustainability Highlights

Environmental
~50% reduction of GHG emissions achieved by year end 2023, from a 2010 baseline	~7,800 MW of zero-carbon generation currently online	~89% reduction of SO2 emissions achieved by year-end 2023, from a 2010 baseline
Governance
Sustainability Governance Framework ensures full Vistra Board and committee oversight of ESG initiatives		ESG Metrics incorporated into the employee and Executive Annual Incentive Plan
People and Communities
Disability:IN Vistra member of Disability:IN to further advance inclusion and equality. Recognized as a Best Place to Work in 2023	15 Employee Resource Groups with focus on Vistra culture and the community	14 Facilities recognized with OSHA VPP
$2 million donated in 2023 as part of our continued $10 million commitment (over 5 years) to support the advancement of business and education in diverse communities		>600 Employees participating in Vistra’s mentoring program
Recognitions
Supporting veteran-owned businesses One of 2023 Best Corporations for Veteran’s Business Enterprises®	Supporting women-owned businesses One of 2023 America’s Top Corporations for Women’s Business Enterprises National Council	Working safely National Mining Association’s Sentinels of Safety award for Kosse Mine

2024 Proxy Statement	3

PROXY SUMMARY INFORMATION

CORPORATE GOVERNANCE BEST PRACTICES

Our corporate governance policies and structures reflect best practices, including:

Annual election of directors and majority voting with a resignation policy

9 out of 10 director nominees are independent

Independent Audit, Social Responsibility & Compensation, Nominating & Governance, Sustainability & Risk, and Nuclear Oversight Committees

Regular executive sessions of independent directors

Separation of the Chairman of the Board (the “Chairman”) and Chief Executive Officer (“CEO”) positions

Risk oversight by full Board and committees, including Sustainability Governance Framework ensuring oversight over ESG matters and initiatives

Annually a separate Board meeting is devoted solely to the long-term strategy of the Company, in addition to regular discussions about Company strategy at meetings throughout the year

Frequent meetings of our non-management and independent directors

Directors limited to no more than two other public company boards, and the CEO limited to no more than one other public company board

Annual Board and committee assessments, including individual director interviews and assessments facilitated by third party

Tracking of Board education programs attended by directors with a recommendation that each director attend at least one Board education program every two years

Director onboarding program for new directors

Policies prohibiting pledging and hedging transactions involving the Company’s common stock, par value $0.01 per share (the “Common Stock”), by directors and executive officers, without General Counsel approval

Minimum stock ownership requirements for our directors and executive officers

Board review and public disclosure of political and lobbying contributions

Active stakeholder engagement

2023 COMPENSATION HIGHLIGHTS

In 2023, Vistra again received strong support for its executive compensation programs, with over 83% of the vote approving, on an advisory basis, our executive compensation. In 2023, as in prior years, the Social Responsibility & Compensation Committee considered input from our stockholders and other stakeholders as part of its annual review of Vistra’s executive compensation program. Based in part on discussions with stockholders, beginning in 2023 we adopted a new development and construction index to assess progress of renewable development targets and milestones.

We are committed to a pay for performance compensation philosophy, designed to:

4	2024 Proxy Statement

PROXY SUMMARY INFORMATION

Certain key features of our executive compensation program include:

Clawback policy in place for performance-based incentive awards

No tax gross-ups for executive officers (other than for relocation expenses under a program that is generally available to all employees)

Stock ownership guidelines applicable to our Chief Executive Officer and President and Executive Vice Presidents, including the Named Executive Officers (“NEOs”), and non-employee directors

“Double trigger” change in control benefits that require both the occurrence of a change in control and a qualifying termination of the NEO, meaning that the executive cannot trigger these benefits themselves

Independent compensation consultant hired by and reporting to Social Responsibility & Compensation Committee

DIRECTOR NOMINEE HIGHLIGHTS

Our director nominees collectively represent an extensive and diverse mix of skills, knowledge and experiences that are well-suited to our business.

Director Nominee Expertise

Corporate Governance/Public Board Experience
9/10

Finance/Accounting
9/10

Industry Expertise
9/10

Public Company Executive
6/10

Risk Management/Compliance
9/10

Strategy/Transactional
9/10

Climate Change and Sustainable Strategy/Policy(1)
5/10

Human Capital Management/DEI(2)
7/10

(1)

Climate Change and Sustainable Strategy/Policy: Expertise in climate change, climate-related risk management, and sustainability matters, including through formal certification programs or training or participating in significant continuing education on climate science and the technologies, stakeholders, and economic theories that have emerged to prevent climate change, or through a CEO position or other senior executive role with responsibility for managing climate change and its associated risks, and sustainability issues as business imperatives.

(2)

Human Capital Management/Diversity, Equity and Inclusion (“DEI”): Experience or expertise through a CEO position, human resources leadership role, or other senior executive role in the management and development of human capital, including management of a large workforce, compensation, company culture, and other human capital issues. With respect to DEI, responsibility for establishing, evaluating, overseeing, or promoting DEI goals and practices in a corporate or non-profit setting as a director or senior executive.

Corporate Governance / Public Board Experience	Finance / Accounting	Industry Expertise	Public Company Executive	Risk Management / Compliance	Strategy/ Transactional	Climate Change and Sustainable Strategy/Policy	Human Capital Management / Diversity, Equity & Inclusion

2024 Proxy Statement	5

PROXY SUMMARY INFORMATION

Key Attributes of Director Nominees

REFERENCES TO VISTRA

Unless otherwise indicated, references to “Vistra,” the “Company,” “we,” “our,” and “us” in the biographical and compensation information for directors and executive officers below refers to Board membership, employment, and compensation with respect to Vistra Corp.

INCORPORATION BY REFERENCE

To the extent that this Proxy Statement is incorporated by reference into any other filing by us under the Securities Act of 1933 (as amended, the “Securities Act”), or the Securities Exchange Act of 1934 (as amended, the “Exchange Act”), the sections of this Proxy Statement entitled “Social Responsibility & Compensation Committee Report” and “Audit Committee Report” will not be deemed incorporated unless specifically provided otherwise in such filing to the extent permitted by the rules of the Securities and Exchange Commission (“SEC”). Information contained on or connected to our website is not incorporated by reference into this Proxy Statement and should not be considered part of this Proxy Statement or any other filing that we make with the SEC.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information presented herein includes forward-looking statements within the meaning of safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, that are presented herein, that address activities, events or developments that may occur in the future (often, but not always, through the use of words such as “intend,” “plan,” “believe,” “expect,” “anticipate,” “estimate,” “should,” “may,” “predict,” “project,” “forecast,” “target,” “potential,” “goal,” “objective,” and “outlook”) are forward-looking statements. Although we believe that in making any such forward-looking statement our expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and risks that could cause results to differ materially from those projected in or implied by any such forward-looking statement, including those additional risks and factors discussed in reports filed with the SEC by the Company from time to time, including the uncertainties and risks discussed in the sections entitled “Risk Factors” and “Forward-Looking Statements” in our most recent annual report on Form 10-K and any subsequently filed quarterly reports on Form 10-Q. Any forward-looking statement speaks only at the date on which it is made, and except as may be required by law, the Company will not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events or circumstances.

New factors emerge from time to time, and it is not possible for us to predict them. In addition, we may be unable to assess the impact of any such event or condition or the extent to which any such event or condition, or combination of events and conditions, may cause results to differ materially from those contained in or implied by any forward-looking statement. As such, you should not unduly rely on such forward-looking statements.

6	2024 Proxy Statement

PROXY STATEMENT

PROPOSALS FOR STOCKHOLDER ACTION

	For More Information	Board Recommendation

Proposal 1: To elect 10 Directors to serve on the Board until the 2025 Annual Meeting	Page 8	✓ For

Proposal 2: To approve, on a non-binding advisory basis, our 2023 compensation of named executive officers	Page 72	✓ For

Proposal 3: To approve, on a non-binding advisory basis, whether the advisory stockholder vote on the compensation of named executive officers should occur every one, two or three years	Page 81	✓ One Year

Proposal 4: To approve an amendment to the Vistra Corp. 2016 Omnibus Incentive Plan to increase the number of shares available for issuance to plan participants under the 2016 Incentive Plan	Page 82	✓ For

Proposal 5: To ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the year ending December 31, 2024	Page 92	✓ For

ANNUAL MEETING INFORMATION

Time, Date and Place:

9:00 a.m. (CT) on Tuesday, May 1, 2024 via a virtual meeting. Register in advance at: www.proxydocs.com/VST.

In order to attend the 2024 Annual Meeting, you must register in advance at www.proxydocs.com/VST prior to the deadline of April 26, 2024 at 5:00 p.m. (ET). Following registration, you will immediately receive a confirmation e-mail, which will include information about when you should expect to receive a unique link to gain access to the virtual meeting.

Record Date:	March 22, 2024

Voting Methods:	Submit your proxy using the Internet (www.proxypush.com/VST)	Submit your proxy by telephone (1-866-829-5001)	If you request a printed copy of the proxy materials, complete, sign, date and return the proxy card in the envelope provided

Requesting Copies of Materials:

Current and prospective investors can access our Annual Report, Proxy Statement, notice and other financial information through the Investor Relations section of our website at www.vistracorp.com. The Company will also provide, without charge, a copy of these materials upon request made by phone at (214) 812-4600 or by writing to the Corporate Secretary of the Company at 6555 Sierra Drive, Irving, Texas 75039.

2024 Proxy Statement	7

PROPOSAL 1 – ELECTION OF DIRECTORS

DIRECTOR NOMINEES

Each nominee listed below currently serves as a director of the Board. The director nominees listed below intend to serve, if elected, on the Board as directors until the 2025 Annual Meeting and until their successors have been elected and qualified.

The director nominees are set forth below:

Experience, Qualifications & Skills(1)

Scott B. Helm Director, Chairman of the Board	Director since: 2017 Age: 59 Independent	🌑	🌑	🌑	🌑	🌑	🌑	🌑

Hilary E. Ackermann Director, Chair of the Sustainability & Risk Committee	Director since: 2018 Age: 68 Independent	🌑	🌑	🌑		🌑	🌑	🌑	🌑

Arcilia C. Acosta	Director since: 2020 Age: 58 Independent	🌑	🌑	🌑		🌑	🌑		🌑

Gavin R. Baiera	Director since: 2016 Age: 48 Independent	🌑	🌑	🌑			🌑		🌑

Paul M. Barbas Director, Chair of the Nominating & Governance Committee	Director since: 2018 Age: 67 Independent	🌑	🌑	🌑	🌑	🌑	🌑		🌑

James A. Burke President and Chief Executive Officer and Director	Director since: 2022 Age: 55	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑

Lisa Crutchfield Director, Chair of the Social Responsibility & Compensation Committee	Director since: 2020 Age: 61 Independent	🌑	🌑	🌑	🌑	🌑	🌑	🌑

Julie A. Lagacy	Director since: 2023 Age: 57 Independent	🌑	🌑		🌑	🌑	🌑	🌑	🌑

John W. (Bill) Pitesa Director, Chair of the Nuclear Oversight Committee	Director since: 2024 Age: 66 Independent			🌑		🌑

John R. Sult Director, Chair of the Audit Committee	Director since: 2018 Age: 64 Independent	🌑	🌑	🌑	🌑	🌑	🌑		🌑

(1)	All five Board Committees are independent.

The Board of Directors recommends that stockholders vote FOR the election of these director nominees to the Board.

Corporate Governance / Public Board Experience	Finance / Accounting	Industry Expertise	Public Company Executive	Risk Management / Compliance	Strategy / Transactional	Climate Change and Sustainable Strategy / Policy	Human Capital Management / Diversity, Equity & Inclusion

8	2024 Proxy Statement

PROPOSAL 1 – ELECTION OF DIRECTORS

DIRECTOR NOMINEE BIOGRAPHIES

Scott B. Helm Chairman of the Board

Experience, Qualifications & Skills

• Corporate Governance/Public Board Experience

• Finance/Accounting

• Industry Expertise

• Public Company Executive

• Risk Management/Compliance

• Strategy/Transactional

• Climate Change and Sustainable Strategy/Policy

Director Since: 2017 Age: 59	Board Committees: None

Biographical Information:

Mr. Helm has served as Chairman of the Board since October 2017. For over a decade, Mr. Helm has been a private investor based out of Baltimore, Maryland. Previously, Mr. Helm was a founding partner of Energy Capital Partners, a private equity firm focused on investing in North American energy infrastructure. Before that, he served as Executive Vice President and Chief Financial Officer at Orion Power Holdings, Inc., a publicly listed company that owned and operated power plants. Mr. Helm began his career at Goldman, Sachs & Co., first working in the fixed income division, then moving to the investment banking division. Mr. Helm also serves on the board of the Chesapeake Shakespeare Company. Mr. Helm received a bachelor’s degree in business administration from Washington University in St. Louis.

Qualifications:

Mr. Helm has extensive financial and industry knowledge. His specific experience in the energy industry and significant financial and executive experience, including his service as a founding partner of an energy infrastructure private equity fund and public company chief financial officer in the utilities sector, allow him to provide valuable guidance and knowledge to the Board and enable him to lead effectively in his capacity as Chairman.

2024 Proxy Statement	9

PROPOSAL 1 – ELECTION OF DIRECTORS

Hilary E. Ackermann

Experience, Qualifications & Skills

• Corporate Governance/Public Board Experience

• Finance/Accounting

• Industry Expertise

• Risk Management/Compliance

• Strategy/Transactional

• Climate Change and Sustainable Strategy/Policy

• Human Capital Management/Diversity, Equity & Inclusion

Director Since: 2018 Age: 68	Board Committees: Sustainability & Risk (Chair), Nuclear Oversight

Biographical Information:

Ms. Ackermann served as a director of Dynegy Inc. (“Dynegy”) from October 2012 until Dynegy’s merger with Vistra in April 2018 and joined the Board in conjunction with the Company’s acquisition of Dynegy. Ms. Ackermann was Chief Risk Officer with Goldman Sachs Bank USA from October 2008 to 2011. Ms. Ackermann began her career at Goldman Sachs in 1985 and served as Managing Director, Credit Department of Goldman, Sachs & Co., as VP, Credit Department, and as an Associate in the Credit Department prior to her role as Chief Risk Officer. Prior to joining Goldman, Ms. Ackermann served as Assistant Department Head of the Credit Department of Swiss Bank Corporation (now known as UBS). Ms. Ackermann served on the private board of directors and audit committee of Credit Suisse Holdings (USA), Inc. from January 2017 through December 2022, and served as chair of the risk committee, of Credit Suisse Holdings (USA), Inc. She currently serves on the private board and the audit committee, and serves as chair of the risk and compliance committee, of each of Hartford Series Fund, Inc., Hartford HLS Series Fund II, Inc., The Hartford Mutual Funds, Inc. and The Hartford Mutual Funds II, Inc. She previously served on the public board of directors of Apollo Investment Corporation. Ms. Ackermann received a bachelor’s degree in Russian from Georgetown University.

Qualifications:

Ms. Ackermann brings extensive experience assessing credit for major banking institutions, covering a variety of industries, including the power generation, electrical utilities and natural resources sectors, as well as in-depth coverage of commodities trading, including oil, natural gas and power as a risk manager. Ms. Ackermann currently serves as the Chair of the Sustainability & Risk Committee, where she contributes significantly to the review and evaluation of our enterprise risk assessment, risk management goals, management and tracking of environmental risks and opportunities, as well as external sustainability report.

10	2024 Proxy Statement

PROPOSAL 1 – ELECTION OF DIRECTORS

Arcilia C. Acosta

Experience, Qualifications & Skills

• Corporate Governance/Public Board Experience

• Finance/Accounting

• Industry Expertise

• Risk Management/Compliance

• Strategy/Transactional

• Human Capital Management/Diversity, Equity & Inclusion

Director Since: 2020 Age: 58	Board Committees: Audit, Nominating & Governance

Biographical Information:

Ms. Acosta has served on the Board since 2020. Ms. Acosta has served as the CEO of CARCON Industries and Construction, a full-service construction firm, since 2000 and as the Founder and CEO of Southwestern Testing Laboratories, a geotechnical engineering and construction materials testing firm, since 2003. Ms. Acosta has served on the corporate boards of Magnolia Oil and Gas Corporation since 2017 and Veritex Holdings, Inc. since 2021. Prior board service includes ten years as a director of Energy Future Holdings Corporation, Legacy Texas Financial Group, N.A. from 2015 to 2019, and ONE Gas, Incorporated from July 2018 through February 2020. In addition, Governor Abbott appointed Ms. Acosta to several prominent positions: as one of three Co-Chairs of the 2023 Texas Inaugural Committee in November 2022, to the Texas Tech University Board of Regents for a six-year term in April 2021, to the Texas Higher Education Coordinating Board for a three-year term in

March 2016, and in March 2020 to the Strike Force to Open Texas for COVID-19. Ms. Acosta’s civic boards include the Communities Foundation of Texas, Junior League of Dallas Community Advisory Board, and the Dallas Citizens Council where she was recently named Chairman to serve from 2023 through 2026. Ms. Acosta graduated from Texas Tech University and completed the Harvard University Business School Corporate Governance Program.

Qualifications:

Ms. Acosta brings extensive experience in executive management, operations, safety, construction management and engineering management. In addition, she has served on the boards of directors of other publicly traded and private companies, including oversight responsibilities on matters relating to executive compensation, corporate governance, and audit. Ms. Acosta currently serves on the Company’s Audit and Nominating & Governance Committees.

2024 Proxy Statement	11

PROPOSAL 1 – ELECTION OF DIRECTORS

Gavin R. Baiera

Experience, Qualifications & Skills

• Corporate Governance/Public Board Experience

• Finance/Accounting

• Industry Expertise

• Strategy/Transactional

• Human Capital Management/Diversity, Equity & Inclusion

Director Since: 2016 Age: 48	Board Committees: Social Responsibility & Compensation, Sustainability & Risk

Biographical Information:

Mr. Baiera has served on the Board since 2016. Mr. Baiera is a senior managing director, partner, and portfolio manager at Centerbridge Partners, L.P, which is a multi-strategy private investment firm focused on private equity, credit, and real estate, and the CEO of Overland Advantage, a business development company focused on direct lending. He previously served as a managing director at Angelo, Gordon & Co., where he was the global head of the firm’s corporate credit activities and portfolio manager for its distressed funds. Mr. Baiera was also a member of the firm’s executive committee. Prior to joining Angelo, Gordon in 2008, Mr. Baiera was the co-head of the strategic finance group at Morgan Stanley, which was responsible for all origination, underwriting, and distribution of restructuring transactions. Prior to that, Mr. Baiera worked at General Electric Capital Corporation, concentrating on underwriting and investing in restructuring transactions. Mr. Baiera has served on numerous boards of directors including, most recently, MACH Gen, Orbitz Worldwide, and Travelport Worldwide. He received a bachelor’s degree in economics and finance from Fairfield University and a Master of Business Administration from the University of Southern California.

Qualifications:

Mr. Baiera has extensive experience in corporate finance and strategic business planning activities. In addition, he has served on the boards of directors of other publicly traded and private companies, including oversight responsibilities on matters relating to executive compensation and compensation strategy, making him a valuable member of the Board and the Social Responsibility & Compensation Committee and the Sustainability & Risk Committee.

12	2024 Proxy Statement

PROPOSAL 1 – ELECTION OF DIRECTORS

Paul M. Barbas

Experience, Qualifications & Skills

• Corporate Governance/Public Board Experience

• Finance/Accounting

• Industry Expertise

• Public Company Executive

• Risk Management/Compliance

• Strategy/Transactional

• Human Capital Management/Diversity, Equity & Inclusion

Director Since: 2018 Age: 67	Board Committees: Nominating & Governance (Chair), Nuclear Oversight

Biographical Information:

Mr. Barbas has served on the Board since 2018. Mr. Barbas previously served on the board of Dynegy from October 2012 until Dynegy’s merger with Vistra in April 2018 and joined the Board in conjunction with the Company’s acquisition of Dynegy. Mr. Barbas previously served as president and chief executive of DPL Inc. and its principal subsidiary, The Dayton Power and Light Company (DP&L), and he also served on the boards of DPL Inc. and DP&L. He also previously served as executive vice president and chief operating officer of Chesapeake Utilities Corporation, a diversified utility company engaged in natural gas distribution, transmission, and marketing, propane gas distribution and wholesale marketing, and other related services, and he was executive vice president of Allegheny Power. Mr. Barbas also served on the public boards of Pepco Holdings, Inc. and El Paso Electric, Inc. Mr. Barbas also serves as a volunteer at the Scorton Creek Game Farm, helping to maintain trails and conservation land overseen by the Massachusetts Division of Fisheries and Wildlife.

Mr. Barbas received a bachelor’s degree in economics from College of the Holy Cross and a Master of Business Administration in finance and marketing from the University of Massachusetts.

Qualifications:

Mr. Barbas brings extensive utility, management and oversight experience, having served in executive management positions with various utility and other companies. He also has a broad background in finance and marketing and brings a strong understanding of power operations and energy markets. In addition, he had oversight of information technology functions while at DPL and was responsible for several financial systems implementations during his career at GE. He also brings to the Board substantive knowledge about a variety of issues related to the Company’s business and currently serves as Chair of the Nominating & Governance Committee, where he contributes significantly to the oversight responsibilities and strategic direction of the Company’s corporate governance policies.

2024 Proxy Statement	13

PROPOSAL 1 – ELECTION OF DIRECTORS

James A. Burke President & Chief Executive Officer

Experience, Qualifications & Skills

• Corporate Governance/Public Board Experience

• Finance/Accounting

• Industry Expertise

• Public Company Executive

• Risk Management/Compliance

• Strategy/Transactional

• Climate Change and Sustainable Strategy/Policy

• Human Capital Management/Diversity, Equity & Inclusion

Director Since: 2022 Age: 55	Board Committees: None

Biographical Information:

Mr. Burke has served as the President and Chief Executive Officer since August 1, 2022. Prior to his current role he served as President and Chief Financial Officer of the Company since December 2020. Mr. Burke previously served as Executive Vice President and Chief Operating Officer of the Company since October 2016. Prior to joining the Company, he served as Executive Vice President of Energy Future Holdings Corp. (the “Predecessor”) since February 2013 and President and Chief Executive of TXU Energy, a subsidiary of the Company, since August 2005. Previously, Mr. Burke was Senior Vice President Consumer Markets of TXU Energy. Mr. Burke started his career with Deloitte Consulting, and held a variety of roles with The Coca-Cola Company, Reliant Energy and Gexa Energy prior to TXU Energy. Mr. Burke served as the Chairman of the board of directors of Marucci Sports, a privately held business which was successfully sold to private equity in 2020. Mr. Burke is currently a board member of the Nuclear Energy Institute, the United Way Foundation of Metropolitan Dallas, Ursuline Academy of Dallas, Dallas

Citizens Council, and as an advisory board member for the Tulane University Energy Institute. Mr. Burke is a graduate of Tulane University, where he earned a bachelor’s degree in economics and a master’s of business administration in finance and general management. Mr. Burke is a licensed certified public accountant and has also earned the designation as a chartered financial analyst. In addition, Mr. Burke has completed the Massachusetts Institute of Technology Nuclear Reactor Technology Course.

Qualifications:

Mr. Burke’s 20 years of serving in various senior leadership positions with the Company brings to the Board significant knowledge and understanding of the Company’s assets and operations across its generation, nuclear, retail, and renewables businesses, including climate related risk management experience. The Board believes that Mr. Burke’s service as our CEO provides the Board with an important link with management and Mr. Burke’s valuable perspectives on the Company’s business, operations, and execution of its strategic plan.

14	2024 Proxy Statement

PROPOSAL 1 – ELECTION OF DIRECTORS

Lisa Crutchfield

Experience, Qualifications & Skills

• Corporate Governance/Public Board Experience

• Finance/Accounting

• Industry Expertise

• Public Company Executive

• Risk Management/Compliance

• Strategy/Transactional

• Climate Change and Sustainable Strategy/Policy

Director Since: 2020 Age: 61	Board Committees: Social Responsibility & Compensation (Chair)

Biographical Information:

Ms. Crutchfield has served on the Board since 2020. Ms. Crutchfield is managing principal of Hudson Strategic Advisers, LLC, an economic analysis and strategic advisory firm to the energy, utility and government sectors since 2012. Prior to launching this consulting practice, she served as Executive Vice President and Chief Regulatory, Risk and Compliance Officer for the U.K.-based National Grid plc, a global energy provider, from 2008 to 2012. Ms. Crutchfield also served on the board of National Grid USA as an executive director. She has served in executive roles as Senior Vice President of Regulatory and External Affairs at PECO, an Exelon Company, from 2003 to 2008, Vice President and General Manager at TIAA-CREF, and Vice President of Energy Policy and Strategy at Duke Energy Corporation from 1997 to 2000. Ms. Crutchfield was appointed to the Pennsylvania Public Utility Commission as Vice Chairman in 1993 and served until 1997, earning the designation as an expert in liberalizing the electric and gas markets. She began her career as a commercial and investment banker. Ms. Crutchfield currently serves on the boards of two other publicly traded companies, Fulton Financial Corporation since 2014 and Fortis Inc. since 2022, and previously served on the public board of Unitil

Corporation. Ms. Crutchfield earned a bachelor’s degree in economics and political science from Yale University and a Master of Business Administration with distinction in finance from Harvard Business School. Ms. Crutchfield is also a Leadership Fellow of the National Association of Corporate Directors (NACD).

Qualifications:

Ms. Crutchfield brings extensive experience leading corporate teams and has extensive knowledge of the financial industry and business practices with expertise in risk mitigation, compliance, and regulatory matters. As demonstrated by her officer roles at Duke Energy Corporation and Exelon and as utility executive at National Grid, she has extensive experience in sustainability. In addition, she has written state and federal legislation relating to renewable energy regulation, and has advised numerous utilities on the long-term implications of a competitive energy market in their respective states. She has served on the boards of several other publicly traded and privately held companies including on their compensation, governance, and risk committees. Ms. Crutchfield currently serves as the Chair of the Social Responsibility & Compensation Committee.

2024 Proxy Statement	15

PROPOSAL 1 – ELECTION OF DIRECTORS

Julie A. Lagacy

Experience, Qualifications & Skills

• Corporate Governance/Public Board Experience

• Finance/Accounting

• Public Company Executive

• Risk Management/Compliance

• Strategy/Transactional

• Climate Change and Sustainable Strategy/Policy

• Human Capital Management/Diversity, Equity & Inclusion

Director Since: 2023 Age: 57	Board Committees: Social Responsibility & Compensation, Sustainability & Risk

Biographical Information:

Ms. Lagacy has served on the Board since 2023. Ms. Lagacy was chief sustainability and strategy officer at Caterpillar Inc., a manufacturer of construction and mining equipment, diesel and natural gas engines, industrial gas turbines and diesel-electric locomotives, from November 2021 through January 2023. Ms. Lagacy began her career with Caterpillar in 1988 and served as product and commercial manager from 1999 until 2004, human resources manager from 2004 until 2006, senior business resource manager (Global Mining) from 2006 until 2012, and chief financial officer (Global Mining) from 2012 until 2013. From 2013 until 2014, Ms. Lagacy served as vice president (Financial Services Division) and served as vice president of global information services and chief information officer from 2014 until 2020. Before being named Caterpillar’s chief sustainability and strategy officer, she served as vice president of enterprise strategy from 2020 to October 2021. Ms. Lagacy previously served on the public board of RPM International Inc., provider of specialty coatings, sealants, building materials and related services, from 2017 to 2023. In addition, Ms. Lagacy will stand for election to the board of directors of Nutrien Ltd., a leading provider of crop inputs and services, at Nutrien’s annual meeting of shareholders in May 2024. Ms. Lagacy also serves on the board of the Illinois Cancer Care Charitable Foundation. She earned dual bachelor’s degrees in Management and Economics from Illinois State University, an M.B.A. degree from Bradley University, a Certificate in Cybersecurity Oversight from Carnegie Mellon University’s Software Engineering Institute, and is a Certified Management Accountant.

Qualifications:

Ms. Lagacy brings extensive executive management experience, including financial, strategic, technology, cybersecurity, ESG, sustainability, management development, acquisitions, and capital allocation. Specifically with regard to cybersecurity matters, Ms. Lagacy earned a Certificate in Cybersecurity Oversight from Carnegie Mellon University’s Software Engineering Institute. She currently serves on the Social Responsibility & Compensation Committee and the Sustainability & Risk Committee.

16	2024 Proxy Statement

PROPOSAL 1 – ELECTION OF DIRECTORS

John W. (Bill) Pitesa		Experience, Qualifications & Skills • Industry Expertise • Risk Management/Compliance
Director Since: 2024 Age: 66	Board Committees: Nuclear Oversight (Chair)

Biographical Information:

Mr. Pitesa was appointed to the Board in March 2024. Mr. Pitesa has spent his entire career in the nuclear industry. From 2020 until the Merger, Mr. Pitesa served on the board of directors of Energy Harbor where he was the chair of the Nuclear Committee of Energy Harbor. He retired in 2018 after working at the Nuclear Energy Institute (NEI) as chief nuclear officer. Previously, Mr. Pitesa served as chief nuclear officer for Duke Energy where he first joined in 1980 and served in numerous management positions, including serving two years as a loaned employee to the Institute of Nuclear Power Operations (INPO). During that time, he also supported the International Atomic Energy Agency (IAEA) and the World Association of Nuclear Operators (WANO) by serving on nuclear plant review teams. Mr. Pitesa holds a Bachelor of Science degree in electrical engineering from Auburn University. He is a registered professional engineer in North Carolina and a graduate of Harvard’s Advanced Management Program.

Qualifications:

Mr. Pitesa, through his 38 years of experience at Duke Energy, including executive experience as chief nuclear officer, brings expertise in the nuclear energy field and in leading highly-technical organizations through complex tactical and strategic decisions. His specific experiences integrating the Progress Energy and Duke Energy nuclear organizations and processes into a single, high performing nuclear fleet and serving on the Energy Harbor board of directors make him uniquely well-qualified to provide oversight to our nuclear operations and the integration of the Energy Harbor nuclear plants as Chair of our Nuclear Oversight Committee.

2024 Proxy Statement	17

PROPOSAL 1 – ELECTION OF DIRECTORS

John R. (J. R.) Sult

Experience, Qualifications & Skills

• Corporate Governance/Public Board Experience

• Finance/Accounting

• Industry Expertise

• Public Company Executive

• Risk Management/Compliance

• Strategy/Transactional

• Human Capital Management/Diversity, Equity & Inclusion

Director Since: 2018 Age: 64	Board Committees: Audit (Chair)

Biographical Information:

Mr. Sult has served on the Board since 2018. Mr. Sult previously served on the board of Dynegy and joined the board in conjunction with the company’s acquisition of Dynegy. Previously, he was executive vice president and chief financial officer of Marathon Oil Corporation and was executive vice president and chief financial officer of El Paso Corporation prior to that. Prior to joining El Paso, Mr. Sult served as vice president and controller of Halliburton Energy Services. Prior to joining Halliburton, Mr. Sult was an audit partner with Arthur Andersen LLP. Mr. Sult currently serves on the board and is chair of the nominating and corporate governance committee of Sitio Royalties, Corp., a public company, joining the board following the company’s merger with Brigham Minerals, Inc., a public company, where he previously served on the board. In addition, Mr. Sult previously served as a director of Jagged Peak Energy, Inc., a public company, as well as the general partner of El Paso Pipeline Partners, L.P., a public company. Mr. Sult serves as a member of the Advisory Board of Boys and Girls Country of Houston, Inc., a non-profit entity, previously serving as a member of the Executive Committee of the Board of

Directors and Chairman of the Strategic Planning Committee. Mr. Sult received a bachelor’s degree with special attainments in commerce from Washington & Lee University and is a licensed certified public accountant in the State of Texas.

Qualifications:

Mr. Sult, through his experience in senior executive financial positions with large public companies, brings significant knowledge of accounting, capital structures, finance, financial reporting, strategic planning and forecasting to the Board. Mr. Sult has extensive knowledge of the energy industry. As a CFO, he also has had leadership responsibility for the information technology organization in a Fortune 500 company. Further, he has served as an audit partner at a major accounting firm, which, in addition to his other experience, qualifies him as an “audit committee financial expert.” He currently serves as the Chair of the Audit Committee, where he contributes significantly to the oversight of the integrity of our financial statements, internal controls and ethics and compliance functions.

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CORPORATE GOVERNANCE

DIRECTOR QUALIFICATIONS AND NOMINATION PROCESS

Director Qualifications

In addition to each director’s individual qualifications, including his or her knowledge, skills and experience mentioned above, the Company believes that each of our directors possesses high ethical standards, acts with integrity, and exercises careful judgment. Each is committed to employing his or her skills and abilities in the long-term interests of the Company and our stockholders. Collectively, our directors are knowledgeable and experienced in business, governmental, and civic endeavors, further qualifying them for service as members of the Board.

Any director nominee is evaluated in accordance with the qualifications set forth in our Corporate Governance Guidelines and the other characteristics that we value as part of our corporate culture. We require that directors possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of our stockholders at large. They must also have an inquisitive and objective perspective, practical wisdom, mature judgment and sufficient personal resources such that any director compensation to be received from the Company would not be sufficiently meaningful to impact their judgment in reviewing matters coming before the Board. Finally, they must be able to work compatibly with the other members of the Board and otherwise have the experience and skills necessary to enable them to serve as productive Board members. Directors also must be willing to devote sufficient time to carrying out their fiduciary duties and other responsibilities effectively and should be committed to serve on the Board for an extended period of time. For additional information, please read our Corporate Governance Guidelines.

In connection with the director nominations for the 2024 Annual Meeting, the Nominating & Governance Committee also considered the director nominees’:

(1)	knowledge of corporate governance issues, coupled with an appreciation of their practical application;

(2)	service as a director or executive of a publicly traded company and other board experience;

(3)	experience in the energy and utility industry and understanding of the energy and commodity markets;

(4)	finance and accounting expertise, including audit, internal controls, risk management and cybersecurity experience;

(5)	experience in and knowledge of commercial and market risk assessment and management;

(6)	knowledge in the areas of laws and regulations related to environmental, health, safety, regulatory and other key industry issues;

(7)	strategic planning skills; and

(8)	experience in transactional and capital markets matters.

Each director nominee brings a strong and unique background and set of skills to the Board, giving the Board as a whole competence and experience in a wide variety of areas, including energy, nuclear generation, wholesale power generation and marketing, commodities, risk management, strategic planning, legal, corporate governance and board service, executive management, climate change and sustainability strategy, regulatory and policy development, accounting and finance, and operations. For information concerning each director’s various qualifications, attributes, skills and experience considered important by the Board in determining that such nominee should serve as a director, as well as each nominee’s principal occupation, directorships and additional biographical information, please read the section entitled “Director Skills and Experience” on page 8 and “Director Nominee Biographies” beginning on page 9.

Director Selection Process

The Nominating & Governance Committee is responsible for identifying individuals qualified to become Board members and recommending to the Board the nominees for election as directors of the Company. The Nominating & Governance Committee’s policy is to consider recommendations for such director nominees, including those submitted by current directors, members of management, or by stockholders, on the bases described below. In this regard, stockholders may recommend director nominees by writing to the Nominating & Governance Committee c/o the Corporate Secretary of the Company, 6555 Sierra Drive, Irving, Texas 75039. Any such recommendations from stockholders received by the Corporate Secretary of the Company will be promptly provided to the Nominating &

2024 Proxy Statement	19

CORPORATE GOVERNANCE

Governance Committee. Recommendations to be considered by the Nominating & Governance Committee for the 2025 Annual Meeting should be submitted as described under “Advance Notice Stockholder Proposals or Nominations” on page 99.

The Nominating & Governance Committee annually reviews the composition of the Board as a whole and recommends, if necessary, measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skills, expertise and diversity required for the Board as a whole and contains at least the minimum number of independent directors required by applicable laws and regulations.

In anticipation of the acquisition of Energy Harbor, the Nominating & Governance Committee undertook a detailed and thorough director nomination process and engaged the assistance of a third party executive search firm to identify, interview, and evaluate potential director candidates specifically with nuclear industry experience who also had executive and/or public company/corporate board experience. Following this process, the Nominating & Governance Committee recommended the appointment of Mr. Pitesa to the Board and the conversion of the Company’s existing Nuclear Oversight Advisory Board to a standing committee of the Board, renamed the Nuclear Oversight Committee, with Mr. Pitesa serving as Chair. Mr. Pitesa’s leadership, experience, and expertise in the nuclear energy field will be valuable to the Board’s continued oversight of the safe and efficient operation of the Company’s expanded nuclear fleet.

Identification of Candidates and Diversity

The Nominating & Governance Committee identifies director nominees in various ways. In identifying and evaluating director nominees, the Nominating & Governance Committee may consult with members of the Board, Company management, consultants, and other individuals likely to possess an understanding of the Company’s business and knowledge of suitable candidates. In making its recommendations, the Nominating & Governance Committee assesses the requisite skills and qualifications of director nominees and the composition of the Board as a whole in the context of the Board’s criteria and needs.

Such assessments will be consistent with the Board’s criteria for membership, including: (i) not less than a majority of directors shall satisfy the New York Stock Exchange’s (“NYSE”) independence requirements; (ii) all directors shall possess judgment, character, expertise, skills and knowledge useful to the oversight of the Company’s business; (iii) business, governmental, civic or other relevant experience; and (iv) consideration will be given to the extent to which the interplay of the director nominee’s qualifications and diversity of cultural background, gender, experience and viewpoints with those of other Board members will build a Board that is effective, in light of the Company’s business and structure. The Nominating & Governance Committee does not assign specific weights to particular criteria, and no particular criterion is necessarily applicable to all Board members. The Nominating & Governance Committee will consider diversity criteria in the context of the perceived needs of the Board as a whole and seek to achieve a diversity of backgrounds and perspectives on the Board. The Board is asked to assess whether the Board is appropriately diverse as part of the annual evaluation of the Board.

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CORPORATE GOVERNANCE

Board of Directors and Committee Evaluation Process

The Board recognizes that a rigorous evaluation process is an essential component of strong corporate governance practices and promoting ongoing Board and Committee effectiveness. Consistent with best practice, the Company’s Corporate Governance Guidelines and each of the Committees’ Charters, the Nominating & Governance Committee oversees the annual evaluation of the performance of the Board and the Committees, with the Chairman and the Chair of the Nominating & Governance Committee maintaining a substantial role in facilitating discussion among the Board and the Committees. For the 2023 evaluation year, the Nominating & Governance Committee incorporated individual director interviews facilitated by a third party which are designed to assess overall Board effectiveness as well as individual director performance. In 2023, 100% of director nominees serving on the Board in 2023 participated in the Board and Committee evaluation process.

1 *Review of Evaluation Process*

Nominating & Governance Committee reviews evaluation process annually

2 *Advanced Questionnaire*

Covers:

- Board and Committee efficiency and effectiveness
- Board and Committee composition, including tenure, leadership, diversity, and individual skillsets
- Board processes and best practices
- Oversight responsibilities and Committee duties
- Focus on risk management and strategic matters
- Quality and frequency of meetings
- Quality of information and materials provided to Board
- Board culture

3 *One-on-One Interviews*

- One-on-one interviews conducted by independent, third-party facilitator with each director
- Provides additional feedback on overall Board effectiveness, individual director performance, strengths and contributions, and Board development goals

4 *Evaluation Results*

- To protect anonymity and integrity of evaluation process, Company's legal counsel compiles report of evaluation responses, which is initially provided to Chairman and Chair of the Nominating & Governance Committee
- Report, including evaluation results and specific areas of focus for Board and Committees, is presented to each Committee and full Board in executive session to encourage candid discussion and feedback
- Discussion of specific areas where the Board would like to focus to enhance its effectiveness

Feedback Incorporated

After receiving feedback from the Chairman and Chair of the Nominating & Governance Committee, the Corporate Secretary monitors any action items resulting from the Board and Committee discussions, and utilizes the results to facilitate, together with the CEO and executive management, workplans, director succession plans, committee leadership and membership refreshment plans, and board candidate evaluations for the upcoming year and thereafter.

2024 Proxy Statement	21

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE OVERVIEW

The following summarizes key elements of our corporate governance practices:

Board Independence

•  9 out of 10 directors standing for election are independent (CEO is sole member of management serving on the Board)

•  All members of the Audit, Social Responsibility & Compensation, Nominating & Governance, Sustainability & Risk, and Nuclear Oversight Committees are independent

•  Separate Chairman and CEO roles

•  Outside board service requires approval from the Nominating & Governance Committee and a limit on the number of total boards on which any director may serve concurrently to two other public company boards, or one other public company board in the case of the CEO

•  Personal loans or other extensions of credit to or for any director or executive officer are prohibited

Director Elections

•  Annual election of directors

•  Majority voting in uncontested elections and plurality voting in contested elections, with director resignation policy

•  If a director does not receive the vote of a majority of votes cast, the director is obligated to promptly tender his or her resignation to the Nominating & Governance Committee, which will become effective upon acceptance by the Board in its sole discretion within 90 days following certification of the election results

Board Best Practices

•  Nominating & Governance Committee annually reviews composition of the Board, ensuring the Board reflects an appropriate balance of knowledge, experience, diversity, skills and expertise

•  Routine assessment by Nominating & Governance Committee of overall corporate governance profile and potential enhancements thereto

•  Annual Board and committee self-evaluation process, including individual director interviews and assessments facilitated by a third party to further assess Board effectiveness as well as individual director performance, with identification and tracking of specific follow up actions for continuous improvement

•  Access to and engagement of outside advisors and consultants to assist the Board and the Committees in the performance of their duties, as appropriate

•  Director onboarding and continuing education program, including Company site visits and information sessions with Company management

•  Tracking of Board education programs attended by directors with a recommendation that each director attend at least one Board education program every two years

Regular Board Engagement

•  Formal Board and Committee meetings each quarter, including an annual strategic planning meeting, and frequent telephonic meetings on emerging matters in the interim

•  Committee Chairs have regular engagement with management liaison (e.g., Audit Chair with Chief Financial Officer (“CFO”), Chief Accountant and Controller, and Vice President of Internal Audit)

•  Regular executive sessions of independent directors

Board Oversight

•  Sustainability Governance Framework ensuring oversight over ESG matters and initiatives

•  Board oversight of cybersecurity risk and review of political and lobbying contributions

•  Ongoing succession planning for the CEO and other senior management

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CORPORATE GOVERNANCE

Stock Ownership Requirements

•  Prohibitions against directors and executive officers:

-  holding our securities in a margin account or pledging our securities; or

-  engaging in any hedging transaction with respect to our securities held by them, without General Counsel approval (as further described under “Insider Trading Policy and Prohibition on Hedging and Pledging” on page 41 of this Proxy Statement)

•  Minimum stock ownership requirements for our directors and executive officers

•  Clawback policy relating to performance-based incentive compensation of our executives following a restatement that impacts the achievement of performance targets relating to that compensation

Stockholder and Stakeholder Engagement

•  Annual advisory vote to approve executive compensation

•  Regular, transparent communication with our stockholders and other stakeholders

•  Our investor relations team regularly meets with stockholders, prospective stockholders and investment analysts, and frequently includes our CEO, CFO, or other members of management; the Chairman of the Board also periodically attends meetings with stockholders

•  Members of our management team regularly engage with stockholders and other stakeholders to discuss our sustainability strategy and initiatives, corporate governance, and executive compensation practices, Company culture, human capital management, and to solicit feedback on these and a variety of other topics of interest

•  Directors expected to attend all annual stockholder meetings absent unusual circumstances

DIRECTOR INDEPENDENCE

We follow the NYSE’s requirements for determining director independence. Based on the application of these standards and pursuant to the requirements of the NYSE and the SEC, the Board has determined that:

(i)	The following directors are independent: Mses. Ackermann, Acosta, Crutchfield, and Lagacy and Messrs. Baiera, Barbas, Helm, Pitesa, and Sult.

(ii)	The Board has determined that each of Ms. Acosta and Mr. Sult qualify as an “Audit Committee Financial Expert” as defined in Item 401(h) of Regulation S-K promulgated under the Securities Act.

(iii)

The Board has determined that each of Ms. Acosta and Mr. Sult, members of the Audit Committee, possesses the necessary level of financial literacy required to enable each of them to serve effectively as an Audit Committee member and satisfies the heightened independence requirements under NYSE and SEC requirements for Audit Committee members.

(iv)

The Board has determined that each of Mses. Crutchfield and Lagacy and Mr. Baiera, members of the Social Responsibility & Compensation Committee, satisfies the heightened independence requirements under NYSE and SEC standards for compensation committee members.

(v)

Messrs. Ferraioli and Hunter were also determined to be independent and qualified under the NYSE rules to serve on their respective committees in 2023 through the Annual Meeting at which time they will not be standing for reelection. Following the effective date of the resignations of Messrs. Ferraioli and Hunter, the Nominating & Governance Committee will assess committee membership to appoint qualified independent directors to fill the vacancies on the committees, including the Audit Committee.

BOARD LEADERSHIP STRUCTURE

As set forth in our Corporate Governance Guidelines, the Board does not have a policy with respect to the separation of the offices of the Chairman and CEO. The Board believes that this issue is part of the succession planning process and that it is in the best interests of the Company for the Board to make a determination regarding this issue any time it elects a new CEO and thereafter as deemed appropriate.

2024 Proxy Statement	23

CORPORATE GOVERNANCE

During 2023, the Company maintained separate CEO and Chairman roles. The Company has determined this to be the appropriate leadership structure at this time to maintain independent Board leadership that can still benefit from the insight of our CEO. The Chairman, among other things, (a) exercises the rights and discharges the obligations of the Chairman as set forth in the Company’s Bylaws, including presiding at meetings of stockholders and the Board, (b) collaborates with the Board and the CEO on the schedule for Board meetings and agenda items, including gathering the Board’s input on agenda items and information needs associated with those agenda items, and approves meeting schedules, agendas and associated information sent to the Board, (c) establishes agendas for executive sessions of the Board, in consultation with the CEO, (d) presides at executive sessions of the Board and coordinates feedback to the CEO regarding issues discussed in executive session, (e) coordinates new director searches, in conjunction with the Nominating & Governance Committee and CEO, and presents candidates for consideration to the Nominating & Governance Committee and the Board, (f) serves as an information resource for other directors and acts as liaison between directors, committee chairs, and management, (g) develops a positive, collaborative relationship with the CEO, (h) if requested by major stockholders, is available for consultation and direct communication, and (i) performs such other duties and responsibilities as requested by the Board.

If a different determination is made in the future regarding the separation of the Chairman and CEO positions, such that the CEO is the Chairman, a Lead Director shall be elected by the non-management directors of the Board to: (i) serve as a liaison between the Chairman and the independent directors, (ii) lead executive sessions of the Board, (iii) have authority to call meetings of the independent directors, (iv) approve Board meeting schedules, agendas and associated information sent to the Board, (v) lead the Board in discussions concerning the CEO’s employment and performance and CEO succession, (vi) if requested by major stockholders, be available for consultation and direct communication, and (vii) perform such other duties and responsibilities as requested by the Board.

MEETINGS OF THE BOARD AND ITS COMMITTEES

The standing Committees of the Board and the current membership of each Committee are shown below. The Nominating & Governance Committee reviews the composition of the committees at least annually and determines if any changes should be recommended to the Board.

Meeting Attendance and Executive Sessions

During the 2023 fiscal year, each director attended more than 75% of the total number of Board meetings and meetings of the Committees on which they served. In accordance with our Corporate Governance Guidelines, directors are expected to attend all scheduled Board meetings and meetings of the Committees of the Board on which they serve. In addition, directors are expected to attend all other Committee meetings when possible. Non-management directors meet regularly in executive sessions, and the Chairman presides over those executive sessions.

As detailed in our Corporate Governance Guidelines, Board members are expected to attend each annual meeting of stockholders absent unusual circumstances. All eleven directors that were members of the Board at the time attended the 2023 annual meeting of stockholders.

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CORPORATE GOVERNANCE

Committee Membership, Independence, and Qualifications

The Nominating & Governance Committee recommends committee memberships and chairpersons to the Board and considers periodically rotating directors among the committees. The current membership of the Committees of the Board with respect to the director nominees is shown in the table below.

	Audit Committee	Social Responsibility & Compensation Committee	Nominating & Governance Committee	Sustainability & Risk Committee	Nuclear Oversight Committee

Independent Directors:

Hilary E. Ackermann				Chair	Member

Arcilia C. Acosta(1)	Member		Member

Gavin R. Baiera		Member		Member

Paul M. Barbas			Chair		Member

Lisa Crutchfield		Chair

Brian K. Ferraioli(1)(2)	Member		Member

Scott B. Helm(3)

Jeff D. Hunter(2)		Member		Member

Julie A. Lagacy		Member		Member

John W. (Bill) Pitesa(4)					Chair

John R. Sult(1)	Chair

Employee Directors:

James A. Burke

Number of Meetings in 2023	5	6	3	4	—(5)

(1)

“Audit committee financial expert,” as defined by the SEC and NYSE, and as determined by the Board. Background information on each audit committee financial expert can be found in the director nominee biographies beginning on page 9.

(2)	Director is not standing for re-election at the 2024 Annual Meeting.
(3)	Mr. Helm serves as Chairman of the Board.
(4)	Mr. Pitesa was appointed to the Board in March 2024.
(5)

The Nuclear Oversight Committee was established as a standing Board committee in March 2024. The Nuclear Oversight Advisory Board, which reported to the Board on nuclear oversight matters until March 2024, met three times in 2023, including one meeting at our Comanche Peak Nuclear Power Plant.

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CORPORATE GOVERNANCE

Board Committees

The Board has the following five standing Committees: (i) Audit, (ii) Social Responsibility & Compensation, (iii) Nominating & Governance, (iv) Sustainability & Risk, and (v) Nuclear Oversight (each, a “Committee”). The functions of each Committee are described below.

Audit Committee Members: John R. Sult (Chair) Arcilia C. Acosta Brian K. Ferraioli

Primary Responsibilities: Appoints, retains, oversees, evaluates and compensates the independent auditors; reviews the annual audited and quarterly consolidated financial statements; reviews significant matters regarding accounting principles and financial statement presentations; oversees the performance of the Company’s internal audit function; oversees the system, and annual audit, of internal controls over financial reporting; oversees the system of internal controls over accounting, legal and regulatory compliance, and ethics (including reviewing the Company’s Code of Conduct at least annually).

The Audit Committee is a separately designated standing audit committee as required by SEC regulations and NYSE rules. For more information about the Audit Committee please see the Audit Committee Report on page 89.

Nominating & Governance Committee Members: Paul M. Barbas (Chair) Arcilia C. Acosta Brian K. Ferraioli

Primary Responsibilities: Reviews and recommends director candidates to the Board for election at each annual meeting of stockholders, periodically reviews the Corporate Governance Guidelines and recommends changes to the Board, reviews and recommends Committee composition and Chairs and recommends changes to the Board and provides guidance to the Board with respect to governance related matters.

The Nominating & Governance Committee, among its other responsibilities, (i) identifies individuals qualified to become directors and recommends to the Board the nominees to stand for election as directors; (ii) oversees and assumes a leadership role in the governance of the Company including recommending periodic updates to the Corporate Governance Guidelines for the Board’s consideration; (iii) participates with the Chairman in the Board’s annual evaluation of its performance and of the Committees; (iv) recommends to the Board the director nominees for each annual stockholder meeting and for each Committee; and (v) oversees the orientation process for new directors and ongoing education for directors.

Social Responsibility & Compensation Committee Members: Lisa Crutchfield (Chair) Gavin R. Baiera Jeff D. Hunter Julie A. Lagacy

Primary Responsibilities: Reviews and oversees the Company’s overall compensation philosophy, oversees the development and implementation of compensation policies and programs aligned with the Company’s business strategy, and reviews and oversees the Company’s policies and practices related to human resources, DEI, talent management, culture and corporate citizenship.

With respect to compensation, the Social Responsibility & Compensation Committee (i) reviews and approves corporate goals and objectives relevant to the compensation of the CEO, evaluates the CEO’s performance in light of those goals and objectives, and determines and recommends to the Board the CEO’s compensation based on this evaluation; (ii) oversees the evaluation of executive officers (and other senior officers and key employees), other than the CEO, and reviews, determines and approves their compensation levels; (iii) oversees and makes recommendations to the Board with respect to the adoption, amendment or termination of incentive compensation, and equity-based and other executive compensation and benefits plans, policies and practices; (iv) reviews and discusses with the Board executive management succession planning; (v) makes recommendations to the Board with respect to the compensation of the Company’s outside directors; and (vi) produces the Social Responsibility & Compensation Committee’s report on executive compensation as required by the SEC to be included in the Company’s annual proxy statement.

With respect to social responsibility, the Social Responsibility & Compensation Committee (i) oversees and monitors the Company’s culture and core principles, including periodically reviewing employee engagement; (ii) oversees and monitors the Company’s strategies, initiatives, and programs relating to human capital management and talent retention; (iii) reviews the Company’s DEI philosophy, commitment, results, and effectiveness including programs relating to employees, community, and suppliers; and (iv) reviews the Company’s practices and strategies to further its corporate citizenship, including corporate social responsibility initiatives in support of charitable and community service organizations.

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Sustainability & Risk Committee Members: Hilary E. Ackermann (Chair) Gavin R. Baiera Jeff D. Hunter Julie A. Lagacy

Primary Responsibilities: With respect to risk, assists the Board in fulfilling its responsibilities with respect to (i) the oversight of the enterprise risk management process, including coordination, where necessary, with other Committees; (ii) the assessment of certain enterprise risks; and (iii) the review and assessment of market, commercial and risk management matters of the Company.

With respect to sustainability, the Committee: (i) reviews and discusses with management the Company’s strategies, policies, and practices to assist in addressing public sentiment and shaping policy to manage the Company’s sustainability efforts; (ii) at least annually, reviews and discusses with management the Company’s assessment of greenhouse gas-related risks, including transition, regulatory, reputational, and/or market risks related to climate change, and management’s process for the identification, evaluation, and mitigation of transition risks related to climate change; (iii) oversees and monitors the Company’s core vision and values and advises the Board and management on sustainability policies, including the Company’s publicly stated targets and aspirational goals for company-wide reductions of greenhouse gas emissions from its power generation operations; and (iv) provides oversight with respect to any sustainability reporting to the public or governmental agencies.

Nuclear Oversight Committee Members: John W. (Bill) Pitesa (Chair) Hilary E. Ackermann Paul Barbas	Primary Responsibilities: Provides oversight of and makes periodic reports and, as necessary, recommendations to the Board with respect to the management and operation of the Company’s nuclear generation business, including nuclear safety. The Committee: (i) reviews reports on nuclear plant operations; (ii) reviews reports issued by external oversight groups; (iii) reviews staffing and training; (iv) monitors the safety performance, safety culture and significant events or incidents of each nuclear plant; (v) periodically conducts physical reviews of each nuclear plant; (vi) reviews and assesses the impact of material changes in significant legislation and regulations applicable to nuclear power plants; and (vii) receives and reviews periodic reports on major risks associated with nuclear operations including natural hazards and weather events, internal and external nuclear events, operating cost escalation, material condition, equipment reliability, and license renewal or extension.

For further discussion of each of the Committees’ oversight duties related to risk, see the discussion of “Board Risk Oversight” on page 34.

OUR COMMITMENT TO SUSTAINABILITY

Vistra is a leader in the clean power transition. With a strong zero-carbon generation portfolio and a deliberate and responsible strategy to decarbonize, we are focused on delivering healthy returns and value for all stakeholders. We are guided by four core principles: we do business the right way, we work as a team, we compete to win, and we care about our stakeholders, including our customers, our communities where we work and live, our employees, and our investors.

Our sustainability initiatives are integral to our business strategy and strengthen our resiliency, positioning us to generate long-term value for all of our stakeholders. We also consider all stakeholders—customers, suppliers, local communities, employees, contractors, investors and the environment, among others—in our decisions, processes, and activities. As part of this commitment, we strive to be a good corporate citizen by investing in our employees, putting customers and suppliers first, and improving communities where we live, work, and serve as we accelerate toward a clean energy future. We know that prioritizing our stakeholders leads to higher customer satisfaction, more community involvement and support, and committed employees and suppliers, which in turn, leads to a more sustainable company.

Vistra has adopted globally accepted sustainability frameworks and standards to provide transparent Environmental, Social, and Governance (“ESG”) disclosures to all of our stakeholders. In our annual Sustainability Report, we prepare disclosures in accordance with both the Sustainability Accounting Standards Board (SASB) industry standards for Electric Utilities and Power Generators, and the Global Reporting Initiative (GRI) Standards. In November 2023, we released our Task Force on Climate-related Financial Disclosures (TCFD) aligned Climate Report disclosing the risks and highlighting the opportunities we have identified for the company. We also voluntarily disclose (since 2020) our environmental data through CDP’s climate change questionnaire and receive limited assurance on our Scope 1 and Scope 2 GHG emissions, our most significant sources of GHG emissions. For more information about our sustainability efforts and disclosures, please visit the Sustainability section of our website at www.vistracorp.com/sustainability/.

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Sustainability Governance

Vistra’s policies and initiatives are interconnected and collectively contribute to our long-term sustainability. Given this interconnectedness, ultimately the oversight of our sustainability initiatives are governed by the full Board, with oversight of subject matter-specific components delegated to applicable Board committees, as reflected in the following Sustainability Governance Framework. The Board continues to reassess oversight of sustainability and could adjust oversight responsibilities or involve other committees as regulatory reporting requirements develop.

BOARD OF DIRECTORS

SUSTAINABILITY
AND RISK COMMITTEE

Oversees corporate risk management,
including the management and tracking
of environmental risks and opportunities,
including climate change, as well as
external sustainability reporting

NOMINATING AND GOVERNANCE COMMITTEE Oversees corporate governance framework

SOCIAL RESPONSIBILITY
AND COMPENSATION
COMMITTEE

Oversees Vistra’s social responsibility initiatives, including talent management, compensation, diversity, equity and inclusion, and culture and community involvement

PRESIDENT AND CHIEF EXECUTIVE OFFICER Responsibility for all sustainability and ESG strategy including the setting and achievement of long-term emission reduction targets

CHIEF STRATEGY AND SUSTAINABILITY OFFICER AND
EXECUTIVE VICE PRESIDENT OF PUBLIC AFFAIRS

Responsible for Vistra’s corporate strategy, sustainability, regulatory and government affairs, communications, and community engagement

Sustainability and ESG-related topics are discussed at each scheduled quarterly Board and committee meeting and on a more frequent basis as necessary. In addition, the full Board has direct oversight responsibility of cybersecurity risk and reviews Vistra’s lobbying and political contributions. Further, the full Board focuses extensively on our path to decarbonize and long-term sustainability and takes an active role with management to review and oversee the development and execution of Vistra’s long-term corporate strategy. In particular, the Board regularly reviews climate-related risks and opportunities—including the transformation of our generation portfolio and investments in zero-carbon resources—given their significance to and interconnectedness with capital deployment, business strategy, and other Board decisions.

Vistra is led by a team of industry veterans with expertise across all areas of the energy and retail businesses, and the majority of the Board brings ESG experience, including through either climate change and sustainable strategy/policy experience, human capital management/DEI experience, or both (see more information about each director’s skills and experience on page 8). At a management level, the Chief Strategy and Sustainability Officer leads the Sustainability Management Committee to ensure the appropriate resources and stakeholders are implementing sustainability efforts.

ESG Pillars

Vistra recognizes that creating a sustainable company requires a commitment to all facets of ESG stewardship, including addressing climate change and being good stewards of environmental resources; supporting all of our stakeholders including employees, contractors, suppliers, customers, local communities, and investors; maintaining appropriate governance frameworks; and providing a long-term vision and sustainable strategy.

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The Board and Vistra management focus on the following five ESG pillars that are the foundation of our sustainability strategy:

Environmental Stewardship

Vistra is committed to responsible environmental practices that include an ambition for cleaner air, water, and land, a reduction of waste, and conservation of natural resources. One element of our overall sustainability strategy is a focus on mitigation and prevention of climate-related risks, management of our interactions with the environment, and a commitment to engage with our stakeholders to reliably and affordably meet the growing demand for power. We are targeting net-zero by 2050 (assuming necessary advancements in technology and supportive market constructs and public policy) and are advancing our transformation via planned retirements of fossil-fuel plants and investments in solar and batteries, as well as nuclear through our recently completed acquisition of Energy Harbor.

(1)	Net-zero carbon emissions by 2050 assumes necessary advancements in technology and supportive market constructs and public policy.
(2)	Zero Carbon Capacity for 2023 on a pro forma basis including Energy Harbor is 7,806 MW.

Environmental Compliance

We do business the right way — we are committed to continuous improvement of environmental protection measures, building on our strict compliance with environmental laws and regulations. Vistra’s corporate environmental team assists and guides compliance at each power plant, where all permits are reviewed to ensure compliance.

Vistra is committed to minimizing collateral or transitory impacts of our operations as well as to maintaining and enhancing the biodiversity on our land. Vistra seeks to ensure that our operations leave land as good or better than before our activities began.

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Human Capital Management

We are one team, a group of talented, diverse, and dedicated employees. We maintain an equitable and inclusive workplace where differences are valued, and all are respected.

Governance of DEI

Recognizing the importance of creating a diverse, equal, and inclusive culture, Vistra established oversight of DEI by the Social Responsibility and Compensation Committee of the Board with day-to-day management of programs performed by the Chief Diversity Officer. As DEI is central to the company’s culture, Vistra also maintains an employee led DEI Advisory Council to play an active role in the design and implementation of Vistra’s DEI program.

People

Vistra recognizes the value of having a diverse and inclusive workforce. Our diversity includes all the ways we differ, such as age, gender, ethnicity, and physical appearance, as well as underlying differences such as thoughts, experiences, styles, religions, nationality, education, and numerous other traits. Vistra’s diversity is evolving through the hiring, recruiting, and development initiatives we have created and implemented in the past few years.

Vistra’s employee resource groups (ERGs) play an imperative role in building our culture, attracting diverse talent, and providing career development and networking opportunities. As unique and diverse as our employees, each ERG has a unique purpose. All ERGs are supported and sponsored by at least one executive leadership team member. We have 15 established employee resource groups at Vistra:

Anova	American Association of Blacks in Energy	Asian American Association	Bridging The Gap	Disruptive Innovation and Sustainability

e-Pride	HOLA	OPEN	Parents at Work	Toastmasters

Vibe Network	Vistrability	Vistrafrica	Vistra Veterans Voice	Women’s Information Network

Philanthropy

In 2023, we continued to act on our five-year, $10 million commitment to social justice initiatives and further supported the advancement of diverse communities. Our monetary commitment is an extension of our existing efforts, which focus on national, state, and local organizations that support minority-owned small businesses, enhance economic development, and improve educational opportunities for students from diverse backgrounds.

Procurement

Vistra’s supply chain diversity program seeks to reflect our customer base and workforce compositions. Vistra’s efforts in this area are recognized year after year for their great work in supporting small and diverse businesses.

Policy

At Vistra, we strive to foster a culture where all employees feel valued and are encouraged to explore and advance their skills and careers. As one example, Vistra has always encouraged employees to pursue continued learning

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through our educational assistance program. All employees who have completed a minimum of 90 days of active, continuous service and meet performance requirements are eligible to seek up to $10,000 in educational assistance annually. Vistra holds diverse interview panels and ensures diverse candidates for 90% of job postings. To track progress in real time, senior leaders have access to a DEI dashboard allowing them to see candidate diversity throughout the recruiting process.

Training and Development

We believe employee development at all levels is critical to Vistra’s current and future success. We have launched key programs to develop leaders at all levels of the organization including: online learning courses, management system courses, webinars and presentations, self-paced development, and employee-specific skill training.

The goal of Vistra’s performance management process is to guide the development of individuals and to continuously improve the results of the business. All full-time employees, other than those represented by a collective bargaining unit, receive a formal performance review. As part of the program, employees set objectives, have check-ins and ongoing dialogues with their manager, and receive a final year-end performance review.

Safety and Health

We put our Best Defenses forward and only accept the highest standards of safety when it comes to our most valuable resources at Vistra: our people, our customers, and our communities.

Culture of Wellbeing

At Vistra, we believe a healthy workforce leads to greater well-being at work and at home. Our healthcare plans are designed to reward employees for completing annual physicals and cancer screenings. We offer fitness centers in multiple facilities, which include cardio equipment, free weights, and exercise mats. Our employee-led wellness team engages our people to get active and supports causes that promote healthy living. Vistra offers onsite MyHealth Clinics at various locations for non-emergency attention and provides annual immunization clinics for seasonal illnesses such as the flu and COVID. A dedicated primary care team operates at each clinic and is always available. Employees can schedule appointments in advance and receive preventative exams without long waits at the doctor’s office, paying a visit fee, and leaving work.

Safety

Our people are our greatest resource, which is why safety — above all else — is our top priority. Vistra’s goal is to provide each employee with essential training and resources to help ensure their safety and health while planning or conducting onsite activities. Promoting continuous learning throughout the fleet and removing latent organizational weaknesses are the cornerstone pieces of Vistra’s safety philosophy and Best Defense safety program. Also, reporting of all incidents, no matter how inconsequential, is critical for learning, and we ask that each individual report safety incidents and hazards to assist in proper identification and remediation. Additionally, we value the prevention of errors and are committed to reducing error likely situations. All Vistra employees are covered by our Best Defense safety program, and all personnel at Vistra locations are encouraged to be actively involved in the safety process. To facilitate a safety-focused learning environment, our plants share their investigations and learnings of all safety events with all operations employees on weekly calls. The information is presented by front-line employees and supported by management. The lessons from each event are shared across the fleet to prevent similar incidents at other locations.

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Safety Training

The goal of safety training is to enhance the employee’s knowledge and skillset, hazard awareness, and to maintain compliance with the applicable regulatory standards. We believe safety training is most effective when it is incorporated into standard operating procedures, workplace practices, and individual job performance requirements. We structure employee development and learning so that our employees have the knowledge and skills needed to do their work safely, avoid creating hazards that could place themselves or others at risk, and ensure that each employee knows how to put up Best Defenses for job assignments. Our diligent focus on safety is evident through our accomplishments in 2023:

Operated in 2023 with no serious injuries, as determined in accordance with industry standards, to Vistra employees

Reported a 2023 Total Recordable Incident Rate (TRIR) of 0.54

Continued OSHA Voluntary Protection Program Star designation at 14 of Luminant’s sites—an important recognition for facilities implementing effective safety and health management systems

Hazard Management

Vistra relies on its internal Center of Excellence (COE) groups, such as the Hazard Management COE, to provide standards to manage the hazards associated with our industry. The goal is to provide safe working environments and establish our Best Defense. The standards created by these COE groups will provide current and updated procedures, practices, and guidance documents. This will ensure all sites have the tools to stay in compliance with current regulations, share best practices, and have access to audit and review guidelines.

Emergency Preparedness

Vistra provides a comprehensive and integrated emergency management system that coordinates on- and off-site resources to protect lives, property, and the environment through education, training, assessment, preparedness, response, and mitigation from all hazards that may impact our company and community.

Supporting Communities & Customers

We strive to be good corporate citizens and strengthen the communities where we do business, where we have customers, and where our employees call home.

Charitable Giving and Volunteering

Vistra strongly believes that corporations must expand their purpose beyond providing value for shareholders to serving a more diverse set of stakeholders. We believe companies have an obligation to be a part of the solution. At Vistra, we make a genuine effort to better the communities where we live, work, and serve. As referenced in Vistra’s corporate giving policy, the key focus areas for our community involvement and corporate giving are: Education, Community Welfare, Environment/Sustainability, Employee Involvement, Economic Development.

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Vistra’s Energy Aid program is one the most extensive energy bill-payment assistance programs in the nation, providing more than $135 million in assistance over the last 40 years. In 2023, Vistra was proud to expand the program into Pennsylvania and Ohio to support customers in need.

Local Community Engagement

Vistra and our subsidiaries have also engaged local communities as we address the potential impacts of our operations. Some examples include:

To keep our communities informed about our operations and new Vistra Zero projects, Vistra regularly hosts in-person and virtual meetings to answer resident questions and receive community feedback.

Regular emergency response team training and outreach is conducted at our largest generating sites, including our utility-scale solar and battery energy storage facilities and our nuclear plant. We regularly engage local fire, EMS, and law enforcement departments at our facilities, familiarizing them with potential hazards they may encounter during a possible emergency response.

Emergency Action Plan (EAP) “tabletop” meetings are held for each of the dams near Vistra plants. These meetings are attended by multiple state and local agencies, including emergency officials, to inform and coordinate emergency prevention and action plans.

Powering the Energy Transition for Customers

Vistra is one of the largest competitive electric retailers in the U.S. Vistra Retail is the natural off-taker to our generation fleet and this integrated nature of our business is a core competitive advantage that provides stable financial earnings. The growth of our zero-carbon generation portfolio will provide the renewable electricity Vistra Retail needs to support the rise in renewable product offerings for end users. Further, the electrification of the economy will be the stimulus for creating unique solutions that fit our customers’ evolving electricity needs. Innovation is key to adapting to changing markets, customer behavior, and new generation resources. Vistra Retail is a longstanding leader in creating innovative and first-to-market products and solutions while maintaining superior customer service.

Responsible Business Practices

We conduct business the right way, with the utmost integrity, holding ourselves and our suppliers to high ethical standards and conducting all business in compliance of laws and regulation.

Supply Chain

Vistra has a robust, centralized, strategic supply chain organization with a global supply chain supporting electric power generation, retail electric sales, and corporate shared services. We ask that our suppliers reflect our values and agree to our Supplier Code of Conduct, found on our website. Every purchase order links to our Supplier Code of Conduct through its Terms & Conditions and by acknowledging the purchase order, suppliers agree to abide by the code. This includes our commitment to responsible sourcing practices.

Supply Chain Diversity

Supported through Vistra’s overall commitment to DEI, Vistra’s supply chain diversity program seeks to reflect our customer base and workforce composition through a diverse supply chain. Endorsed and supported by the highest level of Vistra’s executive team, this program supports the development and utilization of businesses owned by women, minorities, veterans, LGBTQ+, and disabled individuals, as well as small businesses. In addition, we recently added businesses owned by returning citizens (formerly incarcerated individuals), and foster care recipients.

Cybersecurity

In order to identify and mitigate material Information Security risks, among other things, our Information Security program includes: operating a Cyber Security Operations Center, raising employee awareness through annual general and job-specific cybersecurity trainings and employee phishing simulations, maintaining defined cyber incident

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response plans, enhancing security measures to protect our systems and data, evolving monitoring capabilities to improve early detection and rapid response to potential cyber threats, and adapting to new work environments that include off-site work through mitigation of remote network risk to our internal systems, assets, or data. In addition to an internal security program, we strive to stay ahead of the threat landscape by working to conduct due diligence on key third-party vendors’ Information Security programs and risks. Various other mitigation practices are in place and our Chief Information Officer (“CIO”) reports to the Board at least quarterly on our Information Security program, including on cybersecurity risks and threats (including the emerging threat landscape), an assessment of our Information Security program, and the status of projects to strengthen our Information Security program. See also “Board Risk Oversight—Information Security Risk Oversight.”

Political Involvement

Vistra lobbies by advocating for legislation and regulations that will enhance value for our customers, communities, the environment, employees, and shareholders. We recognize that public policy decisions can greatly impact our business and industry, now and in the future. Vistra reviews its lobbying efforts at least annually to ensure adherence to applicable laws and Vistra’s core principles.

BOARD RISK OVERSIGHT

In the normal course of business, the Company is exposed to a variety of risks. For a complete description of the risk factors associated with our business, see Part I, Item 1A “Risk Factors” of our 2023 Annual Report on Form 10-K, which is included in our Annual Report and any subsequently filed Quarterly Reports on Form 10-Q.

The Board has ultimate responsibility for protecting stockholder value. Among other things, the Board is ultimately responsible for understanding the risks to which we are exposed, approving management’s strategy to manage these risks, establishing policies and procedures that monitor and manage defined risks and measuring management’s performance against the strategy. The Committees—including the Audit Committee, Sustainability & Risk Committee, Social Responsibility & Compensation Committee, and Nuclear Oversight Committee—play an important role in support of the Board’s oversight function. Risk oversight includes understanding the material risks to the business and what steps management is taking or should be taking to manage those risks, as well as understanding and determining the appropriate risk appetite for the Company. To define the Company’s risk appetite, the Board reviews and approves the annual business plan, budget and long-term plan, strategic initiatives, acquisitions and divestitures, capital markets transactions, financings, capital allocation and capital structure.

The Board conducts its risk oversight function in several ways. The Board monitors, reviews and responds to strategic, commercial, market, financial, sustainability, corporate, and safety risks facing the Company by receiving periodic reports from the management team, and through the Committees. In addition, for further information about our sustainability governance, see “Our Commitment to Sustainability” above. While the Committees each have their delegated responsibilities for identifying and addressing risks, the Board primarily conducts this oversight function through the Sustainability & Risk Committee, which oversees the enterprise risk management process and assesses certain enterprise risks and market, commercial and risk management matters, the Audit Committee, which oversees risks relating to accounting, internal audit and controls, and the Nuclear Oversight Committee, which oversees risks relating to our nuclear operations. On an annual basis, the Board reviews a detailed enterprise risk report. Additionally, on a quarterly basis, the Sustainability & Risk Committee reviews any significant changes to the enterprise risk assessment and provides a report thereof to the Board. Further, the Board conducts periodic reviews of risks on an ongoing and as-needed basis and receives updates from management during the year on any particular matters relating to risk management or risk controls that management believes need to be brought to the attention of the Board.

The Board maintains oversight over the Company’s cybersecurity and incident response program, which is designed to assess, identify, and manage material risks from cybersecurity threats, including matters related to the cybersecurity of the Company’s critical infrastructure, data, or information technology systems and the Company’s actions to prepare for, identify, assess, respond, mitigate and remediate material cyber, information security or technology risks (collectively, “Information Security”). In 2023, to further our commitment to responsible oversight of cybersecurity risk management, the Board engaged a third-party advisor to provide cybersecurity oversight and tabletop trainings to the Board, and appointed Ms. Lagacy as a director, who brings extensive cybersecurity expertise to the Board. Ms. Lagacy

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serves as lead director on behalf of the Board to interface and coordinate with the CIO on cybersecurity reports to the Board. For additional information, see “—Information Security Risk Oversight” below.

Additionally, in conjunction with the acquisition of Energy Harbor, the Company converted the Nuclear Oversight Advisory Board to a standing committee of the Board, renamed the Nuclear Oversight Committee, and appointed Bill Pitesa as Chair. The Nuclear Oversight Committee will continue to retain the advisory services of Dr. Richard Meserve and Bill Borchardt as consultants to the Nuclear Oversight Committee and standing attendees at each committee meeting. Dr. Meserve served as the Chair of the NOAB since 2012 and is a former Chairman of the U.S. Nuclear Regulatory Commission (“NRC”). Mr. Borchardt served on the NOAB since 2014 and previously held several leadership positions at the NRC, including as the NRC’s Executive Director of Operations from 2008 to 2013.

The table below summarizes the significant roles the various Board Committees or similar bodies play in carrying out the risk oversight function.

COMMITTEE	RISK OVERSIGHT FOCUS AREA
Audit Committee

•  Oversees and assesses financial risks, which includes reviewing and discussing with management the Company’s risk disclosures in the Company’s annual reports to the SEC

•  Reviews and discusses the risk of fraud with management, the internal audit executive and the independent auditor and reviewing the implementation of controls to mitigate fraud risks

• Considers the risk of management’s ability to override the Company’s internal controls • Oversees legal and regulatory compliance • Oversees significant tax risks and issues affecting the Company
Social Responsibility & Compensation Committee

•  Oversees risks related to our compensation policies and practices and succession planning, with input from management and the Social Responsibility & Compensation Committee’s independent outside compensation consultant

•  Periodically reviews and assesses the Company’s culture and employee engagement

•  Reviews human capital management

•  Reviews the Company’s DEI philosophy, commitment, results, and effectiveness, including through human resources programs

Sustainability & Risk Committee

•  Oversees greenhouse-gas related risks, including transition, regulatory, reputational, and/or market risks related to climate change, and management’s process for the identification, evaluation, and mitigation of transition risks related to climate change

•  Oversees certain enterprise risks and other risks related to commercial, credit, liquidity and market risks, including our trading of fuel, transportation, energy and related products and services and regulatory compliance, and the Company’s assessment and management of the risks associated with such activities

Nuclear Oversight Committee

•  Oversees risks related to our nuclear plant operations and provides reports to the Board regarding various risks and strategic considerations related to nuclear operations

•  Monitors the safety performance and safety culture and periodically conducts a physical review of each nuclear plant

•  Receives and reviews periodic reports on major risks associated with nuclear operations including natural hazards and weather events, internal and external nuclear events, operating cost escalation, material condition, equipment reliability and license renewal or extension

The Chairs of each of the Committees regularly report to the Board on matters reviewed by their respective Committees, thereby providing the Board with the opportunity to identify and discuss any risk-related issues or request additional information from management or the Committees that may assist the Board in its risk oversight role. To this end, all directors are expected to attend all committee meetings when possible, and risk-related issues presented to the Committees are routinely presented to and discussed with the full Board to ensure proper oversight.

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CORPORATE GOVERNANCE

In addition to the above-described Board committee structure, the Company has three standing committees that comprise the primary governance forums for day-to-day management of the Company and are complementary and critical to the risk management process: Executive Committee, Commitments Committee, and Risk Management Committee.

	Members	Meeting Occurrence	Function
EXECUTIVE COMMITTEE	• CEO • CEO’s direct reports	Weekly	Provides the forum for discussion and decision-making related to general strategy and policy items, operational updates, information sharing, prioritization, and cross-business and cross-functional coordination
COMMITMENTS COMMITTEE

Voting members:

•  CEO (chair)

•  CFO

•  General Counsel

•  Chief Administrative Officer

•  President of Wholesale Operations & Development

•  President of Vistra Retail

•  Chief Strategy & Sustainability Officer

Standing invitees:

•  Other direct reports of CEO

•  Other key functional and operational leaders

		Weekly	Provides operational oversight of Vistra’s material commitment activities, ensuring that an appropriate level of analysis, review, and approvals are performed prior to committing or deploying capital, approving transactions within transaction authority limits delegated by the Board
RISK MANAGEMENT COMMITTEE

•  CEO

•  CFO (chair)

•  President of Wholesale Operations & Development

•  Chief Risk Officer

•  SVP of Commercial Operations

•  General Counsel / Chief Compliance Officer

•  President of Vistra Retail

•  Chief Strategy & Sustainability Officer

•  Chief Accountant and Controller

•  Treasurer

•  SVP of Planning

•  VP of Wholesale Strategy

		Weekly	Provides risk management oversight, monitoring, control, and guidance for all risk management activities at Vistra, approving risk management activities within limits delegated by the Board

The Company’s Chief Risk Officer oversees our risk management efforts and regularly reports to the Sustainability & Risk Committee regarding enterprise risk management and assessment matters. The Chief Risk Officer administers our Risk Management Policy which in turn governs the Risk Management Committee. The Risk Management Policy establishes guidelines necessary for the Company to effectively manage the market, credit, operative and regulatory risk of its commodities portfolios.

In addition to the oversight role performed by the Risk Management Committee, the Board has delegated certain authority, subject to various term/tenor and dollar value thresholds, to the Company’s Commitments Committee as further set forth in the Company’s Commitments Policy. The Board periodically reviews and revises the delegation of authority thresholds to appropriately balance business needs and its oversight function.

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Information Security Risk Oversight

As noted above, the Board maintains oversight over the Company’s Information Security program and as part of its commitment to responsible oversight, in 2023, the Board appointed a director with extensive cybersecurity experience. The Company has a dedicated CIO who ensures Information Security is built into the Company’s larger strategy and oversees our Chief Information Security Officer (CISO). The CISO and his team are responsible for leading enterprise-wide Information Security strategy, policy, standards, architecture and processes. Our Cyber Incident Response Teams under the CISO are responsible for monitoring and analyzing the Company’s cybersecurity posture in partnership with the Company’s risk and legal departments.

The CIO and CISO collaborate with our internal audit department and external consultants to review information technology-related risks (based upon the National Institute of Standards and Technology (NIST) Cybersecurity Framework) as part of the overall Vistra cyber risk management process. For further information on oversight and details of the Company’s Information Security program, see Part I, Item 1C “Cybersecurity” of our 2023 Annual Report on Form 10-K, which is included in our Annual Report.

Executive Compensation and Oversight of Risks Related to Compensation Policies

The primary responsibilities of the Social Responsibility & Compensation Committee are to:

•

determine and oversee the compensation philosophy, objectives, and program of the Company and our subsidiaries, including making recommendations to the Board with respect to the adoption, amendment or termination of compensation and benefits plans, arrangements, policies and practices;

•

evaluate the performance of the Company’s executive officers, including James A. Burke, President and CEO; Kristopher E. Moldovan, Executive Vice President and CFO; Scott A. Hudson, Executive Vice President and President Vistra Retail; Stephen J. Muscato, Executive Vice President and President Wholesale Operations & Development; and Stacey Doré, Chief Strategy & Sustainability Officer and Executive Vice President, Public Affairs (collectively, the “Named Executive Officers” or “NEOs”);

•

recommend the compensation of the CEO to the full Board and approve compensation of the Named Executive Officers (other than the CEO) and other direct reports of the CEO based on those evaluations; and

•	oversee and monitor the Company’s culture and core principles, human capital management strategy, DEI philosophy, commitment, results, and effectiveness, and corporate citizenship practices.

As described above, the Social Responsibility & Compensation Committee is responsible for overseeing risks related to our compensation policies, practices, and programs for all employees. To assist the Social Responsibility & Compensation Committee with determining whether the Company’s compensation policies and practices subject the Company to unnecessary risk or could potentially motivate employees to take excessive risk, the Social Responsibility & Compensation Committee periodically evaluates, including seeking input from management and our independent compensation consultant, our compensation strategy to ensure:

•	base salaries are market-based and a sufficient component of total compensation to discourage risk taking;

•

earnings goals under the Company’s Executive Annual Incentive Plan (“EAIP”) are based upon its audited financial statements and the Company believes that the goals are attainable without the need to take inappropriate risks or make material changes to the Company’s business or strategy;

•

Named Executive Officers who receive performance based incentive awards under the EAIP and the Vistra Corp. 2016 Omnibus Incentive Plan (as amended and restated, the “2016 Incentive Plan”) are required to reimburse the Company (commonly referred to as a “clawback”) if the Company has to prepare an accounting restatement because it is in material noncompliance with any financial reporting requirements under the federal securities laws;

•

the Company uses awards under the 2016 Incentive Plan that are typically based upon factors that affect total stockholder return over three-year periods, such as the Performance Stock Unit (“PSU”) awards, which mitigates short-term risk taking;

•

because incentive compensation has a large equity component, value is best realized through long-term appreciation of stockholder value, especially when coupled with the executive stock ownership guidelines, which expose those officers subject to the guidelines—namely the President and CEO and each Executive Vice President—to loss of the value of the retained equity if stock appreciation is jeopardized; and

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CORPORATE GOVERNANCE

•	the use of incentive compensation components that are paid or vest over an extended period mitigates against unnecessary or excessive risk taking.

STOCKHOLDER AND STAKEHOLDER ENGAGEMENT

We believe that regular, transparent communication with our stockholders and other stakeholders is essential to Vistra’s long-term success. Members of our sustainability and investor relations team and management team engage with stockholders and other stakeholders year-round, and these meetings regularly involve our CEO and CFO. In addition, in advance of the 2024 Annual Meeting, we initiated a stockholder governance engagement plan, contacting our largest stockholders, along with other stockholders with known ESG specialties, to offer meetings to discuss our strategy, corporate governance, ESG initiatives, and other matters of interest to the investors.

Further, Vistra seeks to enhance its ESG engagement through various peer networking groups, trade associations, and sustainability-focused organizations that provide opportunities to discuss and research insights on best practices, industry trends, advancements in climate change technologies and disclosures, and human capital management initiatives, among others. Vistra team members and/or its CEO are members of the following organizations:

• Business Roundtable	• Business for Social Responsibility (BSR)
• World50	• Electric Power Supply Association (EPSA)
• CEOAction for Diversity and Inclusion	• Electric Power Research Institute (EPRI)

38	2024 Proxy Statement

CORPORATE GOVERNANCE

We value the views of our stockholders and other stakeholders, and the input that we receive from them is a key consideration in our corporate governance practices. For example, informed in part by the dialogue and collaboration with our stockholders and other stakeholders in recent years:

Governance

•  Developed a Sustainability Governance Framework which ensures full Vistra Board and committee oversight of ESG matters and initiatives

•  Enhanced and refined the Board’s and Committees’ roles with respect to DEI initiatives, including expanding purview of the Social Responsibility & Compensation Committee to oversee our policies and practices related to culture and core principles, human capital management, DEI, and corporate citizenship

•  Engaged in regular meetings and update calls for enhanced Board oversight of significant events, such as COVID-19 pandemic, in addition to regularly scheduled meetings

•  Amended our Articles of Incorporation in 2020 to declassify the Board and institute annual elections of directors

•  Amended our Bylaws and Corporate Governance Guidelines to provide for majority voting for directors in uncontested elections and plurality voting in contested elections

•  Published voluntary, annual report of Vistra’s employee PAC contributions, corporate political contributions, and membership dues to trade organizations

Sustainability

•  Accelerated our GHG emissions reduction targets in 2020, increasing our 2030 target by 20% and adopting a net-zero target by 2050 (assuming necessary advancements in technology and supportive market constructs and public policy)

•  Established leading role in energy transition with over 7,800 MW of zero-carbon generation online now and further planned growth of our zero-carbon generation portfolio, supporting the broader energy transition of the nation, maintaining the reliability and affordability of electricity, and enhancing Vistra’s long-term sustainability

•  Adopted a Green Finance Framework in 2021 and issued $1.0 billion in Series B Green Perpetual Preferred Stock (“Green Perpetual Preferred Stock”) to fund new or existing projects that support renewable energy and energy efficiency to further align with our ESG strategy

•  Enhanced ESG-related disclosures, incorporating GRI standards, SASB standards, and TCFD recommendations in our sustainability-related reporting, while also receiving third-party assurance of our Scope 1 and Scope 2 GHG emissions by an independent audit firm

Compensation and Human Capital Management

•  Evaluated and implemented several changes to the overall executive compensation program in 2021, while continuing to focus on linking executive compensation with performance and stockholder value

•  Continuing to use an ESG index in our annual incentive compensation scorecard, and a development and construction index to assess progress of renewable development targets and milestones

•  Evaluated the Company’s human capital management strategy and implemented many initiatives to ensure a diverse and inclusive workforce who are engaged, have numerous development and training opportunities, and are offered generous benefits and wellness programs

COMMUNICATIONS WITH DIRECTORS

Stockholders and other interested parties may communicate with the directors individually or as a group, including all non-management or independent directors and the Chairman of the Board, by writing to them c/o the Corporate Secretary of the Company, 6555 Sierra Drive, Irving, Texas 75039. The Company’s Corporate Secretary will review each communication received from stockholders and other interested parties and will forward the communication, as expeditiously as reasonably practicable, to the addressees if the communication falls within the scope of matters generally considered by the Board. To the extent the subject matter of a communication relates to matters that have been delegated by the Board to a Committee or to an executive officer of the Company, then the Company’s Corporate

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CORPORATE GOVERNANCE

Secretary may forward the communication to the executive officer of the Company or the chair of the Committee to which the matter has been delegated.

CORPORATE GOVERNANCE DOCUMENTS

The Company maintains certain corporate governance documents on our website at www.vistracorp.com. The Company’s Corporate Governance Guidelines and charters of the standing Committees of the Board, including the Audit Committee, the Nominating & Governance Committee, the Social Responsibility & Compensation Committee, the Sustainability & Risk Committee, and the Nuclear Oversight Committee, in each case as currently in effect, can be accessed by selecting the tab labeled “Sustainability—Corporate Governance” on the home page of the Company’s website.

The Company’s Code of Conduct that applies to the Company’s employees, officers, including both the CEO and CFO, and directors, is also available on the Company’s website. In accordance with SEC regulations, any amendments to the Code of Conduct will be posted on the Company’s website.

The Board has adopted a written policy regarding transactions with related parties, which is included in the Corporate Governance Guidelines available on the Company’s website.

Printed copies of the corporate governance documents that are posted on the Company’s website are also available to any stockholder upon request to the Corporate Secretary of the Company, 6555 Sierra Drive, Irving, Texas 75039.

CODE OF CONDUCT

Our Code of Conduct applies to all of our directors, officers and employees. The key principles of this code include acting legally and ethically, notifying appropriate persons upon becoming aware of issues, obtaining confidential advice and dealing fairly with our stakeholders. A copy of our Code of Conduct is available on the Company’s website at www.vistracorp.com/code-of-conduct.

COMPLAINT AND REPORTING PROCEDURES FOR ACCOUNTING AND AUDITING MATTERS

Our Whistleblower Policy provides for (1) the receipt, retention and treatment of complaints, reports and concerns regarding accounting, internal accounting controls or auditing matters, and (2) the confidential, anonymous submission of complaints, reports and concerns by employees regarding questionable accounting or auditing matters, in each case relating to Vistra. Complaints may be made through a “Compliance Helpline” telephone number, operated by an independent third party. Complaints received are logged by our Chief Compliance Officer, investigated and reviewed by Internal Audit, and, if applicable, our Chief Compliance Officer, and communicated to our Audit Committee. In accordance with applicable law, the Whistleblower Policy and other procedures we use to address complaints prohibit us from taking adverse action against any person submitting a good faith complaint, report or concern. A copy of our Whistleblower Policy is available on the Company’s website at www.vistracorp.com/corporate-governance.

BUSINESS RELATIONSHIPS AND RELATED PERSON TRANSACTIONS POLICY

As set forth in the Corporate Governance Guidelines, the Board has adopted a written policy relating to the approval of transactions with related parties. In general, for purposes of our policy, a related party transaction is a transaction to which we are a party, or a material amendment to any such transaction, and with respect to which a related party is directly, or to our knowledge, indirectly, a party. As set forth in our policy, a “related party” is an executive officer, director or nominee for director of ours, a person known to us to be the beneficial owner of more than 5% of our voting securities, an immediate family member of an executive officer, director, nominee for director or 5% stockholder, and any entity owned or controlled by any of the foregoing individuals or in which any such individual serves as an executive officer or general partner or, together with any other such individuals, owns 10% or more of the equity interests of such an entity.

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CORPORATE GOVERNANCE

Our policy requires that a related person transaction will only be permitted if: (i) the Audit Committee approves or ratifies the transaction in accordance with the policy (which requires that the transaction be on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party), (ii) the disinterested members of the Board as a whole review and approve the transaction or (iii) the transaction involves compensation approved by the Social Responsibility & Compensation Committee. In reviewing and approving any related party transaction or material amendments to any such transaction, the Audit Committee must satisfy itself that it has been fully informed as to the related party’s relationship and interest and as to the material facts of the transaction and must determine that the related party transaction is fair to us.

Since January 1, 2023, there have been no related party transactions. A copy of our related party transactions policy is included in our Corporate Governance Guidelines and is available on the Company’s website at www.vistracorp.com/corporate-governance.

CHARITABLE CONTRIBUTIONS

During 2023, we did not make any contributions to any charitable organization in which an independent director served as an executive officer in 2023.

INSIDER TRADING POLICY AND PROHIBITION ON HEDGING AND PLEDGING

Under Vistra’s insider trading policy, members of the Board and all of Vistra’s officers and employees, together with their respective related persons, shall not engage, directly or indirectly, in any derivative transactions involving any securities of Vistra, including pledges of Vistra securities as collateral or short sales thereof. This policy includes, without limitation, hedging transactions, pledging Vistra securities as collateral or engaging in short sales of Vistra securities. Any exceptions must be approved by Vistra’s General Counsel on a case-by-case basis, and in no case will an exception be granted in violation of applicable law or if such exception would introduce, in the sole estimation of Vistra’s General Counsel, an unacceptable risk to Vistra.

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MANAGEMENT

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The following table and biographies set forth information regarding our current executive officers as of the date hereof, except for Mr. Burke, whose information is listed above.

Name	Age	Position / Office

Kristopher E. Moldovan	52	Executive Vice President and Chief Financial Officer

Stacey Doré	51	Chief Strategy & Sustainability Officer, Executive Vice President of Public Affairs

Scott A. Hudson	60	Executive Vice President and President Vistra Retail

Carrie Lee Kirby	56	Executive Vice President and Chief Administrative Officer

Stephanie Zapata Moore	50	Executive Vice President, General Counsel, and Chief Compliance Officer

Stephen J. Muscato	53	Executive Vice President and President Wholesale Operations & Development

Kristopher E. Moldovan Executive Vice President and Chief Financial Officer

Mr. Moldovan has served as the Executive Vice President and Chief Financial Officer of the Company since August 2022. Mr. Moldovan has been with Vistra and its predecessor companies since 2006 and, from 2017 to 2022, served as Senior Vice President and Treasurer, where he was responsible for all treasury-related activities, including financing activities and assuring the availability of liquidity and cash resources, among other responsibilities. From 2010 to 2017, he was the Company’s Assistant Treasurer. Mr. Moldovan originally joined the Company as Senior Counsel, where much of his work focused on finance and mergers and acquisitions. Before joining Vistra, he was an attorney for Gibson, Dunn & Crutcher, LLP in Dallas and for Wildman, Harrold, Allen & Dixon in Chicago, where he gained extensive experience in M&A, finance, and general corporate advisory. Mr. Moldovan holds a bachelor’s degree in engineering from the University of Illinois, a juris doctor from Duke University School of Law, and a graduate finance certificate from Southern Methodist University Cox School of Business.

Stacey Doré Chief Strategy & Sustainability Officer, Executive Vice President of Public Affairs

Ms. Doré has served as Chief Strategy & Sustainability Officer and Executive Vice President of Public Affairs since August 2022. In this role, Ms. Doré is responsible for corporate strategy, sustainability, regulatory and government affairs, communications, and community engagement. Prior to joining Vistra, Ms. Doré most recently served as president and chief executive officer of Hunt Utility Services and Sharyland Utilities, an electric utility within the Electric Reliability Council of Texas market, from 2019 to 2021. There, she set the strategic direction of the company and led a seasoned team of professionals in developing, operating, and constructing the company’s electric transmission assets safely and reliably. Prior to that role, she was senior vice president and general counsel for publicly traded InfraREIT, Inc., an electric transmission and distribution company structured as a real estate investment trust, from 2016 to 2019. Ms. Doré originally joined Vistra’s predecessor companies in 2008 as part of the legal team where she served in several leadership roles, including executive vice president and general counsel. She began her career as an attorney at Vinson & Elkins, LLP in 1997.

Outside of her responsibilities at Vistra, Ms. Doré is a member of the board of directors for Williams, a leading energy infrastructure company with operations across the natural gas value chain, where she serves on both the audit committee and the governance and sustainability committee. She also serves as a board member and on the audit committee of Texas Women’s Foundation, serves on the board of the North Texas Chapter of the National Association of Corporate Directors, and is a member of the United Way Women of Tocqueville, the Dallas Assembly, and the International Women’s Forum, and is a graduate of the Dallas Regional Chamber’s Leadership Dallas. Ms. Doré received her juris doctor from Harvard Law School and a bachelor’s degree in journalism from University of Southwestern Louisiana.

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MANAGEMENT

Scott A. Hudson Executive Vice President and President Vistra Retail

Mr. Hudson has served as the President Vistra Retail since February 2020 and was promoted to Executive Vice President in January 2022. In that role he oversees all of the Company’s retail electricity brands including TXU Energy, Ambit, Value Based Brands, Dynegy Energy Services, Homefield Energy, TriEagle Energy, Public Power and US Gas & Electric. Prior to that, Mr. Hudson served as the Senior Vice President of Vistra Corporate Services Company since October 3, 2016 and President of TXU Energy since March 2017. Prior to joining the Company, he served as Chief Operating Officer of TXU Energy since 2011 with responsibility for sales, marketing, product development, operations, and business technology organizations. Previously, Mr. Hudson held senior leadership positions with MBNA America, ChoicePoint, and LexisNexis and practiced as a commercial lawyer working in the energy industry for Troutman Sanders LLP. Mr. Hudson sits on the board of directors for the United Way of Metropolitan Dallas, the Dallas Regional Chamber, and the Dallas Children’s Theatre. Mr. Hudson received a bachelor’s degree in history from Yale University and a law degree from the University of North Carolina at Chapel Hill.

Carrie Lee Kirby Executive Vice President and Chief Administrative Officer

Ms. Kirby has served as the Executive Vice President and Chief Administrative Officer of the Company since October 3, 2016. Prior to this, Ms. Kirby was the Executive Vice President of Human Resources for the Predecessor, leading the human resources functions across the Predecessor and its subsidiaries, Luminant and TXU Energy since 2012. From 2008 to 2012, she was Vice President of Human Resources at TXU Energy, where she was originally recruited in 2006 as a Human Resources Director to support the power generation business in its construction and expansion efforts. Prior to joining TXU Energy, Ms. Kirby was Director of Human Resources at Delinea Corporation, a software services company targeting the energy industry. Before that, she was Director of Human Resources for Netrake, a startup voice-over intellectual property hardware development company. She began her career in the executive search business as a consultant for Ray & Berndtson, supporting the technology practice. In addition to her service at the Company, Ms. Kirby is chair emeritus of the board of the Teaching Trust, an education policy and leadership development organization focused on developing urban school leaders. Ms. Kirby is also a member of the Patient Advocacy Committee for Presbyterian Hospital of Dallas and sits on the executive committee of the Women’s Business Council Southwest. Ms. Kirby received both a bachelor’s degree in marketing and a Master of Business Administration from Texas Christian University.

Stephanie Zapata Moore Executive Vice President, General Counsel, and Chief Compliance Officer

Ms. Moore has served as the Executive Vice President and General Counsel of the Company since October 2016, and as Chief Compliance Officer since April 2019. Prior to joining the Company, Ms. Moore served as Vice President and General Counsel of Luminant, a Company subsidiary, since April 2012. Ms. Moore joined the company in November 2005 and served as Counsel and Senior Counsel in the legal department prior to being named Luminant’s General Counsel. Prior to joining the company, Ms. Moore was an associate at Gardere Wynne Sewell LLP (which has since merged with Foley & Lardner LLP) where she engaged in a corporate and securities practice from 1998 to 2005. Ms. Moore is currently serving a two-year term as chair of the board of directors of Girls Inc. of Metropolitan Dallas. Ms. Moore received a bachelor’s degree in English from Duke University and a law degree from William and Mary Law School.

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MANAGEMENT

Stephen J. Muscato Executive Vice President and President Wholesale Operations & Development

Mr. Muscato has served as Executive Vice President and President Wholesale Operations & Development since January 2023. Prior to that, he served as Chief Commercial Officer of the Company since February 2020, as Senior Vice President of Vistra Corporate Services Company since October 2016, and Chief Commercial Officer of Vistra Corporate Services Company since January 2018. Prior to joining the Company, he served as Senior Vice President and Chief Commercial Officer of Luminant since 2013, where his responsibilities included optimizing the dispatch and value of Luminant’s power generation fleet, managing the commodity (power, gas, and coal), transportation (rail), and emissions requirements for Luminant’s operating assets, and ensuring development of a distinctive point of view on commodity dynamics in critical markets and geographies. Previously, Mr. Muscato held other senior leadership positions with Luminant, including senior vice president of commercial operations, vice president of gas trading—North America, and vice president of East gas and power trading. Mr. Muscato received both bachelor’s and master’s degrees in electrical engineering from the University of Rochester. He also completed the management leadership program at Columbia Business School.

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COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

The objectives of our executive compensation program are to align executives’ interests and those of our stockholders in accordance with the Company’s compensation philosophy. This Compensation Discussion and Analysis (“CD&A”) describes the elements, implementation, and results of our 2023 executive compensation program.

Compensation Philosophy

Vistra has a strong pay-for-performance compensation philosophy, which places an emphasis on “pay-at-risk,” such that a significant portion of our executive officers’ compensation is comprised of variable compensation. Vistra’s executive compensation program is intended to attract, motivate, and retain top-talent executive officers as leaders and compensate executive officers appropriately for their contribution to the attainment of Vistra’s financial, operational and strategic objectives. In addition, Vistra believes it is important to retain our top-tier talent and strongly align their interests with our stockholders by emphasizing incentive-based compensation. To achieve the goals of our compensation philosophy, Vistra believes that:

•	the overall compensation program should emphasize variable compensation elements that have a direct link to overall corporate performance and stockholder value;

•	the overall compensation program should place an increased emphasis on pay-at-risk with increased levels of responsibility;

•	the overall compensation program should attract, motivate, engage and retain top-talent executive officers to serve in key roles; and

•

an executive officer’s individual compensation level should be based upon both quantitative and qualitative performance of the executive’s area of responsibility as well as the executive officer’s individual performance.

2023 Named Executive Officers

Name	Title

James A. Burke	President & Chief Executive Officer

Kristopher E. Moldovan	Executive Vice President & Chief Financial Officer

Stephen J. Muscato	Executive Vice President & President Wholesale Operations and Development

Scott A. Hudson	Executive Vice President & President Vistra Retail

Stacy Doré	Chief Strategy and Sustainability Officer & Executive Vice President, Public Affairs

These individuals are Vistra’s named executive officers for 2023 (“Named Executive Officers” or “NEOs”)—while this Proxy Statement specifically discusses the compensation relating to Vistra’s Named Executive Officers, the practices and programs described herein generally extend more broadly across Vistra’s executive leadership team.

PERFORMANCE OVERVIEW

In this section, Vistra provides highlights of our performance in 2023, reflecting factors considered by the Social Responsibility & Compensation Committee in assessing variable pay outcomes for the Named Executive Officers.

2023 Performance Highlights

Through the continued focus on and execution against our strategic priorities, we delivered strong performance throughout 2023 and positioned Vistra for future success. Vistra’s Executive Annual Incentive Plan, or EAIP, places the greatest weighting on a combination of (i) Adjusted EBITDA, (ii) Adjusted Free Cash Flow before Growth (“FCFbG”) and (iii) other metrics, including total cost. Together, these metrics are designed to drive the organization’s focus on achieving

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COMPENSATION DISCUSSION AND ANALYSIS

business results while exercising discipline in cost decisions. As seen below, Vistra’s above-target performance on Adjusted EBITDA and Adjusted Free Cash Flow before Growth contributed to strong incentive plan payouts.

2023 EAIP Performance Summary; Select Metrics	Target	Performance	EAIP Results Achieved

Vistra Adjusted EBITDA(1) *($ m)	$3,560	$4,100	200%

Total Cost(2) ($ m)	$3,456	$3,501	93%

Adjusted Free Cash Flow before Growth(3) *($ m)	$1,815	$2,422	200%

*	See Annex A for a reconciliation of non-GAAP financial measures to the most comparable GAAP measure (as defined in Annex A).
(1)

Adjusted EBITDA means Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) as adjusted for unrealized gains or losses from hedging activities, tax receivable agreement impacts, reorganization items, and certain other items described from time to time consistent with Vistra’s earnings releases.

(2)

Total Cost is calculated as the sum of total costs to operate Vistra’s business units, including (i) selling, general and administrative (SG&A) expenses, (ii) operating and maintenance (O&M) expenses, (iii) cash spend associated with capital projects, (iv) development project spend and (v) other costs incurred to operate the business.

(3)

Adjusted Free Cash Flow before Growth means cash from operating activities excluding changes in margin deposits and working capital and adjusted for capital expenditures for growth investments, other net investment activities, and other items described from time to time consistent with Vistra’s earnings releases.

Vistra continued to execute against its strategic priorities including its capital allocation program while delivering strong results in 2023. The Company reported 2023 Net Income of $1.492 billion and Cash Flow from Operations of $5.453 billion. Vistra navigated another volatile year in both commodities markets and weather to achieve Ongoing Operations Adjusted EBITDA $440 million above the original guidance midpoint and Adjusted Free Cash Flow before Growth $441 million higher than the original guidance midpoint. See also “2023 Business Highlights” beginning on page 2 of this Proxy Statement for additional highlights of Vistra’s strategy execution and sustainability initiatives. In addition, Vistra’s strong financial performance translated into significant stockholder value, delivering a relative total stockholder return in the 95th percentile as compared to stock performance of the S&P 500 index constituents.

Say-on-Pay Vote and Stockholder Engagement

In May 2023, Vistra’s stockholders were asked to approve, on an advisory basis, the compensation paid to Vistra’s 2022 NEOs. A substantial majority (over 83%) of the votes cast on the “say-on-pay” proposal at that meeting were voted in favor of the proposal. The “say-on-pay” advisory vote serves as a tool to guide the Board and the Social Responsibility & Compensation Committee in ensuring alignment of Vistra’s executive compensation programs with stockholder interests. The Social Responsibility & Compensation Committee believes that these results reaffirm Vistra’s stockholders’ support of Vistra’s approach to executive compensation.

The Social Responsibility & Compensation Committee will continue to use the “say-on-pay” vote as a guidepost for stockholder sentiment and believes it is critical to maintain regular stockholder engagement, communication and transparency. Reflecting this commitment, members of our sustainability, investor relations and management teams regularly engage with stockholders and other stakeholders to discuss our sustainability strategy and initiatives, human capital management, company culture, corporate governance, and executive compensation practices in order to solicit feedback on these and a variety of other topics of interest. In advance of the 2024 Annual Meeting, our management team contacted our largest stockholders, along with other stockholders with known ESG specialties, to offer meetings to discuss our strategy, corporate governance, ESG initiatives, and other matters of interest to the investors. Please refer to page 38 of this Proxy Statement for more information regarding our stockholder and stakeholder engagement efforts.

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COMPENSATION DISCUSSION AND ANALYSIS

Emphasis on “At Risk” / Performance-Based Pay

Base salary and other fixed elements of compensation are essential to any compensation program and relevant to the recruitment and retention of top talent. However, we believe that “at risk” compensation for our most senior executives should represent a significant portion of their pay mix. Our 2023 executive compensation program reflects this philosophy. For 2023, 88% of our CEO’s total compensation and, on average, 86% of our other Named Executive Officers’ total compensation (i.e., base salary, short-term incentives and long-term incentives) was “at risk” compensation directly contingent on performance. Actual short-term incentives (i.e., EAIP) and long-term incentive awards are subject to the achievement of pre-established performance targets and/or are designed to link directly to enhanced stockholder value.

Base Salary	Annual Bonus Plan	Performance-Based RSUs (PSUs)	Time-Based RSUs
Short-Term Element		Long-Term Element
Not at risk	Performance-Based (at risk)		Value Based on Stock Price (at risk)

To enhance the performance-based element of our Named Executive Officers’ total compensation, the Board increased the weighting of PSUs for the NEOs’ total 2023 long-term incentive (“LTI”) grants. Our CEO received 60% (increased from 50% in 2022) of his target LTI grant in PSUs, and our other Named Executive Officers received 55% (increased from 50% in 2022) of their respective target LTI grants in PSUs.To further emphasize the performance-based element of total compensation, the Social Responsibility & Compensation Committee approved an LTI mix of 65% for PSUs and 35% for RSUs beginning in 2024 for all of the Named Executive Officers, including our CEO.

The following charts illustrate the 2023 pay mix for our CEO and the average pay mix for the other Named Executive Officers. Additional detail regarding the 2023 compensation of our Named Executive Officers is provided in the Summary Compensation Table and throughout this CD&A.

2023 Named Executive Officer Compensation Overview *

Chief Executive Officer(1) 2023 Pay Mix	Average Other Named Executive Officers(2) 2023 Pay Mix

*	Please see “Summary Compensation Table—2023” beginning on page 62 for details regarding the 2023 compensation of the Named Executive Officers.
(1)	Reflects Pay Mix for our CEO, Mr. Burke, based on 2023 base salary, actual EAIP payout, and target LTI award.
(2)	Reflects Pay Mix for our NEOs, excluding Mr. Burke, based on 2023 base salary, actual EAIP payout, and target LTI award.

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COMPENSATION DISCUSSION AND ANALYSIS

CORPORATE GOVERNANCE PRACTICES

In this section, Vistra provides details of its corporate governance framework, procedures and practices as they relate to Named Executive Officer compensation.

Role of the Social Responsibility & Compensation Committee

Vistra’s Social Responsibility & Compensation Committee is currently comprised of four independent directors—Lisa Crutchfield (Chair), Gavin Baiera, Jeff Hunter, and Julie Lagacy—whose primary responsibilities are to, among other things:

•	Determine and oversee the compensation philosophy, objectives, and program of Vistra, including making recommendations to the Board with respect to the adoption, amendment or termination of compensation and benefits plans, arrangements, policies and practices;

•	Evaluate the performance of Vistra’s executive officers;

•	Approve compensation of Vistra’s executive officers (other than the CEO) based on those evaluations, together with the CEO’s recommendations;

•	Recommend CEO compensation to the full Board for approval;

•	Oversee succession planning process;

•	Oversee and monitor the Company’s culture and core principles;

•	Oversee and monitor the Company’s human capital management strategy and initiatives;

•	Oversee and provide input on DEI efforts in coordination with management and Chief Diversity Officer; and

•	Review the Company’s corporate citizenship strategy and practices.

Governance Structure

The Social Responsibility & Compensation Committee’s charter can be found on Vistra’s website at: www.vistracorp.com/corporate-governance

Advisors to the Social Responsibility & Compensation Committee

The Social Responsibility & Compensation Committee has the sole authority to approve the fees, terms and engagement of each independent compensation consultant. During 2023, the Social Responsibility & Compensation Committee approved the continued engagement of Mercer (the “Compensation Consultant”) to provide advisory services to Vistra and the Social Responsibility & Compensation Committee on various aspects of Vistra’s executive compensation practices, including, but not limited to, the development of the compensation structure. For fiscal year 2023, the aggregate fees paid to the Compensation Consultant for executive compensation services totaled approximately $453,000. In addition, management of the Company directly engages affiliates of Mercer to provide other services outside of executive compensation. For fiscal year 2023, the Company paid to affiliates of the Compensation Consultant approximately $2.7 million for non-executive compensation related services, consisting of $129,000 for human resources-related consulting engagements and $2.6 million for insurance brokerage-related services performed for the Company, excluding insurance premiums that are paid through such affiliates to insurance carriers on behalf of us and our affiliates. These affiliates are separate from the entity that provides executive compensation consulting services to the Company.

For 2023, the Social Responsibility & Compensation Committee discussed the independence of the Compensation Consultant and whether its relationship with the Social Responsibility & Compensation Committee created a conflict of

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COMPENSATION DISCUSSION AND ANALYSIS

interest. In doing so, the Social Responsibility & Compensation Committee considered each of the factors set forth in Rule 10C-1(b)(4) under the Exchange Act and NYSE rules. As part of its review, the Social Responsibility & Compensation Committee received a letter from the Compensation Consultant that discussed its independence and provided relevant disclosure regarding the Exchange Act and NYSE factors. In accordance with its charter, the Social Responsibility & Compensation Committee determined that the Compensation Consultant is sufficiently independent to appropriately advise the Social Responsibility & Compensation Committee on compensation matters and that its relationship with the Compensation Consultant does not give rise to any conflict of interest.

Executive Compensation Best Practices

We Do...	We Do Not...

✓  Pay for Performance using a compensation structure that includes performance-based EAIP and long-term incentive plan awards that are aligned with stockholder interests

✓  Provide long-term incentive plan awards that are at-risk and performance-based and include Performance Stock Units with a multi-year performance period

✓  Engage in a rigorous process to establish total direct compensation and its components, including reviewing market and survey data sourced from our peer group of companies and our industry

✓  Have change in control benefits that are subject to “double trigger” provisions, requiring both the occurrence of a change in control event and a qualifying termination (e.g., involuntary termination without cause or resignation for good reason)

✓  Maintain stock ownership requirements for our CEO and other NEOs that require attainment of ownership levels before equity transactions can occur

✓  Have a clawback policy in place

✓  Have an independent compensation consultant that reports directly to the Social Responsibility & Compensation Committee

✓  Conduct an annual risk assessment to ensure that the structure and design of our compensation programs are not reasonably likely to result in excessive risk-taking that could have a material adverse impact on the Company

✓  Listen to stockholders by holding an advisory vote on executive compensation annually and taking the results of such vote into account when setting and reviewing our compensation practices and policies. We have had very positive results from our advisory vote on executive compensation each year the vote has been held

✓  Conduct stockholder outreach efforts to discuss topics of interest, including our executive compensation programs

×   Offer supplemental executive retirement plan benefits

×   Engage in option backdating or re-pricing

×   Permit hedging or pledging of our Common Stock by directors, employees (including the Named Executive Officers), or their related persons without General Counsel approval

×   Encourage excessive risk or inappropriate risk taking through our incentive programs

×   Guarantee annual bonuses

×   Provide any material perquisites to executives, other than reimbursement for relocation expenses, executive physicals, and financial planning and tax advice

×   Provide excise tax gross-ups upon a change in control

×   Provide loans from the Company to any executives or directors

×   Permit liberal share counting or “recycling” of shares

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Elements

In 2023, Vistra utilized the following elements of compensation to achieve our compensation objectives:

Compensation Element	Summary and Linkage to Philosophy

Base Salary	• A fixed element of compensation to provide a stable source of income • Provides market competitive compensation to attract and retain talent

Annual Incentive (EAIP)

•  A cash-based award that encourages executives to focus on specific corporate, business unit and individual performance goals

•  Earned only if threshold financial, operational and/or strategic objectives are met

•  Encourages executives to stay focused on near-term goals

Restricted Stock Units (Time-Based Awards)	• Rewards long-term stockholder value creation • Enhances executive stock ownership and promotes retention via three-year vesting schedule

Performance Stock Units (Performance-Based Awards)

•  Rewards long-term stockholder value creation and encourages executives to focus on long-term performance goals

•  Emphasizes long-term view with three-year horizon

•  Earned only if threshold financial objectives are met

Benefits	• Keeps program competitive and provides protection for executives

Perquisites	• Perquisites are limited in amount and use

Compensation Determination Process

Use of Market Data

Vistra establishes target compensation levels that are consistent with market practice and internal equity considerations (including position, responsibility and contribution) relative to base salaries, annual incentives and long-term incentives, as well as with the Social Responsibility & Compensation Committee’s assessment of the appropriate pay mix for a particular position. In order to gauge the competitiveness of our compensation programs, Vistra reviews compensation practices and pay opportunities through the use of survey data for the general industry and energy services industry, including but not limited to independent power producers and utilities as well as data from a selection of our publicly traded peer companies used as the compensation peer group. Vistra attempts to position itself to attract and retain qualified senior executives in the face of competitive pressures in our relevant labor markets.

Specifically, during 2023, Vistra used survey data and information regarding the pay practices of the energy services industry and general industry companies provided by our Compensation Consultant, regressed to Vistra’s revenue size. Vistra believes that revenue is an appropriate indicator of the size and complexity of an organization, which should be one of the considerations in determining compensation levels. The compensation data resulting from this analysis was a significant factor considered by the Social Responsibility & Compensation Committee with respect to its executive compensation decisions for the Named Executive Officers.

During 2023, Vistra utilized the company-specific data from the compensation peer group as an additional reference point when determining executive compensation, pay practices, pay magnitude, and pay evaluation. This peer group consisted of a select group of companies that the Social Responsibility & Compensation Committee believes are representative of the industry, revenue size, and talent market in which Vistra competes. Consistent with 2022, Vistra’s compensation peer group consisted of the following companies for 2023:

The AES Corporation	Entergy Corporation	Exelon Corporation
NRG Energy, Inc.	Public Service Enterprise Group Incorporated	UGI Corporation

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COMPENSATION DISCUSSION AND ANALYSIS

The Social Responsibility & Compensation Committee does not target any particular level of total compensation or individual component of compensation against the peer group or relevant survey data; rather, the Social Responsibility & Compensation Committee considers the range of total compensation provided by Vistra’s peers, together with information from published surveys, in determining the appropriate mix and level of total compensation for our executives.

Compensation of the CEO

In determining the compensation of the CEO, the Social Responsibility & Compensation Committee annually follows a thorough and detailed process. At the end of each year, the Chair of the Social Responsibility & Compensation Committee requests a formal written assessment of the CEO’s performance from all of the Board members. The Social Responsibility & Compensation Committee reviews a summary of these assessments, prepared by the Chief Administrative Officer, along with a report from the CEO outlining performance against objectives, and the performance of Vistra’s businesses. In addition, the Social Responsibility & Compensation Committee meets—with and without the CEO—to evaluate and discuss the CEO’s performance and the performance of Vistra’s businesses.

The Social Responsibility & Compensation Committee balances multiple factors in determining its recommendation for the CEO’s compensation, including ensuring that a substantial portion of the CEO’s compensation is directly linked to his performance and the performance of Vistra’s businesses and is strongly aligned with stockholders’ interests, and that his compensation is competitive with compensation paid to similarly performing executive officers with similar responsibilities in companies in our compensation peer group, and against the compensation survey data provided by the Compensation Consultant.

The Social Responsibility & Compensation Committee recommends compensation for the CEO to the full Board for consideration and approval. The full Board has a fulsome discussion with the Social Responsibility & Compensation Committee regarding the recommendation and supporting data.

Compensation of Other Named Executive Officers

In determining the compensation of each of Vistra’s Named Executive Officers (other than the CEO), the Social Responsibility & Compensation Committee seeks the input of the CEO. At the end of each year, the CEO reviews a self-assessment prepared by each of the other Named Executive Officers and assesses the Named Executive Officer’s performance against the relevant business unit (or area of responsibility) and individual goals and objectives. The CEO reviews these assessments with the Social Responsibility & Compensation Committee and makes recommendations for the compensation of the Named Executive Officers. With that context, the Social Responsibility & Compensation Committee determines and approves the compensation for each Named Executive Officer.

Role of the Compensation Consultant

To add rigor to the Social Responsibility & Compensation Committee process, the Compensation Consultant provides the Social Responsibility & Compensation Committee with an update on historical and forward-looking executive compensation trends for discussion. In 2023, the Compensation Consultant also provided the Social Responsibility & Compensation Committee with survey market data and peer analysis, which the Social Responsibility & Compensation Committee referenced when determining compensation for executive officers. The Social Responsibility & Compensation Committee authorized the Compensation Consultant to interact with Vistra’s management, as needed, on behalf of the Social Responsibility & Compensation Committee.

2023 COMPENSATION OVERVIEW

Base Salary

Vistra believes that base salary should reflect the scope and complexity of each executive officer’s position and the level of responsibility required to perform his or her job. It also believes that a competitive level of base salary is required to attract, motivate and retain qualified talent. Vistra seeks to ensure our cash compensation is competitive and sufficient to incentivize executive officers to remain with Vistra, recognizing our high-performance expectations across a broad set of operational, financial, customer service and community-oriented goals and objectives.

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COMPENSATION DISCUSSION AND ANALYSIS

The Social Responsibility & Compensation Committee regularly reviews base salaries and annually engages its independent Compensation Consultant to conduct analyses to ensure the base salaries are market-competitive, while also serving as an effective retention tool. The Social Responsibility & Compensation Committee may also review an executive officer’s base salary from time to time during a year, including if the executive officer is given a promotion or if his or her responsibilities are significantly modified.

As set forth in the employment agreements with Messrs. Burke, Moldovan, Hudson and Muscato and Ms. Doré, which are described under “Employment Arrangements and Severance Benefits” on page 60, the Social Responsibility & Compensation Committee may consider adjustments to base salaries for any of the Named Executive Officers at any time based on updated market data, updated roles and responsibilities and the Chief Executive Officer’s recommendation (for all other NEOs). The Social Responsibility & Compensation Committee may change base salaries for any of the NEOs, subject to Board approval to change the base salary for the Chief Executive Officer. Effective January 2023, the Social Responsibility & Compensation Committee approved an increase to Mr. Muscato’s base salary in connection with his appointment to President Wholesale Operations and Development.

The 2023 base salary for each Named Executive Officer is reflected in the table below.

Name	2023 Base Salary

James A. Burke President & Chief Executive Officer	$1,275,000

Kristopher E. Moldovan EVP & Chief Financial Officer	$630,000

Stephen J. Muscato EVP & President Wholesale Operations and Development	$775,000

Scott A. Hudson EVP & President Vistra Retail	$624,225

Stacy Doré Chief Strategy and Sustainability Officer & EVP, Public Affairs	$620,125

Annual Incentive Plan

Summary

The EAIP provides an annual performance-based cash bonus for the successful attainment of certain financial and operational performance targets that are established annually by the Social Responsibility & Compensation Committee. Under the terms of the EAIP, performance against these targets, which are set at challenging levels to incentivize exceptional performance (while at the same time balancing the needs for safety and investment in Vistra’s business), drives bonus funding.

Performance Framework

As a general matter, target-level performance is based on Vistra’s Board-approved financial and operational plan (the Financial Plan) for each upcoming year. The Social Responsibility & Compensation Committee sets high expectations for Vistra’s executive officers and therefore annually selects a target performance level that constitutes above average performance for the business based on the Financial Plan. Threshold and superior levels are for performance levels that are below or above Financial Plan-based expectations, respectively. Based on the level of attainment of these performance targets, an aggregate EAIP funding percentage amount for all participants is determined.

Target Opportunity (as a % of Salary)

Target cash bonus awards are set for each Named Executive Officer as a percentage of his or her base salary. Performance payouts on financial metrics are equal to, for any particular metric, 100% if the target level is achieved, 50% if the threshold level is achieved and 200% if the superior level is achieved. Actual performance payouts are interpolated on a linear basis for performance falling between the specified performance levels, with a maximum

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COMPENSATION DISCUSSION AND ANALYSIS

performance payout for any particular metric equal to 200%. The sum of these results determines the corporate performance payout percentage, which is then adjusted by an individual performance modifier as described below. The total maximum opportunity including the effects of the individual performance modifier is capped at 200% of target.

Name	2023 EAIP Target%(1)

James A. Burke President & Chief Executive Officer	130%

Kristopher E. Moldovan EVP & Chief Financial Officer	85%

Stephen J. Muscato EVP & President Wholesale Operations and Development	100%

Scott A. Hudson EVP & President Vistra Retail	90%

Stacey Doré Chief Strategy and Sustainability Officer & EVP, Public Affairs	85%

(1)	Described as a percentage of base salary.

Setting of Financial and Operational Performance Targets for 2023

Consistent with its annual practice, the Social Responsibility & Compensation Committee conducted a robust process of evaluating the scorecard metrics for the 2023 EAIP to ensure executives are effectively incentivized across all key aspects of the business.

The Social Responsibility & Compensation Committee approved scorecard metrics for the 2023 EAIP in December of 2022. The majority of our metrics are focused on financial parameters that align with stockholder value: Adjusted EBITDA, Total Costs, and Adjusted FCFbG. The targets for Adjusted EBITDA and Adjusted FCFbG were set consistent with the midpoint of Vistra’s 2023 guidance, which was issued in November 2022. In addition to these financial metrics, the Social Responsibility & Compensation Committee set goals to ensure that the management team was continuing to drive the performance of each of the key business units, Generation (via the Generation Operating Index) and Retail (via the Retail Operating Index), the Company’s ESG initiatives (via the ESG Index), and the Company’s strategic focus on the growth of the Vistra Zero portfolio (via the Vistra Zero Index). The metrics comprising the Generation Operating Index consist of core processes that lead to consistent and safe operations while also driving the Generation portion of Vistra’s financial metrics. The metrics comprising the Retail Operating Index focus on core customer operations that drive both high customer satisfaction and high performance of the Retail portion of Vistra’s financial metrics. To align management’s compensation with the Company’s important ESG and DEI goals, the metrics comprising the ESG Index include: GHG emissions reduction targets tracking to achieve 60% reduction by 2030 and net-zero by 2050; GHG-related advocacy efforts; DEI initiatives, including the implementation of various DEI programs, training and reporting enhancements, and updated recruiting efforts; and supplier diversity expansion. In addition, the Social Responsibility & Compensation Committee approved a Vistra Zero Index to align with the Company’s strategic focus on the growth of its Vistra Zero portfolio. Specific metrics and goals related to the Generation Operating Index, Retail Operating Index, ESG Index, and Vistra Zero Index are not disclosed due to the competitively sensitive nature of this information.

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COMPENSATION DISCUSSION AND ANALYSIS

The following table provides a summary (including relevant weighting) of the actual results and payout levels for the 2023 scorecard under the EAIP for Vistra, including the Named Executive Officers:

Named Executive Officer Vistra Scorecard Metrics	Weight	Target	Performance	Results Achieved	Weighted Average Funding

Vistra Adjusted EBITDA(1) *($ m)	25%	$3,560	$4,100	200%	50%

Total Cost(2) ($ m)	10%	$3,456	$3,501	93%	9%

Adjusted Free Cash Flow before Growth(3) *($ m)	25%	$1,815	$2,422	200%	50%

Generation Operating Index (%)	10%	100%	119%	119%	12%

Retail Operating Index (%)	10%	100%	177%	177%	18%

Vistra Zero Index	10%	100%	122%	122%	12%

ESG Index (%)	10%	100%	100%	100%	10%

Total	100%				161%

*	See Annex A for a reconciliation of non-GAAP financial measures to the most comparable GAAP measure (as defined in Annex A).
(1)

Adjusted EBITDA means Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) as adjusted for unrealized gains or losses from hedging activities, tax receivable agreement impacts, reorganization items, and certain other items described from time to time consistent with Vistra’s earnings releases.

(2)

Total Cost is calculated as the sum of total costs to operate Vistra’s business units, including (i) selling, general and administrative (SG&A) expenses, (ii) operating and maintenance (O&M) expenses, (iii) cash spend associated with capital projects, (iv) development project spend and (v) other costs incurred to operate the business.

(3)

Adjusted Free Cash Flow before Growth means cash from operating activities excluding changes in margin deposits and working capital and adjusted for capital expenditures for growth investments, other net investment activities, and other items described from time to time consistent with Vistra’s earnings releases.

Individual Performance Highlights

After determining and approving the corporate performance payout percentages based on actual Company performance against the applicable performance metrics under the EAIP, the Social Responsibility & Compensation Committee and the CEO review the performance of each of Vistra’s executive officers on an individual and comparative basis. Based on this review, which includes an analysis of both objective and subjective criteria, as determined by the Social Responsibility & Compensation Committee in its sole discretion, including the CEO’s recommendations (with respect to all executive officers other than himself), the Social Responsibility & Compensation Committee approves an individual performance modifier for each executive officer. The individual performance modifier is determined on a basis independent of the corporate performance payout calculations.

In accordance with the terms of the EAIP, the individual performance modifier can range from an “exceeds expectation” rating (111-150%) to a “needs improvement” rating (0-50%). To calculate an executive officer’s final annual cash incentive bonus, the corporate performance payout percentages are multiplied by the executive officer’s target incentive amount, which is computed as a percentage of annualized base salary, and then further multiplied by the executive officer’s individual performance modifier, with the maximum bonus opportunity subject to the aggregate cap of 200% of such executive officer’s target bonus under the employment agreements.

Additionally, certain executives, including the Named Executive Officers, are subject to an “executive limiter” in which the EAIP is capped at 50% of each executive’s target bonus if Vistra’s Adjusted EBITDA did not meet the Adjusted EBITDA threshold performance level. In the event that such Adjusted EBITDA threshold performance level is not met, the Board has complete discretion on any final annual cash incentive bonus paid to such executives. The Social Responsibility & Compensation Committee evaluated the Company’s performance against the Adjusted EBITDA target approved in the scorecard to determine whether the executive limiter was triggered. In 2023, because Vistra’s Adjusted EBITDA exceeded the threshold performance level based on the scorecard, no “executive limiter” was applicable.

Actual Awards

The Social Responsibility & Compensation Committee and the Board (as applicable) certified financial results for 2023 and approved the individual performance modifiers for all Named Executive Officers, and they were paid their approved bonuses in March 2024. Based on its review of the results of 2023 performance, the Social Responsibility &

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Compensation Committee made no adjustments to the 2023 actual performance outcomes. The discussion below highlights key factors of each NEO’s individual performance used in determining the individual performance ratings.

Mr. Burke, President & Chief Executive Officer: In his first full year as CEO, Mr. Burke led Vistra to strong financial performance while also successfully executing the acquisition of Energy Harbor to expand Vistra’s nuclear and retail footprint. Mr. Burke clearly defined Vistra’s purpose to the markets and developed a strong reputation for thoughtful and clear communication. The markets responded with a strong vote of confidence evident in Vistra’s stock performance in 2023. Within Vistra, Mr. Burke has continued to focus on the safety and development of the Vistra executive leadership team and employees, resulting in reduced attrition and increased engagement. As a result of Mr. Burke’s strong performance as CEO, the Board of Directors approved an above target EAIP payment for 2023.

Mr. Moldovan, EVP & Chief Financial Officer: In 2023, Mr. Moldovan led the strategic structuring and financing of the Energy Harbor transaction in a manner that allowed Vistra to continue its capital allocation program. In addition, he led the process to repurchase a significant majority of outstanding rights under the Company’s Tax Receivable Agreement, which is expected to increase free cash flow over the next several years, and he completed multiple critical financing transactions during the year. Mr. Moldovan is viewed as a leader across Vistra and continues to build credibility with investors. As a result of Mr. Moldovan’s strong performance as CFO, the Social Responsibility & Compensation Committee approved an above target EAIP payment for 2023.

Mr. Muscato, EVP and President, Wholesale Operations and Development: Mr. Muscato took on expanded responsibilities in 2023. Beyond continued responsibility for the commercial and development operations, Mr. Muscato began leading the fossil operations organization as well. During 2023, employee safety improved over the previous year, and the plants under his organization performed at a peak performance level throughout the year, and in particular during the periods of high heat experienced during the summer. In addition, the commercial team continued to successfully execute a well thought out hedging strategy that allowed Vistra to capture additional value. For these and other reasons, the Social Responsibility & Compensation Committee approved an above target EAIP payment for 2023.

Mr. Hudson, EVP & President Vistra Retail: Mr. Hudson led the retail organization to another strong performance in 2023. The retail team outperformed its financial targets amid strong customer retention and growth. Mr. Hudson also drove innovation, successfully introducing several new retail products to the market in 2023. For these and other reasons, the Social Responsibility & Compensation Committee approved an above target EAIP payment for 2023.

Ms. Doré, Chief Strategy and Sustainability Officer & EVP, Public Affairs: Most importantly, in 2023, Ms. Doré successfully led the Vistra team’s efforts to evaluate and negotiate the Energy Harbor transaction. In addition, Ms. Doré positively impacted critical market and regulatory discussions around the country in key energy markets. Ms. Doré has become a strong voice representing Vistra and is well respected within and outside of the Company. For these and other reasons, the Social Responsibility & Compensation Committee approved an above target EAIP payment for 2023.

The table below provides a summary of the 2023 performance-based cash bonus for each NEO under the EAIP, applying the corporate performance payout percentage and each NEO’s respective individual performance modifier.

Name	2023 Target (% of salary)	2023 Target Award ($ Value)(1)	2023 Actual Award ($)

James A. Burke	130%	$1,634,630	$3,158,105

Kristopher E. Moldovan	85%	$529,184	$1,022,383

Stephen J. Muscato	100%	$775,000	$1,497,300

Scott A. Hudson	90%	$559,813	$991,429

Stacey Doré	85%	$520,847	$1,006,276

(1)	Value of target award based on 2023 salary, as pro-rated for annual adjustments.

Long-Term Incentive

Equity awards made under the 2016 Incentive Plan are intended to serve as a retention and motivational tool and align the interests of Vistra’s executive officers with the interests of Vistra’s stockholders. Targeted grant values are determined based on an evaluation of internal pay equity, and compensation levels for comparable positions among

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COMPENSATION DISCUSSION AND ANALYSIS

peer companies, the energy services industry and general industry. Award values are benchmarked against overall market data and proxy data from Vistra’s peer group.

In February 2023, the Compensation Consultant evaluated the long-term incentive program for executive officers. The Social Responsibility & Compensation Committee considered this evaluation and approved a change in the mix of awards in the LTI program for 2023 to better align with market practices and enhance the performance-based element of the LTI program, as follows:

	2022 PSU / RSU Mix	2023 PSU / RSU Mix

CEO	50% / 50%	60% / 40%

Other NEOs	50% / 50%	55% / 45%

LTI Awards Granted in 2023

Name	Total Target Value(1)

James A. Burke	$6,000,000

Kristopher E. Moldovan	$2,800,000

Stephen J. Muscato	$3,500,000

Scott A. Hudson	$2,400,000

Stacey Doré	$2,750,000

(1)	Reflects annual LTI awards approved by the Social Responsibility & Compensation Committee in February 2023.

Performance Stock Units

For 2023, the targeted equity value in the form of PSUs for the annual LTI awards was 60% for the Chief Executive Officer and 55% for all other Named Executive Officers. The number of target PSUs awarded to each executive in 2023 was determined by dividing the targeted PSU value for each executive by the closing price of the Common Stock on the trading day immediately prior to the date of grant as reported on the NYSE.

For the 2023 PSU grants, the Social Responsibility & Compensation Committee approved the following performance metrics and weightings for the 2023-2025 performance period:

Performance Stock Units Metrics Summary	Weight

Adjusted FCFbG (per share)	100%

Relative TSR Modifier(1)	+/- 25%

(1)	Based on Vistra stock performance relative to S&P 500 index constituents.

The PSUs have a single performance metric of Adjusted FCFbG per share with a Relative Total Stockholder Return (“TSR”) modifier, with a three-year performance period (2023-2025) for both financial and Relative TSR metrics. The Relative TSR Modifier measures the Company’s performance relative to the S&P 500 index constituents, and applies a modifier to amounts earned based on the Adjusted FCFbG per share performance outcome as follows:

Relative Performance	RTSR Modifier

75th%ile or higher	1.25x

>25th%ile to <75th%ile	No modification

25th%ile or lower	0.75x

If Vistra’s Absolute TSR is negative for the three-year performance period, payouts will be capped at 100% of the target number of PSUs granted regardless of actual performance. The forward-looking targeted levels for Adjusted FCFbG per share are not disclosed due to the competitively sensitive nature of this information.

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COMPENSATION DISCUSSION AND ANALYSIS

Based on its review with the Compensation Consultant, the Social Responsibility & Compensation Committee believes these metrics appropriately align and incentivize Vistra’s management team’s focus on long-term stockholder value creation in support of its capital allocation priorities.

The 2023 PSUs will vest on February 24, 2026 and are settled in shares of Common Stock based on the certification of the results of the performance metrics following the performance period. The overall maximum payout cap for each NEO (including the effects of the Relative TSR Modifier) is 200% of his or her target PSU award based on actual performance against the target levels set by the Social Responsibility & Compensation Committee.

Restricted Stock Units

For 2023, targeted equity value in the form of RSUs for the annual LTI awards was 40% for the Chief Executive Officer and 45% for all other Named Executive Officers. The RSUs vest ratably over a three-year period to promote long-term executive retention and alignment with stockholders. Each RSU represents the right to receive one share of Common Stock as of the vesting date for the award. The number of RSUs awarded to each executive in 2023 was determined by dividing the targeted RSU value for each executive by the closing price of the Common Stock on the trading day immediately prior to the date of grant as reported on the NYSE.

2023 Equity Awards

The values included in the following table reflect the total value of long-term incentive awards and the number of restricted stock units and performance stock units granted to each Named Executive Officer in 2023.

Name	Target Value of 2023 Long-Term Incentive Award(1)	Number of Restricted Stock Units	Number of Performance Stock Units

James A. Burke	$6,000,000	106,666	160,000

Kristopher E. Moldovan	$2,800,000	56,000	68,444

Stephen J. Muscato	$3,500,000	70,000	85,555

Scott A. Hudson	$2,400,000	48,000	58,666

Stacey Doré	$2,750,000	55,000	67,222

(1)	Reflects annual LTI awards approved by the Social Responsibility & Compensation Committee in February 2023.

2021 PSU Results

In February 2024, the Social Responsibility & Compensation Committee evaluated the results of 2023 performance, the final year in the 2021-2023 measurement period for the PSUs granted in 2021. Adjusted FCFbG per share performance targets were set for each year in the three-year performance period consistent with the Company’s annual budget plan, and PSU performance results are measured on a cumulative basis over a three-year period. Notably, the Company’s superior performance (200% of target) in 2022 and 2023 significantly offset the impact of Winter Storm Uri on 2021 performance results, resulting in a payout of 124% of target related to the Adjusted FCFbG per share metric. Vistra’s relative TSR performance was measured cumulatively over a three-year period, and the Company achieved the 95th percentile over the three-year period, resulting in a 1.25x modifier being applied to the amounts earned pursuant to the Adjusted FCFbG per share metric.

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COMPENSATION DISCUSSION AND ANALYSIS

Based on this review, the Social Responsibility & Compensation Committee made no adjustments to the actual performance results and certified the performance results of the 2021 PSUs for the Named Executive Officers as set forth below.

2021 PSUs Scorecard Metrics	Weight	Target	Performance(1)	Performance Payout

Adjusted FCFbG per share ($)	100%	$11.67	$12.05	124%

Relative TSR modifier(2)	+/-25%	>25th%ile to <75th%ile	95th %ile	1.25	x

				154%

(1)	Reflects the cumulative performance for the three-year performance period of 2021-2023, with final results reviewed and certified by the Social Responsibility & Compensation Committee.
(2)	Based on Vistra stock performance relative to S&P 500 index constituents.

The following table sets forth the final number of 2021 PSUs earned by each Named Executive Officer, which is determined by multiplying the original target award for such Named Executive Officer by the cumulative payout performance percentage. The 2021 PSUs vested on February 22, 2024 and were settled in shares of Common Stock.

Name	Target Award for 2021 PSUs	Final Number of PSUs Earned

James A. Burke	76,385	117,633

Kristopher E. Moldovan	5,173	7,966

Stephen J. Muscato	65,473	100,828

Scott A. Hudson	32,409	49,910

Stacey Doré(1)	—	—

(1)	Ms. Doré held no 2021 PSUs, which were granted to our other Named Executive Officers prior to her start date in 2022.

COMPENSATION POLICIES AND PRACTICES

Stock Ownership Guidelines

The Social Responsibility & Compensation Committee and the Board require each Named Executive Officer to hold Common Stock with a value equal to a multiple of their base salary as set forth in the table below. We believe that a significant ownership stake by the Named Executive Officers leads to a stronger alignment of interests between executive officers and stockholders and supports our corporate governance focus. The current stock ownership for our Named Executive Officers is shown below, based on the 60-day average share price of $47.60 as of the Record Date:

Title	Target Ownership Level	Actual Ownership Multiple

James A. Burke	5x base salary	28x base salary

Kristopher E. Moldovan	3x base salary	12x base salary

Stephen J. Muscato	3x base salary	19x base salary

Scott A. Hudson	3x base salary	19x base salary

Stacey Doré	3x base salary	7x base salary

For purposes of calculating compliance with the stock ownership requirements, ownership includes shares of Common Stock beneficially owned directly or indirectly and unvested RSUs. Unvested PSUs and stock options (whether vested or unvested) are not counted toward the ownership requirement. Named Executive Officers have five years after becoming subject to the stock ownership requirements to achieve compliance. Until the ownership requirement is met, each Named Executive Officers is expected to retain any shares of stock acquired with the exercise of options or upon

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COMPENSATION DISCUSSION AND ANALYSIS

the vesting of other equity awards, net of funds necessary to pay the exercise price of stock options and for payment of applicable taxes. At the end of the five-year period, if any Named Executive Officer fails to attain the required level of common stock ownership, action may be taken, in the discretion of the Social Responsibility & Compensation Committee considering all factors it deems relevant, including awarding annual incentive cash bonuses in the form of restricted shares or requiring a Named Executive Officer to refrain from disposing of any vested equity awards and shares realized from any option exercise.

Compensation Risk Analysis

The Company’s management team annually conducts an internal risk review and assessment process relative to general compensation plan risk factors (or the potential for unintended consequences), which is reviewed by the Compensation Consultant. The assessment of our compensation policies and practices includes, among other things, a review of:

•	our overall compensation structure;

•	the overall mix of compensation vehicles, including target and maximum compensation with respect to each plan;

•	the structure of the incentive plans;

•	other company pay plans;

•	the mix of cash and equity payouts at various compensation levels;

•	the performance time horizons used by our plans;

•	the use of multiple financial and operational performance metrics that are readily monitored and reviewed;

•	the incorporation of both operational and financial goals and individual performance modifiers;

•	the inclusion of maximum caps and other plan-based mitigants on the amount of our awards;

•	the risk of earnings manipulation posed by the incentive structure;

•	the extent to which the Named Executive Officer pay program rewards short-term decisions at the risk of long-term performance;

•	governance for oversight of program design and administration; and

•

multiple levels of review and approval of awards (including approval of the Social Responsibility & Compensation Committee with respect to awards to executive officers and awards to other employees that exceed monetary thresholds).

The Company also generally considered other compensation policies (such as clawback and anti-hedging policies), other compensation plans relating to severance and change-in-control benefits, and compensation governance.

Following their assessment, our management team prepares a report, which is provided to the Social Responsibility & Compensation Committee for review. The Social Responsibility & Compensation Committee reviews the report, which is also made available to the full Board. For 2023, we concluded that there were no material issues regarding our executive pay programs, and that the design of the Company’s incentive pay plans has, overall, a low-risk profile. Based on the foregoing, the Social Responsibility & Compensation Committee and the Company’s management concluded that the risks arising from our overall compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Benefits and Perquisites

Benefits

Vistra’s executive officers generally have the opportunity to participate in certain of Vistra’s broad-based employee compensation plans, including Vistra’s Thrift (401(k)) Plan (the “Thrift Plan”), and health and welfare plans. Please refer to the footnotes to the Summary Compensation Table below for more information.

Perquisites

Vistra provided our executives with financial planning and executive physicals during 2023.

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COMPENSATION DISCUSSION AND ANALYSIS

Employment Arrangements and Severance Benefits

Vistra has entered into employment agreements with each of the Named Executive Officers. Each of the employment agreements provides that certain payments and benefits will be paid upon the expiration of the agreement or an earlier termination of the Named Executive Officer’s employment under certain circumstances, including a termination without cause, a resignation for good reason and a qualifying termination of employment within a fixed period of time following a change in control of Vistra.

The change in control severance benefits for the Named Executive Officers are “double trigger” benefits, requiring both (i) change in control of Vistra and (ii) a qualifying termination of employment before any applicable Named Executive Officer is entitled to receive any change in control severance payment.

Vistra believes that these provisions are important in order to attract, motivate and retain the caliber of executive officers that our business requires and provide incentive for our executive officers to fully consider potential changes that are in Vistra’s and our stockholders’ best interests, even if such changes could result in the executive officers’ termination of employment.

Other Compensation Policies

Potential Impact of Restatements and Ability to Claw Back Compensation Awards

The Social Responsibility & Compensation Committee has adopted a clawback policy to address any restatements, if they occur, that may impact our key financial metrics and our financial performance in accordance with the requirements of NYSE. The Social Responsibility & Compensation Committee will seek to recover amounts paid to executive officers with respect to performance-based awards to the extent such specified performance targets were not achieved in light of a restatement. We believe this policy allows for remedial action to be taken if executive compensation is awarded for achievement of financial performance that is later determined not to have been achieved and further aligns the Named Executive Officers’ interests with those of our stockholders.

Insider Trading Policy and Prohibition on Hedging and Pledging

Under Vistra’s insider trading policy, members of the Board and all of Vistra’s officers and employees, together with their respective related persons, are prohibited from engaging in any hedging transactions or otherwise pledging Vistra securities as collateral or engaging in short sales of Vistra securities. Any exceptions to this policy must be approved by Vistra’s General Counsel on a case-by-case basis, and in no case will an exception be granted in violation of applicable law or if such exception would introduce, in the sole estimation of Vistra’s General Counsel, an unacceptable risk to Vistra.

Accounting, Tax and Other Considerations

Accounting Considerations

Vistra follows ASC 718 for our stock-based compensation awards, and the compensation that it pays to our executives is expensed in Vistra’s financial statements as required by U.S. Generally Accepted Accounting Principles (“GAAP”). As one of many factors, the Social Responsibility & Compensation Committee considers the financial statement impact in determining the amount of, and allocation among the elements of, executive compensation.

Income Tax Considerations

Section 162(m) of the Code limits the tax deductibility of compensation paid by a public company to its CEO and certain other highly compensated executive officers to $1 million. We have historically retained, and expect to continue to retain, flexibility to award compensation that is consistent with our corporate objectives even if it does not qualify for a tax deduction.

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COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of Vistra’s directors who currently serve, or during the past year have served, as members of the Social Responsibility & Compensation Committee is, or has, at any time, been one of Vistra’s officers or employees. None of Vistra’s executive officers currently serves, or has served during the last completed fiscal year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board or the Social Responsibility & Compensation Committee.

SOCIAL RESPONSIBILITY & COMPENSATION COMMITTEE REPORT

Our executive compensation program is administered and reviewed by the Social Responsibility & Compensation Committee. The Social Responsibility & Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussion, the Social Responsibility & Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

This report is submitted by the members of the Social Responsibility & Compensation Committee as of April 3, 2024.

Social Responsibility & Compensation Committee

Lisa Crutchfield (Chair)

Gavin R. Baiera

Jeff D. Hunter

Julie Lagacy

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COMPENSATION TABLES

Summary Compensation Table—2023

The following table provides information for the fiscal years ended December 31, 2023, 2022, and 2021 regarding the aggregate compensation paid to Vistra’s Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value & Non-qualified Deferred Compensation ($)	All Other Compensation ($)(3)	Total ($)

James A. Burke President & Chief Executive Officer	2023	1,262,596	—	5,999,985	—	3,158,105	—	32,690	10,453,376
	2022	1,014,847	—	6,061,159	—	1,453,551	—	30,267	8,559,824
	2021	853,077	—	3,499,961	—	710,613	—	28,865	5,092,516

Kristopher E. Moldovan EVP & Chief Financial Officer	2023	627,519	—	2,799,990	—	1,022,383	—	38,384	4,488,276
	2022	451,731	—	1,462,183	—	387,373	—	29,166	2,330,453

Stephen J. Muscato EVP & Chief Commercial Officer	2023	772,296	—	3,499,988	—	1,497,300	—	23,065	5,792,649
	2022	630,552	—	3,448,936	—	800,378	—	21,750	4,901,616
	2021	605,000	—	2,999,973	—	500,546	—	20,427	4,125,946

Scott A. Hudson EVP & President Vistra Retail	2023	621,707	—	2,399,985	—	991,429	—	36,396	4,049,517
	2022	604,427	—	2,303,013	—	690,592	—	30,937	3,628,969
	2021	575,385	—	1,484,980	—	431,363	—	33,395	2,525,123

Stacey Doré Chief Strategy and Sustainability Officer & EVP, Public Affairs	2023	617,624	150,000	2,749,995	—	1,006,276	—	30,676	4,554,571

(1)

Amounts reported with respect to RSUs granted to the Named Executive Officers reflect the grant date fair value of the award computed in accordance with ASC 718 (using the assumptions discussed in Note 19 to the Vistra Corp. Consolidated Financial Statements included in Vistra’s annual report on Form 10-K filed with the SEC on February 29, 2024 (the “Consolidated Financial Statements”)). Amounts reported with respect to PSU values are based on share price at the service inception date assuming target performance. Assuming maximum performance of the 2023 PSUs, the total maximum potential value of the equity awards granted to each NEO in 2023 would be as follows: Mr. Burke, $7,616,000; Mr. Moldovan, $3,257,934; Mr. Muscato, $4,072,418; Mr. Hudson, $2,792,502; and Ms. Doré, $3,199,767.

(2)	The amounts reported as “Non-Equity Incentive Plan Compensation” were earned by the respective Named Executive Officers under the EAIP.
(3)	The amounts for 2023 reported as “All Other Compensation” are attributable to the Named Executive Officer’s receipt of compensation as described in the table below.

Name and Principal Position	Year	Matching Contribution to Thrift Plan ($)(a)	Financial Planning ($)(b)	Executive Physical ($)	Total ($)

James A. Burke President & Chief Executive Officer	2023	19,800	12,890	—	32,690

Kristopher E. Moldovan EVP & Chief Financial Officer	2023	19,800	11,300	7,284	38,384

Stephen J. Muscato EVP & Chief Commercial Officer	2023	19,559	—	3,506	23,065

Scott A. Hudson EVP & President Vistra Retail	2023	19,596	12,890	3,910	36,396

Stacey Doré Chief Strategy and Sustainability Officer & EVP, Public Affairs	2023	12,729	12,890	5,057	30,676

For purposes of preparing this table, all perquisites are valued on the basis of the actual cost to Vistra.

(a)

Vistra’s Thrift Plan allows participating employees to contribute a portion of their regular salary or wages to the plan. Under the Thrift Plan, Vistra matches a portion of an employee’s contributions. This matching contribution is 100% of each Named Executive Officer’s contribution, not to exceed 6% of the Named Executive Officer’s salary (with the salary capped at the annual IRS compensation limit). All matching contributions are invested in Thrift Plan investments as directed by the participant.

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COMPENSATION TABLES

(b)

Vistra offers to pay for our executive officers to receive financial planning services. This service is intended to support them in managing their financial affairs, which Vistra considers especially important given the high level of time commitment and performance expectation required of our executive officers. Furthermore, Vistra believes that such service helps ensure greater accuracy and compliance with individual tax regulations by our executive officers.

Grants of Plan-Based Awards—2023

The following table sets forth information regarding grants of compensatory awards to the Named Executive Officers for 2023.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Numbers of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Options Awards ($)(4)
Name	Approval Date	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

James A. Burke	—	—	828,750	1,657,500	3,315,000	—	—	—	—	—
	2/23/2023	2/24/2023	—	—	—	80,000	160,000	320,000	106,666	5,999,985
Kristopher E. Moldovan	—	—	267,750	535,500	1,071,000	—	—	—	—	—
	2/23/2023	2/24/2023	—	—	—	34,222	68,444	136,888	56,000	2,799,990

Stephen J. Muscato	—	—	387,500	775,000	1,550,000	—	—	—	—	—
	2/23/2023	2/24/2023	—	—	—	42,778	85,555	171,110	70,000	3,499,988
Scott A. Hudson	—	—	280,901	561,803	1,123,605	—	—	—	—	—
	2/23/2023	2/24/2023	—	—	—	29,333	58,666	117,332	48,000	2,399,985

Stacey Doré	—	—	263,553	527,106	1,054,213	—	—	—	—	—
	2/23/2023	2/24/2023	—	—	—	33,611	67,222	134,444	55,000	2,749,995

(1)

Based on annualized salary rate for each NEO at the end of 2023. Represents the threshold, target, and maximum amounts (where applicable) available to be earned under the EAIP for 2023 for each Named Executive Officer based on achievement of company performance metrics, which would be subject to an individual performance modifier, as determined by the Board in the case of the CEO, and by the Social Responsibility & Compensation Committee with respect to the other NEOs, to arrive at the final payout amount. Actual payments are reported in the Summary Compensation Table in the year earned under the heading “Non-Equity Incentive Plan Compensation” and described under “Annual Incentive Plan” on page 52.

(2)

Represents the threshold, target and maximum amounts of PSUs granted pursuant to the 2016 Incentive Plan. As described in further detail under the section entitled “Long-Term Incentive Plan,” the 2023 PSUs require performance goals to be attained over a three-year period scheduled to end on December 31, 2025. The 2023 PSUs are payable in Common Stock based on the results of market, performance and time-based criteria and will vest on February 24, 2026.

(3)	Represents RSUs granted pursuant to the 2016 Incentive Plan.
(4)

Represents the sum of (i) the grant date fair value of RSUs as computed in accordance with ASC 718 and (ii) the fair value of PSUs based on share price at the service inception date assuming target performance.

For a discussion of certain material terms of the employment agreements and other agreements with certain Named Executive Officers, please see “Compensation Philosophy” beginning on page 45 and “Potential Payments upon Termination or Change in Control” beginning on page 65.

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COMPENSATION TABLES

Outstanding Equity Awards at Fiscal Year-End—2023

The following table sets forth information regarding outstanding equity awards held by the Named Executive Officers at fiscal year-end for 2023.

		Option Awards				Restricted Stock Units				Performance Stock Units
Name	Year	Securities Underlying Unexercised Options (#) Exercisable	Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Shares or Units of Stock that have Vested (#)	Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested ($)(1)	Unearned Shares or Units of Stock that have not Vested (#)		Market Value of Unearned Shares or Units of Stock that have not vested ($)(1)

James A. Burke	2023	—	—	—	—	—	106,666	(2)	$4,108,774	160,000	(5)	$6,163,200
	2022	—	—	—	—	37,702	75,405	(3)	$2,904,601	132,449	(6)	$5,101,935

	2021	—	—	—	—	50,923	25,462	(4)	$980,796	76,385	(7)	$2,942,350

	2020	145,687	—	$22.98	2/25/2030	32,637	—		—	—		—

	2019	99,364	—	$26.56	2/26/2029	28,237	—		—	—		—

	2018	567,000	—	$19.68	4/9/2027	—	—		—	—		—

	2017	86,633	—	$18.90	3/31/2028	33,333	—		—	—		—

	2016	421,053	—	$14.03	10/11/2026	122,324	—		—	—		—

Kristopher E. Moldovan	2023	—	—	—	—	—	56,000	(2)	$2,157,120	68,444	(5)	$2,636,463
	2022	—	—	—	—	17,058	34,119	(3)	$1,314,264	6,727	(6)	$259,124

	2021	—	—	—	—	6,404	3,202	(4)	$123,341	5,173	(7)	$199,264

	2020	20,775	—	$22.98	2/25/2030	6,205	—		—	—		—

	2019	14,169	—	$26.56	2/26/2029	5,368	—		—	—		—

	2018	45,000	—	$19.68	4/9/2027	—	—		—	—		—

	2017	10,313	—	$18.90	3/31/2028	5,291	—		—	—		—

	2016	49,668	—	$13.26	10/25/2026	—	—		—	—		—

Stephen J. Muscato	2023	—	—	—	—	—	70,000	(2)	$2,696,400	85,555	(5)	$3,295,579
	2022	—	—	—	—	24,026	48,054	(3)	$1,851,040	72,080	(6)	$2,776,522

	2021	—	—	—	—	43,648	21,825	(4)	$840,699	65,473	(7)	$2,522,020

	2020	122,377	—	$22.98	2/25/2030	27,415	—		—	—		—

	2019	79,491	—	$26.56	2/26/2029	22,590	—		—	—		—

	2018	227,000	—	$19.68	4/9/2027	—	—		—	—		—

	2017	41,254	—	$18.90	3/31/2028	21,164	—		—	—		—

	2016	105,263	—	$14.03	10/11/2026	30,581	—		—	—		—

Scott A. Hudson	2023	—	—	—	—	—	48,000	(2)	$1,848,960	58,666	(5)	$2,259,814
	2022	—	—	—	—	16,017	32,036	(3)	$1,234,027	48,053	(6)	$1,851,002

	2021	—	—	—	—	21,606	10,803	(4)	$416,132	32,409	(7)	$1,248,395

	2020	81,585	—	$22.98	2/25/2030	18,276	—		—

	2019	53,656	—	$26.56	2/26/2029	15,248	—		—	—		—

	2018	227,000	—	$19.68	4/9/2027	—	—		—	—		—

	2017	41,254	—	$18.90	3/31/2028	21,164	—		—	—		—

	2016	105,263	—	$14.03	10/11/2026	30,581	—		—	—		—

Stacey Doré	2023	—	—	—	—	—	55,000	(2)	$2,118,600	67,222	(5)	$2,589,391

	2022	—	—	—	—	13,478	26,958	(8)	$1,038,422	—		$—

(1)

The amount listed in this column represents the product of the closing market price of the Common Stock on December 29, 2023 of $38.52 multiplied by the number of shares of stock subject to the award as reflected in the previous column.

(2)	Includes awards granted on February 24, 2023 and vesting ratably on the first three anniversaries of February 24, 2023.
(3)

Includes awards granted on February 24, 2022 and vesting ratably on the first three anniversaries of February 24, 2022. For Messrs. Burke and Moldovan, also includes RSUs granted on August 1, 2022 in connection with their respective promotions to Chief Executive Officer and Chief Financial Officer, which RSUs vest ratably on the first three anniversaries of August 1, 2022.

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COMPENSATION TABLES

(4)	Granted on February 22, 2021 and vests ratably on the first three anniversaries of February 22, 2021.
(5)

The 2023 PSUs require performance goals to be attained over a three-year period scheduled to end on December 31, 2025. The 2023 PSUs are payable in Common Stock based on the results of market, performance, and time-based criteria and vest on February 24, 2026. In the table above, the number and market value of the units that vest reflect target performance.

(6)

The 2022 PSUs require performance goals to be attained over a three-year period scheduled to end on December 31, 2024. The 2022 PSUs are payable in Common Stock based on the results of market, performance, and time-based criteria and vest on February 24, 2025. In the table above, the number and market value of the units that vest reflect target performance.

(7)

The 2021 PSUs required performance goals to be attained over a three-year period ended December 31, 2023. The 2021 PSUs were paid in Common Stock based upon the results of market, performance, and time-based criteria and vested on February 22, 2024. In the table above, the number and market value of the units that vest reflect target performance. In February 2024, the Social Responsibility & Compensation Committee certified the performance payout of the 2021 PSUs. See “2021 PSU Results” on page 57 for further details.

(8)	Includes RSUs granted on August 23, 2022, which RSUs vest ratably on the first three anniversaries of August 23, 2022.

Option Exercises and Stock Vested—2023

The following table sets forth information regarding the exercise of options and the vesting of stock awards by each Named Executive Officer during 2023.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(1) (#)	Dividend Value Realized on Vesting ($)	Value Realized on Vesting ($)	Total Value Realized on Vesting(2) ($)

James A. Burke	—	—	90,198	111,927	2,071,836	2,183,762

Kristopher E. Moldovan	—	—	24,120	24,488	610,819	635,307

Stephen J. Muscato	—	—	68,559	88,620	1,534,289	1,622,909

Scott A. Hudson	—	—	41,958	54,118	938,829	992,948

Stacey Doré	—	—	13,478	10,493	408,788	419,280

(1)	The number of shares acquired on vesting are pre-tax and do not account for shares sold or withheld to pay taxes.
(2)

The amounts shown include (i) value realized on vesting based on the closing stock price of Common Stock on the date of vesting, and (ii) the amount of the quarterly regular dividend that accrued with respect to such awards prior to vesting.

Potential Payments upon Termination or Change in Control

For the reasons discussed in the CD&A, the Company has entered into certain agreements with the Named Executive Officers, which commit the Company to make payments to the Named Executive Officers under special circumstances. Generally, these circumstances involve changes in corporate control of the Company and a qualifying termination of the Named Executive Officer’s employment.

In accordance with SEC instructions, these quantitative disclosures assume that a change in control took place on December 31, 2023. In fact, no change in control of the Company occurred on that date and no Named Executive Officer’s employment terminated on that date due to a change in control. If such an event were to occur in the future, actual payments would likely be different from those presented here based on various factors, including the Common Stock price at such time.

The following tables and narrative below describe payments to each of the Named Executive Officers (or, as applicable, enhancements to payments or benefits) in the event of his or her termination, including if such termination is voluntary, for cause, as a result of death, as a result of disability, without cause or for good reason or in connection with a change in control of Vistra.

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COMPENSATION TABLES

Employment Arrangements with Contingent Payments

As of December 31, 2023, each of Messrs. Burke, Moldovan, Hudson and Muscato and Ms. Doré had an employment agreement with change in control and severance provisions. With respect to these agreements, a change in control is generally defined as (i) a transaction that results in the acquisition of 30% or more of the Common Stock; (ii) a change in the composition of the Board such that members of the Board during any consecutive 12-month period cease to constitute a majority of the Board; (iii) the approval by the stockholders of Vistra of a plan of complete dissolution or liquidation of Vistra; or (iv) a transaction that results in a merger or sale of substantially all of Vistra’s assets or capital stock to another person who is not an affiliate of Vistra.

Each agreement includes customary non-compete and non-solicitation provisions that generally restrict the Named Executive Officer’s ability to compete with Vistra or solicit Vistra’s customers or employees for his or her own personal benefit during the term of the agreement and 24 months after the agreement expires or is terminated. As summarized below, each agreement also provides for certain payments and benefits upon the expiration or termination of the agreement under the following circumstances:

•	In the event of the NEO’s resignation without good reason or termination for cause:

-	accrued but unpaid base salary and accrued but unused vacation, in each case earned through the date of termination; and
-	unreimbursed business expenses incurred through the date of termination.

•	In the event of the NEO’s death or termination due to disability:

-	accrued but unpaid base salary and accrued but unused vacation, in each case earned through the date of termination;
-	unreimbursed business expenses incurred through the date of termination;
-	accrued but unpaid annual bonus earned under the EAIP for the previously completed year;
-	a prorated annual bonus earned under the EAIP for the year of termination;
-	accelerated vesting of the portion of his or her outstanding RSUs and stock option awards that would have vested in the 12 months following termination had s/he remained employed; and
-	accelerated vesting of 100% of his or her outstanding 2021 PSUs, 66.66% of his or her outstanding 2022 PSUs and 33.33% of his or her outstanding 2023 PSUs.

•	In the event of the NEO’s termination without cause or resignation for good reason:

-	accrued but unpaid base salary and accrued but unused vacation, in each case earned through the date of termination;
-	unreimbursed business expenses incurred through the date of termination;
-	subject to delivery of a release agreement:
•	severance pay in an aggregate amount equal to 2.00 times the sum of the NEO’s (x) annualized base salary plus (y) annual bonus target;
•	accrued but unpaid annual bonus earned under the EAIP for the previously completed year;
•	a prorated annual bonus earned under the EAIP for the year of termination;
•	certain continuing health care benefits;
•	accelerated vesting of the portion of his or her outstanding RSUs and stock option awards that would have vested in the 12 months following termination had s/he remained employed; and
•	accelerated vesting of 100% of his or her outstanding 2021 PSUs, 66.66% of his or her outstanding 2022 PSUs and 33.33% of his or her outstanding 2023 PSUs.

•	In the event of the NEO’s termination without cause or resignation for good reason within 18 months following a change in control of Vistra:

-	accrued but unpaid base salary and accrued but unused vacation, in each case earned through the date of termination;
-	unreimbursed business expenses incurred through the date of termination;
-	subject to delivery of a release agreement:
•	accrued but unpaid annual bonus earned under the EAIP for the previously completed year;
•	a lump sum payment equal to 2.99 times the sum of his or her (i) annualized base salary and (ii) annual bonus target under the EAIP;

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COMPENSATION TABLES

•

a lump sum payment equal to the product of (i) his or her annual bonus target under the EAIP and (ii) a percentage, determined based on the number of days of his or her employment in the fiscal year prior to his or her termination;

•	certain continuing health care benefits; and
•	accelerated vesting of all of his or her outstanding RSU and PSU awards and certain stock option awards upon termination.

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COMPENSATION TABLES

The following tables describe payments to which each Named Executive Officer is entitled under the agreement, as applicable, assuming termination of employment as of December 31, 2023. The values of the equity awards are calculated based on the closing price of the Common Stock on December 29, 2023 of $38.52.

Name	Benefit	Voluntary / For Cause ($)	Death ($)		Disability ($)		Without Cause or For Good Reason ($)		Without Cause or For Good Reason in Connection With Change in Control ($)

James A. Burke	Cash Severance	—	—		—		5,865,000	(1)	8,768,175	(2)
	EAIP	—	2,668,575	(3)	2,668,575	(3)	2,668,575	(3)	1,657,500	(4)
	Unvested RSU Awards(5)	—	3,802,656		3,802,656		3,802,656		7,994,171
	Dividend Amounts(6)	—	471,394		471,394		471,394		734,750
	Unvested Stock Options(7)	—	—		—		—		—
	Unvested PSU Awards	—	9,986,364	(8)	9,986,364	(8)	9,986,364	(8)	15,796,355	(9)
	Health & Welfare(10)	—	—		—		56,277		56,277
	Totals	—	16,928,989		16,928,989		22,850,266		35,007,228

Kristopher E. Moldovan	Cash Severance	—	—		—		2,331,000	(1)	3,484,845	(2)
	EAIP	—	862,155	(3)	862,155	(3)	862,155	(3)	535,500	(4)
	Unvested RSU Awards(5)	—	1,499,507		1,499,507		1,499,507		3,594,763
	Dividend Amounts(6)	—	80,796		80,796		80,796		174,206
	Unvested Stock Options(7)	—	—		—		—		—
	Unvested PSU Awards	—	1,358,332	(8)	1,358,332	(8)	1,358,332	(8)	3,202,453	(9)
	Health & Welfare(10)	—	—		—		35,587		35,587
	Totals	—	3,800,790		3,800,790		6,167,377		11,027,354

Stephen J. Muscato	Cash Severance	—	—		—		3,100,000	(1)	4,634,500	(2)
	EAIP	—	1,247,750	(3)	1,247,750	(3)	1,247,750	(3)	775,000	(4)
	Unvested RSU Awards(5)	—	2,665,006		2,665,006		2,665,006		5,388,139
	Dividend Amounts(6)	—	341,071		341,071		341,071		500,390
	Unvested Stock Options(7)	—	—		—		—		—
	Unvested PSU Awards	—	6,833,156	(8)	6,833,156	(8)	6,833,156	(8)	9,956,011	(9)
	Health & Welfare(10)	—	—		—		56,277		56,277
	Totals	—	11,086,983		11,086,983		14,243,260		21,310,317

Scott A. Hudson	Cash Severance	—	—		—		2,372,055	(1)	3,546,222	(2)
	EAIP	—	904,502	(3)	904,502	(3)	904,502	(3)	561,803	(4)
	Unvested RSU Awards(5)	—	1,649,465		1,649,465		1,649,465		3,499,118
	Dividend Amounts(6)	—	196,053		196,053		196,053		303,885
	Unvested Stock Options(7)	—	—		—		—		—
	Unvested PSU Awards	—	3,909,602	(8)	3,909,602	(8)	3,909,602	(8)	6,033,344	(9)
	Health & Welfare(10)	—	—		—		56,194		56,194
	Totals	—	6,659,622		6,659,622		9,087,871		14,000,566

Stacey Doré	Cash Severance	—	—		—		2,294,463	(1)	3,430,221	(2)
	EAIP	—	848,641	(3)	848,641	(3)	848,641	(3)	527,106	(4)
	Unvested RSU Awards(5)	—	1,225,398		1,225,398		1,225,398		3,157,022
	Dividend Amounts(6)	—	49,567		49,567		49,567		132,565
	Unvested Stock Options(7)	—	—		—		—		—
	Unvested PSU Awards	—	—	(8)	—	(8)	863,044	(8)	2,589,391	(9)
	Health & Welfare(10)	—	—		—		56,277		56,277
	Totals	—	2,123,606		2,123,606		5,337,390		9,892,582

(1)	Calculated as 2.00 times the sum of the NEO’s (x) annualized base salary plus (y) annual bonus target under the EAIP.
(2)	Calculated as 2.99 times the sum of such NEO’s (i) annualized base salary plus (ii) annual bonus target under the EAIP.
(3)	Reflects the payout level of such NEO’s 2023 EAIP, using annualized salary rate for each NEO at the end of 2023, based on achievement of the corporate performance metrics.

68	2024 Proxy Statement

COMPENSATION TABLES

(4)	Reflects the target value of such NEO’s 2023 EAIP based on annualized salary rate for each NEO at the end of 2023.
(5)

The value realized of unvested RSU awards represents the product of (i) the closing price of the Common Stock on December 29, 2023 times (ii) the number of unvested RSUs held by such NEO as of December 31, 2023 that would be accelerated upon the triggering event.

(6)	The dividend amount reflects the amount of the applicable quarterly regular dividend accrued under the awards.
(7)	As of December 31, 2023, the NEOs held no unvested stock options.
(8)

Each of the time-based and performance-based conditions must be satisfied for the PSUs to vest. Upon a termination of the NEO’s employment due to death or disability, by the Company without cause or by the NEO for good reason, the time-based condition is deemed satisfied as to 100% of the NEO’s outstanding 2021 PSUs, 66.66% of the NEO’s outstanding 2022 PSUs and 33.33% of the NEO’s outstanding 2023 PSUs, in each case at target. Satisfaction of the market- and performance-based conditions does not occur until the Social Responsibility & Compensation Committee has certified financial results at the end of the three-year performance period; therefore, these numbers are being reported based on the closing price of a share of Common Stock on December 29, 2023 for all PSUs for which the time-based condition has been deemed satisfied.

(9)

Upon the occurrence of, and determined as of immediately preceding, a change in control of Vistra, (i) the time-based conditions are deemed satisfied as to all outstanding PSUs and (ii) the performance-based conditions and, as applicable, the market-based conditions, are deemed satisfied at (x) the target level of performance or (y) the actual level of performance, whichever results in the greater number of PSUs vesting. This amount is calculated as of the closing price of a share of Common Stock on December 29, 2023 multiplied by the target number of PSUs, multiplied by the actual or target level of performance, as applicable.

(10)	Includes COBRA amounts for medical, dental, and vision.

Compensation of Non-Employee Directors

The Board establishes the level of compensation for Vistra’s non-employee directors, based on the recommendation of the Social Responsibility & Compensation Committee. Directors who also are current employees of Vistra receive no additional compensation for service as directors.

The Social Responsibility & Compensation Committee periodically, but no less than biannually, engages its compensation consultant to provide market-based compensation surveys to facilitate the Social Responsibility & Compensation Committee’s review of the compensation of our Board and the Committees. As part of this process, the Social Responsibility & Compensation Committee reviews the compensation provided to our non-employee directors as compared to other comparable U.S. peer companies, with the objective of ensuring that non-employee director compensation is both market-competitive in terms of annual compensation value and consistent with emerging market practices and trends.

In April 2022, the Social Responsibility & Compensation Committee reviewed the compensation structure for directors with its Compensation Consultant. Based on this review, the Social Responsibility & Compensation Committee recommended, and the Board approved, an update to the director compensation structure in order to position it near the median of the market, noting that the last change to director compensation occurred in 2018. In October 2022, the Board appointed Ms. Ackermann and Mr. Barbas to the Company’s Nuclear Oversight Advisory Board. In connection with their appointments, the Social Responsibility & Compensation Committee approved an annual retainer beginning in 2023 of $10,000 for their service on the Nuclear Oversight Advisory Board, consistent with the amount of the annual retainers for other committees. In March 2024, following the acquisition of Energy Harbor, the Board converted the Nuclear Oversight Advisory Board into a standing Board committee, renamed the Nuclear Oversight Committee, and the Social Responsibility & Compensation Committee approved an annual retainer of $10,000 per committee member and $25,000 for the committee Chair.

Board Retainers and Equity Awards

The table below sets forth information regarding Vistra’s non-employee directors’ compensation for 2023.

	Annual Retainer ($)	Committee Chair Retainer ($)	Committee Retainer ($)		Total Annual Retainer ($)	Equity Award (RSUs) ($)	Total Annual Compensation ($)

Chairman	205,000	—	—		205,000	255,000	460,000

Chair of Audit Committee(1)	100,000	25,000	10,000	*	135,000	160,000	295,000

Chairs of other Committees	100,000	20,000	10,000	*	130,000	160,000	290,000

All other Committee members	100,000	—	10,000	*	110,000	160,000	270,000

Board member not on any Committee	100,000	—	—		100,000	160,000	260,000

*	per Committee
(1)	Beginning in March 2024, the Chair of the Nuclear Oversight Committee will also receive a $25,000 annual committee chair retainer.

2024 Proxy Statement	69

COMPENSATION TABLES

Non-Employee Director Stock-Based Compensation

Under the 2016 Incentive Plan, the Company may grant each non-employee director of Vistra annual awards of stock- based compensation. Pursuant to the terms of the 2016 Incentive Plan, as approved by Vistra stockholders, the annual value of equity awards provided to any one non-employee director is limited to $750,000 in any calendar year. RSUs granted to the non-employee directors vest one year after the date of grant and are then settled as shares of Common Stock. RSUs also will vest and be settled upon the director’s death or disability, or if there is both a change in control (as defined in the 2016 Incentive Plan) and the director is terminated. Non-employee directors also may elect to defer settlement of vested RSUs in accordance with the terms of the Deferred Compensation Plan (as defined below).

Under our stock ownership guidelines, each non-employee director of Vistra is required to own shares of Common Stock having a dollar value of at least five times the value of each member’s then-applicable annual cash board retainer. Directors have five years from the date they first became a member of the Board to achieve the stock ownership requirements. Ownership includes beneficial ownership of shares of Common Stock held directly or indirectly, as well as RSUs. These requirements were adopted to more closely align the interests of directors and our stockholders. As of December 31, 2023, each of our non-employee directors has either met or is on track to achieve these ownership guidelines within the five-year compliance period.

Deferral of Board Annual Equity Awards

In November 2018, the Social Responsibility & Compensation Committee approved the adoption of the Vistra Equity Deferred Compensation Plan for Certain Directors (the “Deferred Compensation Plan”), effective January 1, 2019. Under the Deferred Compensation Plan, certain directors of Vistra may elect to defer settlement of the Common Stock to be received in respect of all or a portion of their vested equity awards (designated in 10% increments). The primary purpose of the Deferred Compensation Plan is to provide flexibility for eligible directors to defer the receipt of Common Stock they are entitled to receive in consideration of their service as Directors, and to encourage their ownership of Common Stock.

Retirement and Other Benefits from Vistra

The non-employee directors of the Board are not provided health, retirement or pension benefits.

2023 Director Compensation Table

The table below sets forth information regarding the aggregate compensation earned by or paid to the non-employee members of the Board during the year ended December 31, 2023. Vistra also reimburses directors for reasonable expenses incurred in connection with their services as directors. Mr. Burke does not receive additional compensation for his services as a director of the Company.

Name	Fees Earned or Paid in Cash ($)	RSU Awards ($)(1)	Other Compensation ($)(2)	Total ($)

Hilary E. Ackermann	130,000	160,000	—	290,000

Arcilia C. Acosta	120,000	160,000	4,805	284,805

Gavin R. Baiera	120,000	160,000	4,805	284,805

Paul M. Barbas	130,000	160,000	—	290,000

Lisa Crutchfield	130,000	160,000	—	290,000

Brian K. Ferraioli	120,000	160,000	14,787	294,787

Scott B. Helm	205,000	255,000	7,658	467,658

Jeff D. Hunter	120,000	160,000	—	280,000

Julie Lagacy(3)	80,000	160,000	—	240,000

John R. Sult	135,000	160,000	—	295,000

70	2024 Proxy Statement

COMPENSATION TABLES

(1)

Reflects the grant date fair value of RSUs awarded in 2023 determined in accordance with ASC 718. These awards vest on May 3, 2024. Pursuant to the Deferred Compensation Plan, Messrs. Barbas, Ferraioli, Hunter, Sult, and Mses. Ackermann and Crutchfield, elected to defer settlement of 100% of their respective 2023 equity awards, with such RSUs, to the extent they become vested, being settled upon such Director’s separation of service as a director. For each director who defers his or her equity award, any associated dividend payments are accrued and will be distributed upon delivery of such deferred shares. As of December 31, 2023, each of the directors, other than Mr. Helm, held 6,923 unvested RSUs, and Mr. Helm held 11,034 unvested RSUs.

(2)	Reflects cash payments with respect to accrued dividends distributed to such director upon the vesting and delivery of equity awards.
(3)	Ms. Lagacy was appointed to the Board on February 1, 2023.

2024 Proxy Statement	71

PROPOSAL 2 – ADVISORY VOTE ON 2023 COMPENSATION OF NAMED EXECUTIVE OFFICERS

In accordance with the requirements of Section 14A of the Exchange Act, and the related rules of the SEC, a proposal will be presented at the 2024 Annual Meeting asking stockholders to approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as described in this Proxy Statement. Please see our “Compensation Discussion and Analysis” section beginning on page 45, for a discussion of our compensation program for the Named Executive Officers.

We currently conduct advisory say-on-pay votes annually and expect to conduct the next advisory say-on-pay vote in 2025.

The advisory vote on the following resolution is not intended to address any specific element of compensation; rather, it relates to the overall compensation of the Company’s Named Executive Officers, as well as the philosophy, policies, and practices described in this Proxy Statement. You can vote for, against or abstain from voting on the following resolution relating to executive compensation.

RESOLVED, that the compensation paid to Vistra Corp.’s Named Executive Officers as set forth in the Summary Compensation Table of this Proxy Statement, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables, and the accompanying narrative discussion, is hereby APPROVED.

Although your vote on executive compensation is not binding on the Company, the Board values the views of the stockholders. The Board and the Social Responsibility & Compensation Committee will review the results of the vote and take them into consideration in addressing future compensation policies and decisions.

The Board of Directors recommends that stockholders vote FOR the proposal to approve, on an advisory basis, the compensation of the Named Executive Officers.

72	2024 Proxy Statement

OTHER INFORMATION

BENEFICIAL OWNERSHIP OF COMMON STOCK OF THE COMPANY

The following table sets forth information, as of March 22, 2024 (unless noted otherwise), regarding the beneficial ownership of our Common Stock by: (1) each of our current directors and nominees for director; (2) each of our Named Executive Officers; (3) all of our directors and current executive officers as a group; and (4) each person or entity we know that beneficially owns more than 5% of our outstanding shares of Common Stock.

Beneficial ownership for the purposes of this table is determined in accordance with the rules and regulations of the SEC. Under such rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and any shares that the stockholder has the right to dispose of or acquire within 60 days of March 22, 2024. Common stock subject to options, regardless of whether such arrangement is currently in the money, that are currently exercisable within 60 days of March 22, 2024, are deemed to be outstanding and beneficially owned by the holder of the options, and Common Stock issuable upon vesting of restricted stock units (“RSUs”) that are vested, or will vest within 60 days of March 22, 2024, is deemed to be outstanding and beneficially owned by the holder of such RSUs. The shares underlying any outstanding options or RSUs, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other stockholder.

	Amount and Nature of Shares Beneficially Owned(1)
Name	Number	Percent of Class

5% Stockholders

The Vanguard Group, Inc.(2)	45,522,598	11.89%

BlackRock, Inc.(3)	33,949,639	9.50%

Directors, Director Nominees, and Executive Officers

Hilary E. Ackermann(4)	64,454	*

Arcilia C. Acosta(5)	43,209	*

Gavin R. Baiera(6)	47,243	*

Paul M. Barbas(7)	97,367	*

Lisa Crutchfield(8)	29,884	*

Brian K. Ferraioli(9)	82,151	*

Scott B. Helm(10)	380,235	*

Jeff D. Hunter(11)	64,585	*

Julie A. Lagacy(12)	16,988	*

John W. (Bill) Pitesa(13)	0	*

John R. Sult(14)	97,816	*

James A. Burke(15)	1,952,254	*

Stacey Doré(16)	23,993	*

Scott A. Hudson(17)	554,346	*

Kristopher E. Moldovan(18)	219,041	*

Stephen J. Muscato(19)	800,799	*

All Directors, Director Nominees and current Executive Officers as a group (18 persons)	4,987,194	1.42%

* Percentage	ownership of less than one percent.

2024 Proxy Statement	73

OTHER INFORMATION

(1)

Percentages of beneficial ownership are based on 348,844,551 shares of Common Stock outstanding as of March 22, 2024. Except as disclosed in the footnotes below, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of Common Stock shown as beneficially owned by the stockholder. All percentages and share amounts are approximate based on current information available to us. The information available to us may be incomplete.

(2)	Based on Schedule 13G/A filed on February 13, 2024. Reflects shares of Common Stock held as of December 29, 2023. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(3)	Based on Schedule 13G/A filed on January 24, 2024. Reflects shares of Common Stock held as of December 31, 2023. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(4)	57,531 of the shares reported are shares of Common Stock owned directly by Ms. Ackermann. 6,923 are unvested RSUs that will vest on May 3, 2024.
(5)	36,286 of the shares reported are shares of Common Stock owned directly by Ms. Acosta. 6,923 are unvested RSUs that will vest on May 3, 2024.
(6)	40,320 of the shares reported are shares of Common Stock owned directly by Mr. Baiera. 6,923 are unvested RSUs that will vest on May 3, 2024.
(7)	90,444 of the shares reported are shares of Common Stock owned directly by Mr. Barbas. 6,923 are unvested RSUs that will vest on May 3, 2024.
(8)	22,961 of the shares reported are shares of Common Stock owned directly by Ms. Crutchfield. 6,923 are unvested RSUs that will vest on May 3, 2024.
(9)

47,177.61 of the shares reported are shares of Common Stock owned directly by Mr. Ferraioli. 28,050 of the shares reported are shares of Common Stock owned indirectly by Mr. Ferraioli in a revocable trust. 6,923 are unvested RSUs that will vest on May 3, 2024.

(10)	369,201 of the shares reported are shares of Common Stock owned directly by Mr. Helm. 11,034 are unvested RSUs that will vest on May 3, 2024.
(11)

57,661,62 of the shares reported are shares of Common Stock owned directly by Mr. Hunter. Of this amount, 10,000 shares of Common Stock serve as collateral securing a margin loan payment, which transaction was approved by the General Counsel in accordance with the Company’s insider trading policy. 6,923 are unvested RSUs that will vest on May 3, 2024.

(12)

10,000 of the shares reported are shares of Common Stock owned directly by Ms. Lagacy. 65 of the shares reported are shares of Common Stock owned indirectly by Ms. Lagacy in a trust. 6,923 are unvested RSUs that will vest on May 3, 2024.

(13)	Mr. Pitesa was appointed to the Board in March 2024.
(14)	90,893 of the shares reported are shares of Common Stock owned directly by Mr. Sult. 6,923 are unvested RSUs that will vest on May 3, 2024.
(15)

Of these reported shares, 128,494 are shares of Common Stock owned directly by Mr. Burke. 259 are shares of Common Stock owned indirectly by Mr. Burke in an irrevocable trust of his spouse, 469,764 are shares of Common Stock owned indirectly by Mr. Burke in a limited partnership that is jointly owned by Mr. Burke and his spouse, 34,000 are shares of Common Stock owned indirectly by Mr. Burke in an irrevocable trust, and 1,319,737 are vested stock options.

(16)	Of these reported shares, 23,993 are shares of Common Stock owned directly by Ms. Doré.
(17)	Of these reported shares, 192,176 are shares of Common Stock owned directly by Mr. Hudson, and 362,170 are vested stock options.
(18)

Of these reported shares, 79,116 are shares of Common Stock owned directly by Mr. Moldovan, and 139,925 are vested stock options. As of the Record Date, 20,000 shares of Common Stock served as collateral securing loan payments, which transaction was approved by the General Counsel in accordance with the Company’s insider trading policy, and the collateral was released as of March 26, 2024.

(19)	Of these reported shares, 225,485 are shares of Common Stock owned directly by Mr. Muscato, and 575,314 are vested stock options.

74	2024 Proxy Statement

OTHER INFORMATION

CEO PAY RATIO

We believe our executive compensation program must be internally consistent and equitable to motivate our employees to create stockholder value. We monitor the relationship between the compensation of our executive officers and the compensation of our non-managerial employees.

For 2023, the total compensation of Mr. Burke, our CEO, was $10,453,376 as reported in the “Total” column of the Summary Compensation Table. The total compensation of our median employee was $149,935. The ratio of CEO pay to median worker pay for Vistra was 70:1.

We calculated the ratio of the pay of our CEO to that of our median employee in a manner consistent with Item 402(u) of Regulation S-K. For purposes of determining the median employee, we identified 2023 base salary, target bonus and target long-term incentive plan equity awards obtained from internal payroll records for all employees, excluding our CEO, who were employed by us on December 31, 2023. We included and analyzed the total compensation of all employees as of December 31, 2023, whether employed on a full-time or part-time basis. We believe that the ratio of CEO pay to that of this median employee is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

2024 Proxy Statement	75

PAY VERSUS PERFORMANCE
The following table sets forth information regarding the Company’s performance and the “Compensation Actually Paid” (“CAP”) to our Named Executive Officers, as calculated in accordance with SEC disclosure rules. CAP reflects adjusted values to unvested and vested equity awards during the years shown in the table based on year-end
and other relevant valuation date stock prices, various accounting valuation assumptions, and projected performance modifiers, as well as the impact of year-to-year
changes in these valuation assumptions. As a result, the total CAP amounts do not reflect actual amounts realized and paid to our NEOs in each year shown, and the Social Responsibility & Compensation Committee did not consider the information provided in the table in structuring or determining compensation for our NEOs. For a discussion of how the Social Responsibility & Compensation Committee assessed Vistra’s performance and our NEOs’ pay each year, see the section titled “Compensation Discussion and Analysis” in this Proxy Statement and in our proxy statements covering fiscal years 2020, 2021 and 2022.

Year (1)	Summary Compensation Table Total (2)		Compensation Actually Paid (3)		Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($) (2)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($) (4)	Value of Initial Fixed $100 Investment Based On: (5)		Net Income (Loss) ($ 000,000)	Adjusted EBITDA ($ 000,000) (7)
	PEO 1 James A. Burke ($)	PEO 2 Curtis A. Morgan ($)	PEO 1 James A. Burke ($)	PEO 2 Curtis A. Morgan ($)			Vistra Total Shareholder Return ($)	Peer Group Total Shareholder Return ($) (6)

2023	10,453,377	N/A	30,741,208	N/A	4,721,253	11,784,665	189.05	111.59	1,493	4,101

2022	8,559,824	11,852,513	14,390,474	22,523,112	3,372,114	5,415,367	110.73	120.09	(1,227)	2,994

2021	N/A	10,075,626	N/A	4,395,128	3,425,261	1,512,908	105.38	118.24	(1,274)	1,908

2020	N/A	10,875,562	N/A	11,977,950	3,459,668	3,548,942	88.13	100.48	636	3,685

(1)	The Principal Executive Officer(s) (“PEO”) and other NEOs for the indicated years were as follows:

2023	2022	2021	2020

James A. Burke	Curtis A. Morgan (PEO through July 31, 2022)	Curtis A. Morgan (PEO)	Curtis A. Morgan (PEO)

Kristopher E. Moldovan	James A. Burke (PEO effective August 1, 2022)	James A. Burke	James A. Burke

Stephen J. Muscato	Kristopher E. Moldovan	Stephen J. Muscato	Stephen J. Muscato

Scott A. Hudson	Stephen J. Muscato	Scott A. Hudson	Scott A. Hudson

Stacey Doré	Scott A. Hudson	Stephanie Zapata Moore	Stephanie Zapata Moore

	Stephanie Zapata Moore		David A. Campbell

(2)
Amounts reported in this column represent (i) the total compensation reported in the Summary Compensation Table for the indicated year for Mr. Burke and Mr. Morgan, as applicable, and (ii) the average of the total compensation reported in the Summary Compensation Table for the indicated year for the Company’s other NEOs.

(3)
Amounts reported in this column reflect the total compensation reported in the Summary Compensation Table for Mr. Burke and Mr. Morgan, as applicable, in the indicated fiscal year, adjusted as set forth in the table below, as determined in accordance with SEC rules. For awards with dividend rights, these amounts are paid in cash once the underlying award vests and are incorporated as applicable in the table below. The dollar amounts reflected in this column do not reflect the actual amount of compensation earned by or paid to Mr. Burke and Mr. Morgan during the indicated year.

(4)
Amounts reflect the average total compensation for the Company’s NEOs, other than the PEO, for the indicated fiscal year, adjusted as set forth in the table below, as determined in accordance with SEC rules. For awards with dividend rights, these amounts are paid in cash once the underlying award vests and are incorporated as applicable in the table below. The dollar amounts reflected in this column do not reflect the actual amount of compensation earned by or paid to such NEOs during the indicated year.

(5)
Pursuant to rules of the SEC, the comparison assumes $100 was invested on December 31, 2019 in our common stock. Historic stock price performance is not necessarily indicative of future stock price performance.

(6)
The Peer Group Total Shareholder Return (“TSR”) set forth in this table utilizes the S&P 500 Utilities (Sector) Index (S&P Utilities), which we also utilize in the stock performance graph required by Item 201(e) of Regulation
S-K
included in our Annual Report for the year ended December 31, 2023. Such peer index was selected in accordance with SEC rules and is not necessarily indicative of the Company’s peer group due to, among other factors, the Company’s exposure to commodities. For a discussion of the Company’s selected peer group used in connection with its executive compensation program, see “Compensation Discussion and Analysis—Corporate Governance Practices—Compensation Determination Process.”

(7)
As noted in the Compensation Discussion and Analysis, the Social Responsibility & Compensation Committee selected Adjusted EBITDA as one of the key metrics for evaluating and rewarding management’s performance in the 2023 annual incentive compensation program (i.e., EAIP). Adjusted EBITDA is defined above under the heading “Setting of Financial and Operational Performance Targets for 2023.” Given the importance of Adjusted EBITDA as discussed further in the Compensation Discussion and Analysis (i.e., if Vistra’s Adjusted EBITDA did not meet the Adjusted EBITDA threshold performance level, the NEOs’ awards under the 2023 EAIP would have been subject to a certain “executive limiter”), the Company has determined Adjusted EBITDA to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and
Non-PEO
NEOs in 2023.

76	2024 Proxy Statement

OTHER INFORMATION

Reconciliation of Compensation Actually Paid Adjustments
Compensation Actually Paid Adjustments

YEAR	Summary Compensation Table Total ($) (a)	Minus Grant Date Fair Value of Stock Option and Stock Awards Granted in Fiscal Year ($) (b)	Plus Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Option and Stock Awards Granted in Fiscal Year ($) (c)	Plus/ (Minus) Change in Fair Value of Outstanding and Unvested Stock Option and Stock Awards Granted in Prior Fiscal Years ($) (d)	Plus Fair Value at Vesting of Stock Option and Stock Awards Granted in Fiscal Year that Vested During Fiscal Year ($) (e)	Plus/(Minus) Change in Fair Value as of Vesting Date of Stock Option and Stock Awards Granted in Prior Years for which Applicable Vesting Conditions Were Satisfied During Fiscal Year ($) (f)	Minus Fair Value as of Prior Fiscal Year-End of Stock Option and Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year ($) (g)	Equals Compensation Actually Paid ($)

PEO 1—James A. Burke

2023	10,453,377	5,999,985	13,432,774	11,798,881	—	1,056,161	—	30,741,208

2022	8,559,824	6,061,159	8,935,065	1,904,568	—	1,052,176	—	14,390,474

PEO 2—Curtis A. Morgan

2022	11,852,513	8,646,893	12,426,526	4,247,139	—	2,643,827	—	22,523,112

2021	10,075,626	7,299,997	3,627,694	(1,640,167)	—	(368,029)	—	4,395,128

2020	10,875,562	6,299,983	5,866,165	(1,746,917)	—	3,283,123	—	11,977,950

Average Other NEOs (h)

2023	4,721,253	2,862,489	6,282,874	3,234,488	—	408,539	—	11,784,665

2022	3,372,114	2,225,203	3,057,987	790,220	—	420,248	—	5,415,367

2021	3,425,261	2,271,217	1,128,669	(677,755)	—	(92,050)	—	1,512,908

2020	3,459,668	1,899,979	1,769,147	(305,995)	—	526,101	—	3,548,942

(a)	Represents Total Compensation as reported in the Summary Compensation Table for the indicated fiscal year. With respect to the Average Other NEOs, amounts shown represent averages.
(b)
Amounts reported with respect to PSUs granted to the Named Executive Officers reflect the fair value of the award at the service inception date based on target performance. Amounts reported with respect to all other equity awards reflect the grant date fair value of the stock option and stock awards granted during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(c)
Represents the fair value as of the indicated fiscal
year-end
of the outstanding and unvested stock option and stock awards granted during such fiscal year, computed in accordance with the methodology used for financial reporting purposes. Accordingly, for awards subject to performance-based vesting conditions, they are based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.

(d)
Represents the change in fair value during the indicated fiscal year of the outstanding and unvested stock option and stock awards held by the applicable NEO as of the last day of the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.

(e)
Represents the fair value at vesting of the stock option and stock awards that were granted and vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(f)
Represents the change in fair value, measured from the prior fiscal year-end
to the vesting date, of each stock option and stock award that was granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(g)
Represents the fair value as of the last day of the prior fiscal year of the stock option and stock awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(h)	See footnote 1 above for the NEOs included in the average for each year.

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OTHER INFORMATION

Relationship Between Pay and Performance
As described in greater detail in “Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a pay-for-performance
philosophy that utilizes a number of short-term and long-term performance measures, not all of which are presented in the table above or graphs below. The Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with Compensation Actually Paid (as computed in accordance with SEC rules) for a particular year. In accordance with SEC rules, the Company is providing the following graphs to illustrate the relationships between information presented in the Pay versus Performance table.
Description of Relationship Between PEO and Other NEO Compensation Actually Paid, Company TSR and Peer Group TSR
The following chart sets forth the relationship between Compensation Actually Paid to our PEO and the average of Compensation Actually Paid to our other NEOs, and the Company’s cumulative TSR over the four most recently completed fiscal years, as well as the relationship between the Company’s cumulative TSR and the Peer Group’s TSR over such period.

78	2024 Proxy Statement

OTHER INFORMATION

Description of Relationship Between PEO and Other NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, and our Net Income during the four most recently completed fiscal years.

Description of Relationship Between PEO and Other NEO Compensation Actually Paid and Adjusted EBITDA
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, and our Adjusted EBITDA during the four most recently completed fiscal years.

2024 Proxy Statement	79

OTHER INFORMATION

Tabular List of Most Important Financial Performance Measures
The following is a list of financial performance measures, which in our assessment represent the most important financial performance measures used by the Company to link Compensation Actually Paid to the NEOs for 2023. Please see the Compensation Discussion and Analysis for a further description of the metrics used in the Company’s executive compensation program.

•	Adjusted EBITDA

•	Adjusted FCFbG per share

•	Total Cost ($s)

•	Safety Index (% achieved across a number of safety measures, included as part of our Generation Operating Index)
EQUITY COMPENSATION PLAN INFORMATION
The following table shows information relating to the number of shares authorized for issuance under our equity compensation plans as of December 31, 2023.

	Securities to be issued upon exercise of outstanding options, warrants and rights (#) (1)	Weighted average exercise price of outstanding options, warrants and rights ($) (2)	Number of securities remaining available for future issuance under equity compensation plans (#) (3)

Equity compensation plans approved by security holders	12,313,186	$ 20.01	7,081,285

Equity compensation not approved by security holders	—	N/A	—

Total	12,313,186	$ 20.01	7,081,285

(1)
Reflects 12,313,186 shares subject to outstanding awards granted under the 2016 Incentive Plan, of which 6,086,562 shares were subject to outstanding options, 3,859,397 shares were subject to outstanding restricted stock unit awards, and 2,367,227 shares were subject to outstanding performance stock unit awards assuming target performance.

(2)
The weighted average exercise price is calculated based solely on the outstanding stock options. It does not consider the shares issuable upon vesting of outstanding RSUs and PSUs, which have no exercise price.

(3)	Represents available shares for future issuance of 7,081,285 shares under the 2016 Incentive Plan as of December 31, 2023.

80	2024 Proxy Statement

PROPOSAL 3 – FREQUENCY OF ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

In Proposal 2, stockholders are being asked to cast a non-binding advisory vote with respect to the compensation of the Company’s Named Executive Officers named in the Summary Compensation Table. This advisory vote is typically referred to as a “say-on-pay” vote. In this Proposal 3, the Board is also asking stockholders to cast a non-binding advisory vote on how frequently say-on-pay votes should be held in the future. Stockholders will be able to cast their votes on whether to hold say-on-pay votes every one, two or three years. Alternatively, you may abstain from casting a vote.

The Board believes that an annual advisory vote on the compensation of the Company’s Named Executive Officers will allow stockholders to provide timely, direct input on the Company’s executive compensation philosophy, policies and practices as disclosed in the proxy statement each year. The Board believes that an annual vote is consistent with the Company’s efforts to engage in an ongoing dialogue with stockholders on executive compensation and corporate governance matters. Nevertheless, the Board acknowledges that there are a number of points of view regarding the relative benefits of annual and less frequent say-on-pay votes. Because this is only an advisory vote, the Board may decide that it is in the best interests of the stockholders and the Company to hold the say-on-pay vote more or less frequently than the option selected by the stockholders.

The Board of Directors recommends that stockholders vote FOR ONE YEAR as the frequency with which stockholders are provided an advisory vote regarding Named Executive Officer compensation

2024 Proxy Statement	81

PROPOSAL 4 – APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2016 OMNIBUS INCENTIVE PLAN

In Proposal 4, stockholders are being asked to approve an amendment (the “Amendment”) to the Company’s 2016 Omnibus Incentive Plan (as amended, restated, amended and restated, supplemented or otherwise modified and in effect prior to the Amendment, the “2016 Incentive Plan”), which was recommended by the Social Responsibility & Compensation Committee and approved by the Board on March 25, 2024, subject to stockholder approval at the 2024 Annual Meeting.

The 2016 Incentive Plan (after giving effect to the Amendment, the “Amended 2016 Incentive Plan”) is summarized below. The Amendment increases the number of shares of the Company’s Common Stock available for grant thereunder by 5.5 million shares (to an aggregate of 43.0 million shares) and contains features consistent with the interests of our stockholders and sound corporate governance practices, including:

•	not being excessively dilutive to our stockholders;

•	no liberal share counting or “recycling” of shares;

•	no payment of dividends or dividend equivalents on unvested awards;

•	no automatic share replenishment or “evergreen” provision;

•	no discounted or reload stock options;

•	no stock option repricing without stockholder approval;

•	no liberal change in control definition;

•	no automatic acceleration of awards upon a change in control;

•	no tax gross-ups; and

•	one-year minimum vesting requirement in the ordinary course, subject to an exception for a limited number of shares not to exceed 5% of the share reserve.

The full text of the Amended 2016 Incentive Plan is attached to this Proxy Statement as Appendix A.

Equity Compensation Plan Information

The following table sets forth information regarding our outstanding equity awards as of March 22, 2024. These figures represent an update to those provided in our 2023 Form 10-K, primarily to reflect (i) the vesting of certain awards on February 22, 2024, and (ii) grants of annual equity awards (x) to eligible plan participants other than the CEO, as approved by the Social Responsibility & Compensation Committee on February 21, 2024, and (y) to the CEO, as approved by the Board on February 21, 2024:

Shares available for future awards as of March 22, 2024	5,396,935

Options outstanding	4,956,979

Shares of restricted stock units outstanding	3,075,449

Performance stock units outstanding (at target)	2,143,011

Weighted average exercise price of outstanding options	$19.74

Weighted average remaining term of outstanding options	4.15 years

Total common shares outstanding	348,844,551

Rationale for and Reasons Why the Board Recommends Voting for the Proposed Amendment

The Company believes that equity-based incentive awards enhance our profitability and value for the benefit of our stockholders by enabling the Company to attract, retain and reward highly qualified directors and employees and strengthen the mutuality of interests between such individuals and our stockholders.

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PROPOSAL 4 – APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2016 OMNIBUS INCENTIVE PLAN

In light of the Energy Harbor acquisition and the increase in the size of the Company and the number of eligible participants under the 2016 Incentive Plan, the Company believes the remaining shares of Common Stock available for grant under the 2016 Incentive Plan will be insufficient to meet our targeted equity compensation needs for awards in the coming years. Accordingly, the Company is asking our stockholders to approve the Amendment to increase the number of shares of Common Stock available for grant by 5.5 million shares. If the Amendment is approved, a total of approximately 10.9 million shares of Common Stock would be available for future issuance under the Amended 2016 Incentive Plan.

For reference, our average burn rate over the three years ended December 31, 2023 (calculated as the aggregate number of options, restricted stock units and performance stock units granted in a year (with performance stock unit awards reflected at “target” levels), divided by the weighted average common shares outstanding for that year) was less than 1%. Our overhang, which is the sum of (i) the number of shares subject to equity awards outstanding (with performance stock unit awards reflected at “target” levels), but not exercised or settled and (ii) the number of shares available to be granted under our equity compensation plan, divided by the sum of (x) the total common shares outstanding, (y) the number of shares subject to equity awards outstanding (with performance stock unit awards reflected at “target” levels) but not exercised or settled, and (z) the number of shares available to be granted under our equity compensation plan, as of December 31, 2023, was 5.23%. The Company believes that our burn rate and overhang are reasonable in relation to companies in our industry and reflect a judicious use of equity for compensation purposes.

The Company currently anticipates that the shares of Common Stock requested in connection with the approval of the Amendment, when aggregated with the shares of Common Stock currently remaining available under the 2016 Incentive Plan, will last approximately four to five years, based on our historic grant rates and our approximate current stock price, but could last for a shorter or longer period of time depending on a number of factors, including but not necessarily limited to: changes in our LTI vehicle mix, adjustments to targeted grant values relative to current levels to address prevailing market conditions and trends, future acquisitions, and/or if our stock price changes materially.

If stockholders approve the Amendment at the 2024 Annual Meeting, then the Amendment will become effective as of the date of the Annual Meeting, and the additional shares will become available for equity issuances in accordance with the Amended 2016 Incentive Plan. If stockholders do not approve the Amendment, then the Company will continue to utilize the shares of Common Stock available for grant in accordance with the 2016 Incentive Plan, but, as noted above, the number of remaining shares available for grant thereunder are believed to be insufficient to meet the Company’s equity compensation targets for our directors, officers and employees in the coming years. The Company believes that the failure to increase the number of shares available under the 2016 Incentive Plan would immediately and significantly impair the Company’s ability to recruit and retain talent necessary to maintain and grow our business.

The Board of Directors recommends that stockholders vote FOR approval of the Amendment.

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PROPOSAL 4 – APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2016 OMNIBUS INCENTIVE PLAN

Summary of the Amended 2016 Incentive Plan

The following is only a summary of the Amended 2016 Incentive Plan and should not be read in lieu of the actual provisions of the Amended 2016 Incentive Plan, which is attached as Appendix A to this Proxy Statement. This summary is qualified in its entirety by reference to the complete text of the Amended 2016 Incentive Plan attached as Appendix A to this Proxy Statement. The Company has indicated the proposed Amendment in bold on page A-6 of Appendix A to this Proxy Statement. Note that the Company is only asking stockholders to approve the Amendment and not the full Amended 2016 Incentive Plan.

Purpose

The purpose of the Amended 2016 Incentive Plan is to enhance the Company’s profitability and value by enabling it to attract, retain and motivate officers, employees, directors and consultants of the Company and our subsidiaries and affiliates.

Administration

The Amended 2016 Incentive Plan may be administered by any committee of the Board and is currently administered by the Social Responsibility & Compensation Committee. To the extent required by applicable law, rule or regulation, the Social Responsibility & Compensation Committee is intended to satisfy the “non-employee director” provisions of Rule 16b-3 promulgated under Section 16(b) of the Exchange Act, and the “independent director” requirements imposed under the rules of any national securities exchange or national securities association, as applicable. The members of the Social Responsibility & Compensation Committee will be appointed from time to time by, and will serve at the discretion of, the Board.

Except as limited by law, the Social Responsibility & Compensation Committee has the authority to interpret the terms and provisions of the Amended 2016 Incentive Plan, any award or any written notice relating to an award. The Social Responsibility & Compensation Committee, subject to the provisions of the Amended 2016 Incentive Plan, may select the individuals who will receive awards under the Amended 2016 Incentive Plan; determine the amount of each award; determine the terms and conditions that apply to each award; modify or adjust the terms and conditions of any award; determine to what extent and under what circumstances a participant may defer amounts payable under an award; and determine the form in which an award is paid to a participant. The Social Responsibility & Compensation Committee also may adopt, alter or repeal administrative rules, guidelines and practices governing the Amended 2016 Incentive Plan and take any other action it deems appropriate for the administration of the Amended 2016 Incentive Plan.

The minimum vesting period for each award granted under the Amended 2016 Incentive Plan must be at least one year in the ordinary course, provided that up to 5% of the shares authorized for issuance under the Amended 2016 Incentive Plan may be issued pursuant to awards with minimum vesting periods of less than one year and awards may be accelerated by the Social Responsibility & Compensation Committee in the first year in the appropriate case.

Shares Subject to the Amended 2016 Incentive Plan

If the Company’s stockholders approve the Amendment, subject to adjustment described in the Amended 2016 Incentive Plan, the maximum number of shares of Common Stock, that may be delivered to eligible individuals under the Amended 2016 Incentive Plan (including shares already granted under the 2016 Incentive Plan) is 43.0 million shares of Common Stock, which may be either authorized and unissued shares, treasury shares or both.

New Plan Benefits

The future awards that may be granted to participants under the Amended 2016 Incentive Plan cannot be determined at this time. Any such awards under the Amended 2016 Incentive Plan will be granted within the discretion of the Social Responsibility & Compensation Committee, and the Social Responsibility & Compensation Committee has not determined future awards or who might receive them.

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PROPOSAL 4 – APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2016 OMNIBUS INCENTIVE PLAN

Types of Awards

The Amended 2016 Incentive Plan permits the Social Responsibility & Compensation Committee to grant a wide variety of awards, including Stock Options, Restricted Stock and Performance Awards. The Social Responsibility & Compensation Committee has the authority to grant other types of awards that it deems appropriate. These other awards may be awards of cash, Common Stock or awards the value of which is based upon Common Stock. All awards under the Amended 2016 Incentive Plan will be granted on the terms and subject to the conditions determined by the Social Responsibility & Compensation Committee.

The aggregate grant date fair value of all awards granted to any individual for his or her services as a non-employee director during any single calendar year will not exceed $750,000.

Stock Options

The Social Responsibility & Compensation Committee may grant options to purchase shares of Common Stock under the Amended 2016 Incentive Plan (the “Stock Options”). Each Stock Option grant will be evidenced by a written notice that specifies whether the Stock Option is intended to be an “Incentive Stock Option” within the meaning of Section 422 of the Internal Revenue Code for eligible employees (an “Incentive Stock Option”) or a non-qualified stock option for all eligible participants (a “Non-Qualified Stock Option”), the exercise price, the term of the Stock Option, the number of shares of Common Stock subject to the Stock Option, the manner, time and rate of exercise or vesting and such other provisions as the Social Responsibility & Compensation Committee may determine. The exercise price will be at least equal to 100% (or, in the case of an Incentive Stock Option granted to a person that owns more than 10% of the total combined voting power of all classes of stock of the Company, our subsidiaries or our parent, 110%) of the fair market value of the shares of underlying Common Stock at the time of the grant.

Upon exercise, the participant must pay to the Company the full exercise price by cash or by check, bank draft or money order, withholding of shares of Common Stock issuable upon exercise of the Stock Option (i.e., a “cashless exercise” as permitted by law), or on such other terms and conditions acceptable to the Company. In addition, if approved by the Social Responsibility & Compensation Committee, payment in full or in part may be made by tendering already owned shares of Common Stock. The Social Responsibility & Compensation Committee may also allow exercise through Company loans.

All unexercised Stock Options terminate after a certain number of years, or earlier, in the event of a participant’s termination of employment. Under certain circumstances, Stock Options may be exercised for limited periods of time after a participant’s termination of employment, and the Company will provide the participant with a written notice which will set forth the extent to which the participant may exercise vested Stock Options after the termination of his or her employment. Unless otherwise determined by the Social Responsibility & Compensation Committee at the time of grant, or if no rights of the participant are reduced, thereafter, upon a participant’s termination for Cause (as defined in the Amended 2016 Incentive Plan) or voluntary termination after an event that would be grounds for a termination for Cause (as defined in the Amended 2016 Incentive Plan), all Stock Options, whether vested or not vested, terminate and expire as of the date of such termination.

Restricted Stock

The Social Responsibility & Compensation Committee may grant shares of Common Stock that are subject to certain restrictions under the Amended 2016 Incentive Plan (“Restricted Stock”). Any grant of Restricted Stock is subject to a restriction period established by the Social Responsibility & Compensation Committee and may be subject to conditions established by the Social Responsibility & Compensation Committee (e.g., performance goals or service to the Company). Each Restricted Stock grant will be evidenced by a written notice that specifies any applicable performance goals, the number of shares of Restricted Stock granted, the time and rate of vesting and such other provisions as the Social Responsibility & Compensation Committee may determine.

The Social Responsibility & Compensation Committee may require that the certificates evidencing shares of Restricted Stock be held in custody by the Company until all restrictions applicable to the Restricted Stock have lapsed. Participants holding Restricted Stock may exercise full voting rights with respect to those shares and may also have dividend rights, provided that payment of such dividends will be deferred until, and conditioned upon, the Restricted Stock first satisfying the applicable vesting conditions.

2024 Proxy Statement	85

PROPOSAL 4 – APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2016 OMNIBUS INCENTIVE PLAN

Unless otherwise determined by the Social Responsibility & Compensation Committee at the time of grant, shares of Restricted Stock that are not vested are generally forfeited upon a participant’s termination of employment.

Performance Awards

The Social Responsibility & Compensation Committee may grant a performance award to be payable upon the attainment of specific performance goals during a set period of time, each set by the Social Responsibility & Compensation Committee (a “Performance Award”). At the expiration of the applicable performance period, the Social Responsibility & Compensation Committee determines the extent to which the performance goals were achieved and the percentage of each Performance Award that has been earned. If the Performance Award is payable in shares of Restricted Stock, such shares are transferable to the participant only upon attainment of the relevant performance goals in accordance with the terms of the Amended 2016 Incentive Plan. If the Performance Award is payable in cash, it may be paid upon the attainment of the relevant performance goals either in cash or in shares of Restricted Stock (based on the then current fair market value of such shares), as determined by the Social Responsibility & Compensation Committee, in its sole and absolute discretion. Each Performance Award is evidenced by an award agreement in such form that is not inconsistent with the Amended 2016 Incentive Plan and that the Social Responsibility & Compensation Committee may from time to time approve.

To the extent determined by the Social Responsibility & Compensation Committee, participants will be entitled to dividend or dividend equivalent rights in conjunction with their Performance Awards, as applicable, provided that payment of such dividends or dividend equivalents will be deferred until, and conditioned upon, the vesting and settlement of the underlying Performance Award.

Other Stock-Based and Cash-Based Awards

Other Stock Based Awards. The Social Responsibility & Compensation Committee may grant other awards payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock (“Other Stock-Based Awards”), including shares of Common Stock awarded purely as a bonus and not subject to restrictions or conditions, shares of Common Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an affiliate, stock equivalent units, restricted stock units, and awards valued by reference to book value of shares of Common Stock. Subject to the provisions of the Amended 2016 Incentive Plan, the Social Responsibility & Compensation Committee has authority to determine to whom, and the time or times at which, any Other Stock-Based Award will be made, the number of shares of Common Stock to be awarded pursuant to such Other Stock-Based Awards, and all other conditions of such Other Stock-Based Awards. The Social Responsibility & Compensation Committee may condition the grant or vesting of an Other Stock-Based Award upon the attainment of specified performance goals as the Social Responsibility & Compensation Committee may determine, in its sole discretion, and the Social Responsibility & Compensation Committee may also provide for the grant of Common Stock under an Other Stock-Based Award upon the completion of a specified performance period.

Other Cash-Based Awards. The Social Responsibility & Compensation Committee may, from time to time, grant awards that are payable in cash at such time or times and subject to such terms and conditions as determined by the Social Responsibility & Compensation Committee in its sole discretion (“Other Cash-Based Awards”). Other Cash-Based Awards may be granted subject to the satisfaction of vesting conditions or may be awarded purely as a bonus and not subject to restrictions or conditions, and if subject to vesting conditions, the Social Responsibility & Compensation Committee may accelerate the vesting of such Other Cash-Based Awards at any time in its sole discretion.

Participant Eligibility

Current officers, employees, directors and consultants of the Company or any of our affiliates, as well as prospective employees, directors and consultants who have accepted offers of employment, membership on a board or consultancy from the Company or any of our affiliates (provided that the individual actually commences such employment, membership or consultancy, as applicable), are eligible to participate in the Amended 2016 Incentive Plan. The Social Responsibility & Compensation Committee oversees the selection of individuals who will receive awards under the Amended 2016 Incentive Plan in its sole discretion.

86	2024 Proxy Statement

PROPOSAL 4 – APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2016 OMNIBUS INCENTIVE PLAN

As of March 22, 2024, approximately 685 individuals would have been eligible to receive awards under the Amended 2016 Incentive Plan (based on the flexible definition of eligible participant in the Amended 2016 Incentive Plan), including 667 employees (inclusive of 7 executive officers) and 11 non-employee directors. However, the Company granted awards under the 2016 Incentive Plan to a total of approximately 519 officers, employees, and non-employee directors, in the aggregate, in 2023.

Termination, Amendment, and Stockholder Approval

The Board may, at any time, and from time to time, amend, suspend or terminate the Amended 2016 Incentive Plan, and the Social Responsibility & Compensation Committee may amend the Amended 2016 Incentive Plan to the extent such amendment is: (i) ministerial or administrative in nature and does not result in a material change to the cost of the Amended 2016 Incentive Plan or (ii) required by law; provided that, unless otherwise required by law or specifically provided in the Amended 2016 Incentive Plan, the rights of a participant, with respect to awards granted prior to any amendment (whether by the Board or the Social Responsibility & Compensation Committee), suspension or termination, may not be impaired without the consent of such participant. Notwithstanding anything herein to the contrary, the Board may amend the Amended 2016 Incentive Plan or any award agreement at any time without a participant’s consent to comply with applicable law, including Section 409A of the Internal Revenue Code, and the Social Responsibility & Compensation Committee may amend the terms of any award granted under the Amended 2016 Incentive Plan, but, except for adjustments set forth in the Amended 2016 Incentive Plan pertaining to certain corporate events and transactions or as otherwise specifically provided in the Amended 2016 Incentive Plan, no such amendment or other action by the Social Responsibility & Compensation Committee may impair the rights of any holder without the holder’s consent.

Except for adjustments set forth in the Amended 2016 Incentive Plan pertaining to certain corporate events and transactions, no amendment to the Amended 2016 Incentive Plan to lower the exercise price of an outstanding Stock Option after it is granted or to issue a new Stock Option at a lower price to be substituted for a surrendered Stock Option will be made without the approval of the Company’s stockholders.

No awards may be granted under the Amended 2016 Incentive Plan on or after the tenth anniversary of the earlier of the date that the Amended 2016 Incentive Plan is adopted or the date of stockholder approval, but awards granted prior to such tenth anniversary may extend beyond that date.

Federal Income Tax Consequences

This section provides a general description of U.S. federal income tax consequences to participants and the Company relating to awards that may be granted under the Amended 2016 Incentive Plan. The Amended 2016 Incentive Plan is not qualified under Section 401(a) of the Internal Revenue Code. This discussion does not purport to cover all tax consequences relating to awards that may be granted under the Amended 2016 Incentive Plan.

Nonqualified Stock Options

A participant will not recognize income at the time of grant of a Nonqualified Stock Option and the Company will not be entitled to a deduction at that time. When the Nonqualified Stock Option is exercised, the participant will recognize ordinary income equal to the difference, if any, between the aggregate exercise price paid and the fair market value, as of the date the Nonqualified Stock Option is exercised, of the shares of Common Stock he or she receives. The participant’s tax basis in the Common Stock will equal the exercise price paid plus the amount recognized by the participant as ordinary income. The Company will generally be entitled to a Federal income tax deduction, in the Company’s tax year in which the Nonqualified Stock Option is exercised, equal to the ordinary income recognized by the participant as described above. If the participant holds the Common Stock acquired pursuant to the exercise of a Nonqualified Stock Option for more than one year after exercise, the capital gain or loss realized upon the sale of the Common Stock will be a long-term capital gain or loss. The participant’s holding period for Common Stock acquired upon the exercise of a Nonqualified Stock Option will begin on the date of exercise.

Incentive Stock Options

The participant will not recognize income at the time of grant of an Incentive Stock Option and the Company will not be entitled to a deduction at that time. If the Incentive Stock Option is exercised during employment, or within three months thereafter (or one year in the case of a permanently and totally disabled employee), the participant will not recognize any income and the Company will not be entitled to a deduction. However, the excess of the fair market value of the shares of Common Stock on the date of exercise over the exercise price is includible in computing the participant’s alternative minimum taxable income.

2024 Proxy Statement	87

PROPOSAL 4 – APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2016 OMNIBUS INCENTIVE PLAN

Generally, if the participant disposes of Common Stock acquired upon exercise of an Incentive Stock Option within either two years of the date of grant or one year of the date of exercise, the participant will recognize ordinary income and the Company will be entitled to a deduction, equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price (limited generally to the gain on the sale). The balance of any gain or loss will be treated as a capital gain or loss to the participant. If the shares of Common Stock are disposed of after the two-year and one-year periods described above, the Company will not be entitled to any deduction and the entire gain or loss for the participant will be treated as a long-term capital gain or loss.

Other Awards

The current U.S. federal income tax consequences of other awards authorized under the Amended 2016 Incentive Plan are generally in accordance with the following: Restricted Stock (including Restricted Stock granted in conjunction with Performance Awards) subject to a substantial risk of forfeiture results in income recognition equal to the fair market value of the Common Stock at the time the restrictions lapse less the purchase price of such Restricted Stock (if any); dividend equivalent awards, Performance Awards that are paid or settled in a medium other than Restricted Stock, other stock-based awards and other cash-based awards are generally are subject to tax at the time of payment or settlement.

Payment with Shares

When shares of Common Stock owned by the participant are used to satisfy any tax withholding, the participant will recognize gain or loss with respect to those shares. In this situation, the participant will recognize a short-term capital gain or loss, as the case may be, equal to the difference between the amount of the tax withholding satisfied by the shares over the participant’s tax basis, if any, in those shares.

If shares of Common Stock owned by the participant are used to pay, in whole or part, the exercise price of a Stock Option, no gain or loss will be recognized with respect to these shares. In this situation, however, the tax basis of the Common Stock received upon exercise will be the tax basis of the shares of Common Stock delivered as payment, share for share, to the extent the number of shares received equals the number of shares delivered as payment. The tax basis of the balance of Common Stock received in excess of the number of shares delivered by the participant will be equal to the sum of the amount of the exercise price paid in cash or by check, if any, plus any amount the participant is required to recognize as income as a result of the exercise. It should be noted, however, that if payment of the exercise price of an Incentive Stock Option is made with Common Stock acquired by an earlier exercise of an Incentive Stock Option, and this Common Stock has not been held for the required holding period discussed above, payment in Common Stock will result in the participant recognizing ordinary income.

Tax Code Limitations on Deductibility

In order for the amounts described above to be deductible by the Company, such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

The ability of the Company to obtain a deduction for future payments under the Amended 2016 Incentive Plan could also be limited by the golden parachute payment rules of Section 280G of the Internal Revenue Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.

In addition, the ability of the Company to obtain a deduction for amounts paid under the Amended 2016 Incentive Plan could be limited by Section 162(m) of the Internal Revenue Code, which limits the deductibility, for federal income tax purposes, of compensation paid to certain executive officers of a publicly traded corporation to $1,000,000 with respect to any such officer during any taxable year of the corporation.

Securities Law

Section 16(b) of the Exchange Act provides for the recovery of profits realized by certain officers and directors resulting from the purchase and sale or sale and purchase of Common Stock within any six-month period. The SEC has provided rules that provide exemptions from those profit recovery provisions for participant-directed transactions under an employee benefit plan, such as the Amended 2016 Incentive Plan, if certain conditions are satisfied.

Certain officers and directors may be deemed to be affiliates of the Company under the Securities Act, and as affiliates are restricted in the public resale of Common Stock obtained pursuant to the Amended 2016 Incentive Plan. A public resale by such an affiliate requires the registration of such Common Stock, the compliance with an applicable exemption therefrom under the Securities Act or compliance with Rule 144 of the Securities Act. Any such person should consult counsel regarding these restrictions on resale.

88	2024 Proxy Statement

AUDIT COMMITTEE REPORT

Committee Purpose and Evaluation. The principal purposes of the Audit Committee are to (i) oversee (a) the quality and integrity of the financial statements of the Company; (b) the Company’s financial reporting processes and financial statement and internal control audits; (c) the independent registered public accounting firm’s qualifications and independence; (d) the performance of the Company’s internal audit function and independent registered public accounting firm; (e) the Company’s system of internal controls over financial reporting, accounting, legal and regulatory compliance, and ethics, including the effectiveness of disclosure controls and controls over processes that could have a significant impact on the Company’s Forms 10-Q and 10-K; and (f) the systems of disclosure controls and procedures; (ii) foster open communications among the independent registered public accounting firm, financial and senior management, internal audit and the Board; and (iii) encourage continuous improvement and foster adherence to the Company’s policies, procedures and practices at all levels. The role and responsibilities of the Audit Committee are fully set forth in the Audit Committee’s written charter, which was approved by the Board and is available on the Company’s website at www.vistracorp.com/corporate-governance. In its annual self-evaluation, the Audit Committee reviews and assesses how effectively it fulfilled these purposes over the prior year and identifies areas for improvement.

2024 Committee Engagement. In addition to the matters discussed below, the Audit Committee engages proactively with Deloitte and management as needed to understand the status and strategy of the Company’s audit and to discuss new accounting standards or potentially significant events that may impact the Company’s financial reporting and internal controls.

Committee Composition. The Audit Committee consists of Company directors who satisfy the requirements of independence, financial literacy and other qualifications under applicable law and regulations of the SEC and the NYSE and is chaired by J. R. Sult. The Board annually reviews these standards and has determined that each of the members of the Audit Committee is an “audit committee financial expert” for purposes of the SEC’s rules. Each of the members of the Audit Committee is also independent as defined by the rules of the NYSE. The Audit Committee has directed the preparation of this report and has approved its content and submission to the stockholders.

Required Communications with Deloitte. The Audit Committee has discussed with Deloitte, the independent registered public accounting firm for the Company, the matters that are required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) Auditing Standards, as well as the critical audit matters identified during the 2023 audit. The Audit Committee has received the written disclosures and letter from Deloitte, as required by the PCAOB, regarding Deloitte’s communications with the Audit Committee concerning independence and has discussed with Deloitte its independence. The Audit Committee has received reports from Deloitte and Company management relating to services provided by Deloitte and associated fees. In this regard, the Audit Committee has considered whether or not the provision of non-audit services by Deloitte for the year 2023 is compatible with maintaining the independence of the firm. In furtherance of the objective of assuring Deloitte’s independence, the Audit Committee has adopted a policy relating to the engagement of the Company’s independent registered public accounting firm, as described on page 92 of this Proxy Statement.

Committee Oversight and Assessment of Deloitte. In connection with the evaluation, appointment and retention of the independent registered public accounting firm, each year the Audit Committee reviews and evaluates the qualifications, performance and independence of the independent registered public accounting firm and lead partner, including consideration of input from management. In doing so, the Audit Committee considers various factors including, but not limited to: the quality of services provided; technical expertise and knowledge of the industry and the Company’s business and operations; effective communication; objectivity; independence; and the potential impact of changing the independent registered public accounting firm. Additionally, the Audit Committee has reviewed the audit and non-audit fees that the Company has paid to the independent registered public accounting firm in order to consider whether the nature and relative value of those fees are compatible with maintaining the firm’s independence. Based on this evaluation, the Audit Committee has retained Deloitte as our independent registered public accounting firm for 2024. The Audit Committee and its Chair were directly involved in and approved the selection of the lead partner, who is limited to no more than five consecutive years in that role before the position must be rotated in accordance with SEC rules. Pursuant to the requirements, the lead partner will be required to rotate following the completion of the 2024 audit. As a result, the Audit Committee and its Chair will again be involved in the selection and approval of a new lead partner beginning with the 2025 audit, assuming the Audit Committee decides to retain Deloitte.

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AUDIT COMMITTEE REPORT

Committee Oversight of Financial Statements. The Audit Committee reviewed and discussed with Company management and Deloitte the audited consolidated financial statements of the Company for 2023 and the audit of internal controls over financial reporting. In conformance with Public Company Accounting Oversight Board rules, the Audit Committee reviewed and discussed with Deloitte one critical audit matter (CAM) arising from the current period audit of the Company’s financial statements. CAMs are defined to be any matter arising from the audit of the financial statements that was communicated or required to be communicated to the Audit Committee and that 1) relate to accounts or disclosures that are material to the financial statements and 2) involve especially challenging, subjective, or complex audit judgment. The Audit Committee concurred with Deloitte’s assessment and identification of the CAMs contained in its Audit Report included within the Company’s 2023 Annual Report on Form 10-K. The Audit Committee also discussed with Deloitte those matters required to be discussed by the applicable requirements of the PCAOB and SEC concerning the quality of the Company’s accounting principles as applied in our financial statements. In general, these auditing standards require the independent registered public accounting firm to communicate to the Audit Committee certain matters that are incidental to the audit, such as any initiation of, or changes to, significant accounting policies, management judgments, accounting estimates and audit adjustments; disagreements with management; the independent registered public accounting firm’s judgment about the quality of our accounting principles; significant audit risks identified and any changes from planned audit strategy; the use of specialists on the audit team; and issues for which the independent registered public accounting firm have consulted outside the engagement team.

Recommendation. Based on the review and discussions above, the Audit Committee recommended to the Board that the audited consolidated financial statements of the Company be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

Stockholder comments to the Audit Committee are welcomed and should be addressed to the Corporate Secretary of the Company at the Company’s offices.

This report is submitted by the members of the Audit Committee as of April 3, 2024.

Audit Committee

John R. Sult, Chair

Arcilia Acosta

Brian Ferraioli

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AUDIT COMMITTEE REPORT

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PRINCIPAL ACCOUNTANT FEES

The following table sets forth information regarding fees for professional services rendered by the Company’s current independent registered public accounting firm, Deloitte, in the years ended December 31, 2023 and 2022:

	Year
	2023	2022
Audit Fees. Fees for professional services necessary to perform the annual audit, review SEC filings, fulfill statutory requirements, provide comfort letters and consents	$9,822,000	$8,173,000
Audit-Related Fees. Fees for assurance and related services, including due diligence and other services related to acquisitions, accounting consultations and audits in connection with acquisitions and divestitures, examination of Tax Receivables Agreement payment computation, attestation services that are not required by statute or regulation, review of greenhouse gas emissions data, and consultation concerning financial accounting and reporting standards	372,000	291,000
Tax Fees. Fees for professional services rendered for tax compliance, tax planning, and tax advice related to mergers and acquisitions, divestitures, and communications with and requests for rulings from taxing authorities	—	—
All Other Fees. License fees for accounting research software products, fees for seminars and services including process improvement reviews, forensic accounting reviews, litigation assistance, and training services	2,000	—

Total	$10,196,000	$8,464,000

Fees for 2023 increased primarily due to additional procedures performed associated with the acquisition of Energy Harbor. All of the fees and services described above under the captions “Audit Fees,” “Audit Related Fees,” “Tax Fees” and “All Other Fees” were approved under the Audit Committee’s pre-approval policy and pursuant to the applicable SEC rules and regulations, described further below. None of the services described above were provided pursuant to the de minimis exception provided for in applicable SEC rules and regulations.

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PROPOSAL 5 – TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP (“DELOITTE”) AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2024

The Audit Committee has selected the firm of Deloitte to act as independent registered public accounting firm for the Company for fiscal year 2024 to audit the consolidated financial statements of the Company and the effectiveness of internal controls over financial reporting and to make a report thereon to the stockholders. The Audit Committee and the Board believe that the continued retention of Deloitte as the Company’s independent registered public accounting firm for the 2024 fiscal year is in the best interests of the Company and its stockholders. If the stockholders do not ratify the appointment of Deloitte, the Audit Committee will reconsider its selection but may still decide to retain Deloitte. Even if the stockholders ratify Deloitte’s appointment, the Audit Committee may choose to select another auditor if it determines it to be in the best interests of the Company or its stockholders. Representatives of Deloitte are expected to be present at the 2024 Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

The persons named in the proxy will, unless otherwise instructed thereon, vote your shares in favor of the following resolution, which will be submitted to the stockholders for ratification at the 2024 Annual Meeting:

RESOLVED, that the selection of the firm of Deloitte, independent registered public accounting firm, to audit the consolidated financial statements of the Company and the effectiveness of internal controls over financial reporting for fiscal year 2024, to make a report thereon, and to perform other services, be, and hereby is, ratified.

The firm of Deloitte, independent registered public accounting firm, has been the independent registered public accounting firm for the Company since 2016, and also served as the independent accounting firm for the Predecessor prior to the Predecessor’s emergence from bankruptcy in 2016.

The Audit Committee has adopted a policy relating to the engagement of the Company’s independent registered public accounting firm. The policy provides that in addition to the audit of the Company’s financial statements and effectiveness of internal controls over financial reporting, related quarterly reviews and other audit services, and providing services necessary to complete SEC filings, the Company’s independent registered public accounting firm may be engaged to provide non-audit services as described herein. Prior to engagement, all services to be rendered by the independent registered public accounting firm must be authorized by the Audit Committee in accordance with pre-approval procedures that are defined in the policy. The pre-approval procedures require (i) the annual review and pre-approval by the Audit Committee of all anticipated audit and non-audit services; and (ii) the quarterly pre-approval by the Audit Committee of services, if any, not previously approved and the review of the status of previously approved services. The Audit Committee may also approve certain ongoing non-audit services not previously approved in the limited circumstances provided for in applicable SEC rules. The Audit Committee may delegate to the Audit Committee Chair the authority to grant such pre-approvals. All services performed by the independent registered public accounting firm for the Company and our subsidiaries in 2023 were pre-approved by the Audit Committee in accordance with these procedures.

The policy defines those non-audit services that the Company’s independent registered public accounting firm may also be engaged to provide as follows: (i) audit related services (e.g., due diligence, accounting consultations and audits related to mergers, acquisitions and divestitures; employee benefit plan audits; accounting and financial reporting standards consultation; internal control reviews); (ii) tax related services (e.g., tax compliance; general tax consultation and planning; tax advice related to mergers, acquisitions, and divestitures); and (iii) other services (e.g., process improvement, review and assurance; litigation; general research; forensic and investigative services; training services). The policy prohibits the engagement of the Company’s independent registered public accounting firm to provide: (a) bookkeeping or other services related to the accounting records or financial statements of the Company; (b) financial information systems design and implementation services; (c) appraisal or valuation services, fairness opinions, or contribution-in-kind reports; (d) actuarial services; (e) internal audit outsourcing services; (f) management or human resource functions; (g) broker-dealer, investment advisor, or investment banking services; (h) legal and expert services unrelated to the audit; and (i) any other service that the PCAOB determines, by regulation, to be impermissible. In addition, the policy prohibits the Company’s independent registered public accounting firm from providing tax or financial planning advice to any officer of the Company.

Ongoing compliance with the Audit Committee’s policy relating to the engagement of Deloitte is monitored on behalf of the Audit Committee by the Company’s CFO. Reports from Deloitte and the CFO describing the services provided by the firm and fees for such services are provided to the Audit Committee no less often than quarterly.

The Board of Directors recommends that stockholders vote FOR ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

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QUESTIONS AND ANSWERS AND ADDITIONAL INFORMATION

GENERAL INFORMATION

Why am I receiving these materials?

The Board of the Company has made these materials available to you over the Internet, or has delivered these materials to you by mail, in connection with the Board’s solicitation of proxies for use at the 2024 Annual Meeting. The 2024 Annual Meeting is scheduled to be held virtually on Wednesday, May 1, 2024 at 9:00 a.m. (CT). You will need the control number provided on your proxy card or voting information form to vote or attend the meeting. This solicitation is for proxies for use at the 2024 Annual Meeting or at any reconvened meeting after an adjournment or postponement of the 2024 Annual Meeting.

What is included with these materials?

These materials are first being mailed or made available to stockholders on or about April 3, 2024, and include the notice, Proxy Statement, and our Annual Report, which includes our audited consolidated financial statements for the year ended December 31, 2023. If you received printed versions of these materials, a proxy card or voting instruction form (if applicable) for the 2024 Annual Meeting is also included.

What items will be voted on at the 2024 Annual Meeting?

1.	A proposal to elect the 10 directors nominated by the Board to serve on the Board until the 2025 Annual Meeting;

2.	A proposal to approve, on a non-binding advisory basis, the 2023 compensation of the Company’s Named Executive Officers;

3.	A proposal to approve, on a non-binding advisory basis, whether the advisory stockholder vote on the compensation of named executive officers should occur every one, two, or three years;

4.

A proposal to approve an amendment to the Vistra Corp. 2016 Omnibus Incentive Plan to increase the number of shares available for issuance to plan participants under the Company’s 2016 Incentive Plan; and

5.	A proposal to ratify the appointment of Deloitte as the Company’s independent registered public accounting firm for the year ending December 31, 2024.

Additionally, if needed, the stockholders may act upon any other matters that may properly come before the meeting (including a proposal to adjourn the meeting to solicit additional proxies) or any reconvened meeting after an adjournment or postponement of the meeting.

What are the Board’s voting recommendations?

The persons named as proxies were designated by the Board. Any proxy given pursuant to this solicitation and received prior to the 2024 Annual Meeting will be voted as specified in the proxy card. If you return a properly executed proxy card but do not mark any voting selections, then your proxy will be voted as follows in accordance with the recommendations of the Board:

Board Recommendation
Proposal 1: To elect 10 Directors to serve on the Board until the 2025 Annual Meeting	✓ For
Proposal 2: To approve, on a non-binding advisory basis, our 2023 Compensation of Named Executive Officers	✓ For
Proposal 3: To approve, on a non-binding advisory basis, whether the advisory stockholder vote on the compensation of named executive officers should occur every one, two or three years	✓ One Year
Proposal 4: To approve an amendment to the Vistra Corp. 2016 Omnibus Incentive Plan to increase the number of shares available for issuance to plan participants under the Company’s 2016 Incentive Plan	✓ For
Proposal 5: To ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the year ending December 31, 2024	✓ For

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QUESTIONS AND ANSWERS AND ADDITIONAL INFORMATION

Why did I only receive one set of materials when there is more than one stockholder at my address?

If two or more stockholders share one address, only one copy of our Annual Report or Proxy Statement will be delivered unless one or more of the stockholders provides contrary instructions. Stockholders who do not receive a separate copy of our Annual Report or Proxy Statement and want to receive a separate copy may request to receive a separate copy of, or additional copies of, our Annual Report or Proxy Statement via the Internet, e-mail or telephone as outlined in the “Requesting Copies of Materials” section on page 7. Stockholders who share an address and receive multiple copies of our Annual Report or Proxy Statement may also request to receive a single copy by following the instructions above.

What is the quorum requirement for the 2024 Annual Meeting?

The presence in person or by proxy of the holders of a majority of the outstanding shares of the Company’s Common Stock, entitled to vote shall constitute a quorum necessary to transact business at the 2024 Annual Meeting.

What is the record date?

The close of business on March 22, 2024 has been fixed as the time as of which stockholders entitled to notice of, and to vote with respect to, the 2024 Annual Meeting and any adjournments or postponements thereof shall be determined. At such date, there were outstanding and entitled to vote 348,844,551 shares of Common Stock. Each share of Common Stock is entitled to one vote on all matters submitted to a vote of the stockholders at the 2024 Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner of shares held in street name?

•

Stockholder of Record. If your shares are registered in your name with our transfer agent, Equiniti Trust Company, LLC (which may be referred to as “Equiniti” in the materials you receive), you are considered the stockholder of record with respect to those shares, and the Proxy Statement, Annual Report and proxy card were sent directly to you by us.

•

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker dealer or other similar organization, then you are the beneficial owner of shares held in “street name,” and a voting instruction form was forwarded to you by that organization with copies of the Proxy Statement and Annual Report. The organization holding your account is considered the stockholder of record for purposes of voting at the 2024 Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.

Where is the 2024 Annual Meeting?

As permitted by Delaware law and the Company’s Bylaws, the 2024 Annual Meeting will be held solely as a virtual meeting via the Internet. You must register in advance at www.proxydocs.com/VST to receive a unique link to gain access to attend the 2024 Annual Meeting.

What do I need to attend the 2024 Annual Meeting?

In order to attend the 2024 Annual Meeting, you must register in advance at www.proxydocs.com/VST prior to the deadline of April 26, 2024 at 5:00 p.m. (ET). The Control Number provided on your voting information form or proxy card is necessary to register in advance for the 2024 Annual Meeting. You will not be able to attend the 2024 Annual Meeting unless you register in advance by the deadline. Upon completing registration, you will immediately receive a confirmation e-mail, which will contain further instructions about when you will receive a unique link to allow you access to the 2024 Annual Meeting and instructions for submitting questions in advance of the meeting. Approximately one hour prior to the meeting start time, all pre-registered stockholders will receive an e-mail containing a unique URL link to allow them access to the meeting— as well as a link giving them the ability to vote during the meeting. Please be sure to review and follow the instructions found on your proxy card and/or voting instruction form, as well as the instructions that will be delivered to you via e-mail after you register.

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If I am a stockholder of record of Vistra’s shares, how do I vote?

You may cast your vote in one of four ways:

•

By Submitting a Proxy by Internet. Go to: www.proxypush.com/VST, where you may submit a proxy by Internet 24 hours a day, 7 days a week. To be valid, your proxy must be received by the 2024 Annual Meeting.

•

By Submitting a Proxy by Telephone. To submit a proxy using the telephone, call the number listed on your proxy card any time on a touch-tone telephone. You may submit a proxy by telephone 24 hours a day, 7 days a week. Follow the simple prompts and instructions provided by the recorded message. To be valid, your proxy must be received by the 2024 Annual Meeting.

•

By Submitting a Proxy by Mail. If you choose to submit your proxy by mail, simply mark your proxy, date and sign it and return it in the postage-paid envelope provided. To be valid, your proxy must be received by the 2024 Annual Meeting.

•

During the Annual Meeting. To vote during the live webcast of the Annual Meeting, you must first register at www.proxydocs.com/VST. Upon completing your registration, you will receive further instructions via e-mail, including your unique link that will allow you to access the 2024 Annual Meeting and to submit questions prior to the 2024 Annual Meeting. Please be sure to follow instructions found on your proxy card and/or voting authorization form and subsequent instructions that will be delivered to you via e-mail. Stockholders will be able to log into the 2024 Annual Meeting platform beginning at 8:45 a.m. (CT) on May 1, 2024 pursuant to the unique access instructions they receive following their advance registration at www.proxydocs.com/VST.

The Control Number provided on your voting information form or proxy card is necessary to vote. Please review the materials provided to you and vote as soon as possible.

If I am a beneficial owner of shares held in street name, how do I vote?

If you are a beneficial owner of shares held in street name, please refer to the proxy card or voting information form forwarded to you by your broker or other nominee to see what voting options are available to you. Please review the materials provided to you and vote as soon as possible.

How may I submit questions at the 2024 Annual Meeting?

We are committed to ensuring that our stockholders have similar opportunities to participate in our virtual 2024 Annual Meeting as they would at an in-person meeting. To submit questions at the 2024 Annual Meeting, you must first register in advance at www.proxydocs.com/VST prior to the deadline of April 26, 2024 at 5:00 p.m. (ET). Upon completing your registration, you will receive further instructions via e-mail, including your unique links that will allow you access to the meeting and will also permit you to submit questions. The Control Number provided on your voting information form or proxy card is necessary to access the virtual meeting site. All questions must be submitted in advance of the meeting by April 26, 2024 at 5:00 p.m. (ET). In order to ensure an efficient and organized meeting, stockholders will not be permitted to ask additional questions at the meeting.

Appropriate, pre-submitted questions related to the business of the 2024 Annual Meeting (the proposals being voted upon) will be answered during the 2024 Annual Meeting, subject to time constraints. Any such questions that cannot be answered during the 2024 Annual Meeting due to time constraints will be posted and answered on the Investor Relations section of our website as soon as practical after the 2024 Annual Meeting. More information regarding the question and answer process, including the number and types of questions permitted, the time allotted for questions, and how questions will be recognized and answered are found in the rules of conduct for the 2024 Annual Meeting, which will be available at www.proxydocs.com/VST.

What if during the check-in time or during the 2024 Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time,

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QUESTIONS AND ANSWERS AND ADDITIONAL INFORMATION

please call the technical support number that will be posted on the 2024 Annual Meeting login page and included in the meeting access e-mail. Registration support is also available by directing your question(s) to the e-mail address displayed on the registration page.

What happens if I do not give specific voting instructions?

Stockholder of Record. If you are a stockholder of record and you:

•	indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board; or

•

if you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on Proposals 1, 2, 3, 4, and 5 in this Proxy Statement, and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the 2024 Annual Meeting.

Beneficial Owner of Shares Held in Street Name; “Broker Non-Votes.” If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of the NYSE, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters, as determined by the stock exchange. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform our Inspector of Election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” Please note that brokers may not vote your shares on the election of directors or the proposal regarding Named Executive Officer compensation, the frequency of the vote on Named Executive Officer compensation, or the amendment to the 2016 Omnibus Incentive Plan (Proposals 1, 2, 3, and 4) in the absence of your specific instructions as to how to vote. Please provide your broker with voting instructions as soon as possible so that your vote can be counted.

Which ballot measures are anticipated to be considered “routine” or “non-routine”?

The following chart indicates which matters we believe will be considered routine and non-routine, respectively.

Routine	• Proposal 5 (Ratification of Appointment of Independent Registered Public Accounting Firm)
Non-Routine

•  Proposal 1 (Election of Directors)

•  Proposal 2 (Advisory Vote on 2023 Compensation of the Named Executive Officers)

•  Proposal 3 (Advisory Vote on the Frequency of the Stockholder Advisory Vote on Named Executive Officer Compensation)

•  Proposal 4 (Amendment to the Company’s 2016 Omnibus Incentive Plan)

A broker will be able to vote “FOR” Proposal 5 in the absence of your voting instructions if you beneficially own your shares in street name. We encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided in this Proxy Statement.

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What are the voting requirements for each proposal, and how will abstentions and broker non-votes be treated?

For the purpose of determining whether a quorum is present, abstentions and broker non-votes shall be counted in determining the number of outstanding shares represented in person or by proxy for each matter. The following table sets forth the voting requirement with respect to each of the proposals, including the treatment of abstentions and broker non-votes:

Proposal	Vote Required	Effect of Broker Non-Votes	Effect of Abstentions

Election of 10 Directors to serve on the Board until the 2025 Annual Meeting	Nominees who receive more FOR votes than AGAINST votes will be elected. In a contested election, nominees who receive the most FOR votes among votes properly cast in person or by proxy will be elected.	No effect. Brokers have no discretion to vote	Abstentions have no effect

Advisory Vote on our 2023 Named Executive Officer Compensation	Affirmative vote of at least a majority of the voting power represented in person or by proxy at the meeting and entitled to vote thereon	No effect. Brokers have no discretion to vote	Abstentions have the same effect as a vote “Against”

Advisory Vote on the Frequency of Advisory Vote on Named Executive Officer Compensation	Option of every one year, two years or three years that receives the highest number of votes cast by stockholders represented in person or by proxy at the meeting and entitled to vote thereon will be the frequency for the advisory vote on executive compensation selected by stockholders. Although this vote is non-binding, the Board will consider the voting results in addressing future compensation policies and decisions.	No effect. Brokers have no discretion to vote	Abstentions have no effect

Approval of Amendment to the Company’s 2016 Omnibus Incentive Plan	Affirmative vote of at least a majority of the votes cast	No effect. Brokers have no discretion to vote	Abstentions have no effect

Ratification of Independent Registered Public Accounting Firm for 2024	Affirmative vote of at least a majority of the voting power represented in person or by proxy at the meeting and entitled to vote thereon	Brokers have discretion to vote	Abstentions have the same effect as a vote “Against”

How can I revoke my proxy or substitute a new proxy or change my vote?

You may revoke your proxy, substitute a new proxy, or change your vote by:

•	Submitting in a timely manner a new proxy through the Internet or by telephone that is received by the 2024 Annual Meeting;

•	Requesting, executing and mailing a later-dated proxy card that is received by the 2024 Annual Meeting;

•	Sending written notice of revocation to our Corporate Secretary at the address provided below (which must be received by 5:00 p.m. (ET), on April 26, 2024); or

•	Voting during the virtual Annual Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker or other holder of record.

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QUESTIONS AND ANSWERS AND ADDITIONAL INFORMATION

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Vistra or to third parties, except:

•	As necessary to meet applicable legal requirements;

•	To allow for the tabulation and certification of votes; and

•	To facilitate a proxy solicitation.

Who will count votes at the 2024 Annual Meeting?

We have retained Mediant Communications, Inc. (“Mediant”) to provide hosting services related to the annual meeting and assist as master tabulator and inspector of election.

Who is paying the cost of this proxy solicitation?

We will bear the cost of soliciting proxies. Proxies may be solicited by mail or facsimile, or by our directors, officers or employees, without extra compensation, in person or by telephone. We have retained D.F. King & Co., Inc. to assist in the solicitation of proxies in connection with the 2024 Annual Meeting. The Company will pay the firm customary fees, expected to be no more than $10,000, plus reasonable out-of-pocket expenses. In addition, if requested, we will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of our Common Stock.

What if I have questions about the proposals?

Questions concerning the proposals to be acted upon at the 2024 Annual Meeting should be directed to:

Vistra Corp.

Attention: Corporate Secretary

6555 Sierra Drive

Irving, Texas 75039

How can I find out if I am a stockholder of record entitled to vote?

For at least 10 days before the 2024 Annual Meeting, a complete list of stockholders of record entitled to vote at the 2024 Annual Meeting will be available during ordinary business hours at our principal executive office, 6555 Sierra Drive, Irving, Texas 75039, for inspection by stockholders of record for proper purposes. The list of stockholders will also be available during such 10-day period through the date of the 2024 Annual Meeting at www.proxypush.com/VST. The Control Number provided on the proxy card or voting instruction form as part of these proxy materials is necessary to access this site.

Where can I find the voting results of the 2024 Annual Meeting?

We will publish final voting results in a Current Report on Form 8-K that will be filed with the SEC (www.sec.gov) and made available on our website at www.vistracorp.com within four business days following the 2024 Annual Meeting.

STOCKHOLDER PROPOSALS FOR THE 2024 ANNUAL MEETING

Rule 14a-8 Stockholder Proposals. If a stockholder wants us to include a proposal in our proxy statement and form of proxy for presentation at the 2025 Annual Meeting, under the rules of the SEC, the proposal must be received by the Corporate Secretary of the Company at 6555 Sierra Drive, Irving, Texas 75039 on or before the close of business on December 4, 2024 (the 120th day before the one-year anniversary date of the release of these proxy materials to stockholders). The submission of a stockholder proposal pursuant to Rule 14a-8 does not guarantee that it will be included in the Company’s proxy statement and form of proxy.

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QUESTIONS AND ANSWERS AND ADDITIONAL INFORMATION

Advance Notice Stockholder Proposals or Nominations. The Company’s Bylaws require advance notice for any business to be brought before a meeting of stockholders. For business, including director nominations, to be properly brought before the 2024 Annual Meeting by a stockholder, written notice of the stockholder proposal must be received by the Corporate Secretary of the Company at 6555 Sierra Drive, Irving, Texas 75039 between close of business on January 1, 2025 (not earlier than the 120th day before the one-year anniversary date of the 2024 Annual Meeting) and close of business on January 31, 2025 (not later than the 90th day before the one-year anniversary date of the 2024 Annual Meeting). The stockholder’s notice to the Corporate Secretary must contain a brief description of the business to be brought before the 2024 Annual Meeting and the reasons for conducting such business at the meeting, as well as certain other information set out in the Company’s Bylaws.

Compliance with Universal Proxy Rules for Director Nominations. In addition to satisfying the requirements under our Bylaws, if a shareholder intends to comply with the universal proxy rules and to solicit proxies in support of director nominees other than the Company’s nominees, the stockholder must provide a notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice must be received by the Corporate Secretary of the Company at 6555 Sierra Drive, Irving, Texas 75039 no later than March 2, 2025 (60 calendar days prior to the one-year anniversary date of the 2024 Annual Meeting).

Other than as stated herein, the Board does not intend to bring any business before the 2024 Annual Meeting and it has not been informed of any matters that may be presented to the 2024 Annual Meeting by others. However, if any other matters properly come before the 2024 Annual Meeting, it is the intent of the Board that the persons named in the proxy will vote pursuant to the proxy in accordance with their judgment in such matters.

This Proxy Statement and our 2023 Annual Report to stockholders are available on the Company’s website at www.vistracorp.com.

By Order of the Board of Directors

Yuki Whitmire
Vice President, Associate General Counsel, and Corporate Secretary

Dated: April 3, 2024

Whether or not you will be able to attend the meeting,

please vote your shares promptly.

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ANNEX A

VISTRA CORP. – NON-GAAP RECONCILIATIONS

We report our financial results in conformity with accounting principles generally accepted in the United States of America (“GAAP”), and also communicate with investors using certain non-GAAP financial measures. These non-GAAP financial measures are not in accordance with, nor are they a substitute for or superior to, the comparable GAAP financial measures. These non-GAAP financial measures are intended to supplement the presentation of our financial results that are prepared in accordance with GAAP. We use these non-GAAP financial measures as measures of performance and liquidity, respectively, and Vistra’s management and Board of Directors have found these measures informative to evaluate trends in our underlying performance. We use the following non-GAAP financial measures in this Proxy Statement:

•

“Adjusted EBITDA” refers to earnings (net income) before interest expense, income taxes, depreciation and amortization (EBITDA), as adjusted for unrealized gains or losses from hedging activities, tax receivable agreement impacts, reorganization items, and certain other items described from time to time in Vistra’s earnings releases. Vistra uses Adjusted EBITDA as a measure of performance and believes that analysis of its business by external users is enhanced by visibility to both Net Income prepared in accordance with GAAP and Adjusted EBITDA.

•

“Adjusted Free Cash Flow before Growth” (or “Adjusted FCFbG”) refers to cash from operating activities excluding changes in margin deposits and working capital and adjusted for capital expenditures (including capital expenditures for growth investments), other net investment activities, and other items described from time to time in Vistra’s earnings releases. Vistra uses Adjusted Free Cash Flow before Growth as a measure of liquidity and believes that analysis of capital available to allocate for debt service, growth and return of capital to stockholders is supported by disclosure of both cash provided by (used in) operating activities prepared in accordance with GAAP as well as Adjusted Free Cash Flow before Growth.

Set forth below are reconciliations of the non-GAAP financial measures referenced in this Proxy Statement to the most directly comparable financial measures calculated and presented in accordance with GAAP:

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VISTRA CORP.

NON-GAAP RECONCILIATIONS – ADJUSTED EBITDA

FOR THE YEAR ENDED DECEMBER 31, 2023

(Unaudited) (Millions of Dollars)

	Retail	Texas	East	West	Sunset	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Corp. Consolidated
Net income (loss)	$424	$354	$1,160	$454	$633	$(1,527)	$1,498	$(6)	$1,492
Income tax expense	—	—	1	—	—	507	508	—	508
Interest expense and related charges (a)	20	(21)	—	(8)	2	742	735	5	740
Depreciation and amortization (b)	102	635	647	79	62	68	1,593	—	1,593
EBITDA before Adjustments	546	968	1,808	525	697	(210)	4,334	(1)	4,333
Unrealized net (gain) loss resulting from hedging transactions	586	799	(1,117)	(267)	(455)	—	(454)	(36)	(490)
Impacts of Tax Receivable Agreement (c)	—	—	—	—	—	135	135	—	135
Non-cash compensation expenses	—	—	—	—	—	78	78	—	78
Transition and merger expenses	—	1	1	—	1	47	50	—	50
Impairment of long-lived assets	—	—	—	—	49	—	49	—	49
PJM capacity performance default impacts (d)	—	—	3	—	6	—	9	—	9
Winter Storm Uri (e)	(52)	4	—	—	—	—	(48)	—	(48)
Other, net	25	(2)	12	5	60	(113)	(13)	(2)	(15)
Adjusted EBITDA	$1,105	$1,770	$707	$263	$358	$(63)	$4,140	$(39)	$4,101

(a)	Includes $36 million of unrealized mark-to-market net losses on interest rate swaps.
(b)	Includes nuclear fuel amortization of $91 million in the Texas segment.
(c)	Includes $29 million gain recognized on the repurchase of TRA Rights in December 2023.
(d)	Represents estimate of anticipated market participant defaults or settlements on initial PJM capacity performance penalties due to extreme magnitude of penalties associated with Winter Storm Elliott.
(e)

Includes the application of bill credits. The Company incentivized certain large commercial and industrial customers to curtail their usage during Winter Storm Uri by providing bill credits for use in future periods. The Company believes the inclusion of the bill credits as a reduction to Adjusted EBITDA in the years in which such bill credits are applied more accurately reflects its operating performance. We estimate remaining bill credit amounts to be applied in future periods for 2024 (approximately $11 million) and 2025 (approximately $26 million).

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VISTRA CORP.

NON-GAAP RECONCILIATIONS – ADJUSTED FREE CASH FLOW

FOR THE YEAR ENDED DECEMBER 31, 2023

(Unaudited) (Millions of Dollars)

	Ongoing Operations	Asset Closure	Vistra Consolidated
Adjusted EBITDA	$4,140	$(39)	$4,101
Interest paid, net (a)	(560)	—	(560)
Taxes paid net of refunds	(24)	—	(24)
Working capital and margin deposits	1,887	(3)	1,884
Accrued environmental allowances	336	—	336
Reclamation and remediation	(3)	(16)	(19)
Transition and merger expense, including severance	(58)	(23)	(81)
Other changes in other operating assets and liabilities	(63)	(121)	(184)
Cash provided by (used in) operating activities	$5,655	$(202)	$5,453
Capital expenditures including nuclear fuel purchases and LTSA prepayments (b)	(994)	—	(994)
Development and growth expenditures	(682)	—	(682)
(Purchase)/sale of environmental allowances	(571)	—	(571)
Other net investing activities (c)	(5)	107	102
Free cash flow	$3,403	$(95)	$3,308
Working capital and margin deposits	(1,887)	3	(1,884)
Development and growth expenditures	682	—	682
Accrued environmental allowances	(336)	—	(336)
Purchases and sales of environmental credits and allowances, net	571	—	571
Transition and merger expense, including severance	58	23	81
Adjusted free cash flow before growth	$2,491	$(69)	$2,422

(a)	Net of interest received.
(b)	Includes $227 million LTSA prepaid capital expenditures.
(c)	Includes investments in and proceeds from the nuclear decommissioning trust fund, insurance proceeds, proceeds from sales of assets, sales of nuclear fuel and other net investing cash flows.

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APPENDIX A

VISTRA CORP.

2016 OMNIBUS INCENTIVE PLAN

ARTICLE I

PURPOSE

The purpose of this Vistra Corp. 2016 Omnibus Incentive Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer Eligible Individuals cash and stock-based incentives in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders. The Plan was originally effective as of the date set forth in Article XIV (the “Original Plan”), was subsequently amended and restated effective as of January 1, 2017, February 26, 2019 and May 20, 2019 (such amended and restated Plans, the “Amended Plans,” and, collectively with the Original Plan, the “Prior Plan”) and is hereby amended and restated effective as of May 1, 2024.

ARTICLE II

DEFINITIONS

For purposes of the Plan, the following terms shall have the following meanings:

2.1 “Affiliate” means each of the following: (a) any Subsidiary; (b) any Parent; (c) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates; (d) any trade or business (including, without limitation, a partnership or limited liability company) which directly or indirectly controls 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) of the Company; and (e) any other entity in which the Company or any of its Affiliates has a material equity interest and which is designated as an “Affiliate” by resolution of the Committee; provided that, unless otherwise determined by the Committee, the Common Stock subject to any Option constitutes “service recipient stock” for purposes of Section 409A of the Code or otherwise does not subject the Option to Section 409A of the Code.

2.2 “Award” means any award under the Plan of any Stock Option, Restricted Stock Award, Performance Award, Other Stock-Based Award or Other Cash-Based Award. All Awards shall be granted by, confirmed by, and subject to the terms of an Award Agreement executed by the Company and the Participant.

2.3 “Award Agreement” means the written or electronic agreement setting forth the terms and conditions applicable to an Award.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Cause” means, unless otherwise determined by the Committee in the applicable Award Agreement, with respect to a Participant’s Termination of Employment or Termination of Consultancy, the following: (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “cause” (or words of like import)), termination due to a Participant’s: (i) willful and continued failure to perform Participant’s duties with the Company; (ii) willful and continued failure to follow and comply with the written policies of the Company as in effect from time to time; (iii) willful commission of an act of fraud or dishonesty resulting in economic or financial injury to the Company; (iv) willful engagement in illegal conduct or gross misconduct; (v) willful breach of any agreement with the Company or an Affiliate; or (vi) indictment for, conviction of, or a plea of guilty or nolo contendere to any felony or other crime involving moral turpitude. No act or failure to act will be treated as willful if it is done, or omitted to be done, by the Participant in good faith and with a good faith belief that such act or omission was in the best interests of the Company; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate

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and the Participant at the time of the grant of the Award that defines “cause” (or words of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “cause” only applies on occurrence of a change in control, such definition of “cause” shall not apply until a change in control actually takes place and then only with regard to a Termination thereafter. With respect to a Participant’s Termination of Directorship, “cause” means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law.

2.6 “Change in Control” has the meaning set forth in Section 10.2.

2.7 “Change in Control Price” has the meaning set forth in Section 10.1.

2.8 “Code” means the Internal Revenue Code of 1986, as amended. Any reference to any section of the Code shall also be a reference to any successor provision and any Treasury Regulation and other official guidance and regulations promulgated thereunder.

2.9 “Committee” means any committee of the Board duly authorized by the Board to administer the Plan. If no committee is duly authorized by the Board to administer the Plan, the term “Committee” shall be deemed to refer to the Board for all purposes under the Plan.

2.10 “Common Stock” means the common stock, $0.01 par value per share, of the Company.

2.11 “Company” means Vistra Energy Corp., a Delaware corporation, and its successors by operation of law.

2.12 “Consultant” means any natural person who is an advisor or consultant to the Company or its Affiliates.

2.13 “Disability” means, unless otherwise determined by the Committee in the applicable Award Agreement, with respect to a Participant’s Termination, a permanent and total disability as defined in Section 22(e)(3) of the Code. A Disability shall only be deemed to occur at the time of the determination by the Committee of the Disability. Notwithstanding the foregoing, for Awards that are subject to Section 409A of the Code, Disability shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) or (ii) of the Code.

2.14 “Effective Date” means the effective date of the Plan as defined in Article XIV.

2.15 “Eligible Employees” means each employee of the Company or an Affiliate.

2.16 “Eligible Individual” means an Eligible Employee, Non-Employee Director or Consultant who is designated by the Committee in its discretion as eligible to receive Awards subject to the conditions set forth herein.

2.17 “Exchange Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the Exchange Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.18 “Fair Market Value” means, for purposes of the Plan, unless otherwise provided in an Award Agreement or as required by any applicable provision of the Code or any regulations issued thereunder, as of any date and except as provided below: (a) if the Common Stock is traded, listed or otherwise reported or quoted on a national securities exchange, the last sales price reported for the Common Stock on the applicable date on the principal national securities exchange in the United States on which it is then traded, listed or otherwise reported or quoted; or (b) if the Common Stock is not traded, listed or otherwise reported or quoted on a national securities exchange, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate, taking into account the requirements of Section 409A of the Code and any other applicable laws, rules or regulations. For purposes of the grant of any Award, the applicable date shall be the trading day immediately prior to the date on which the Award is granted. For purposes of the exercise of any Award, the applicable date shall be the date a notice of exercise is received by the Committee or, if not a day on which the applicable market is open, the next day that it is open.

2.19 “Family Member” means “family member” as defined in Section A.1.(a)(5) of the general instructions of Form S-8 of the United States Securities and Exchange Commission.

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2.20 “Good Reason” means, unless otherwise determined by the Committee in the applicable Award Agreement, the following: (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “good reason” (or words of like import)), the occurrence, without the Participant’s consent, of either of the following events: (i) any material diminution of the Participant’s title, duties, responsibilities or authorities; or (ii) any breach by the Company or the employing Affiliate, as applicable, of any of its material obligations to the Participant. Prior to resigning for Good Reason, the Participant shall give written notice to the Company or the employing Affiliate, as applicable, of the facts and circumstances claimed to provide a basis for such resignation not more than sixty (60) days following the date on which the Participant first has knowledge of such facts and circumstances, and the Company or the employing Affiliate, as applicable, shall have ten (10) business days after receipt of such notice to cure (and if so cured, the Participant shall not be permitted to resign for Good Reason in respect thereof), and the Participant shall resign within ten (10) business days following the Company’s or the employing Affiliate’s, as applicable, failure to cure; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “good reason” (or words of like import), “good reason” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “good reason” only applies on occurrence of a change in control, such definition of “good reason” shall not apply until a change in control actually takes place and then only with regard to a Termination thereafter.

2.21 “Incentive Stock Option” means any Stock Option awarded to an Eligible Employee of the Company or its Subsidiaries or Parents (if any) under the Plan and intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

2.22 “Lead Underwriter” has the meaning set forth in Section 13.20.

2.23 “Lock-Up Period” has the meaning set forth in Section 13.20.

2.24  “Non-Employee Director” means a director or a member of the Board, or the board of directors of any Affiliate, who is not an active employee of the Company or any Affiliate.

2.25 “Non-Qualified Stock Option” means any Stock Option awarded under the Plan that is not an Incentive Stock Option.

2.26 “Other Cash-Based Award” means an Award granted pursuant to Section 9.3 of the Plan and payable in cash at such time or times and subject to such terms and conditions as determined by the Committee in its sole discretion.

2.27 “Other Stock-Based Award” means an Award under Article IX of the Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock, including, without limitation, an Award valued by reference to an Affiliate.

2.28 “Parent” means any parent corporation of the Company within the meaning of Section 424(e) of the Code.

2.29 “Participant” means an Eligible Individual to whom an Award has been granted pursuant to the Plan.

2.30 “Performance Award” means an Award granted to a Participant pursuant to Article VIII hereof contingent upon achieving certain Performance Goals.

2.31 “Performance Goals” means goals established by the Committee as contingencies for Awards to vest and/or become exercisable or distributable, which goals may include one or more of the performance goals set forth in Exhibit A hereto.

2.32 “Performance Period” means the designated period during which the Performance Goals must be satisfied with respect to the Award to which the Performance Goals relate.

2.33 “Plan” means this Vistra Energy Corp. 2016 Omnibus Incentive Plan, as amended or amended and restated from time to time.

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2.34 “Proceeding” has the meaning set forth in Section 13.9.

2.35 “Reorganization” has the meaning set forth in Section 4.3(b)(ii).

2.36 “Restricted Stock” means an Award of shares of Common Stock under the Plan that is subject to restrictions under Article VII.

2.37 “Restriction Period” has the meaning set forth in Section 7.3(a) with respect to Restricted Stock.

2.38 “Rule 16b-3” means Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provision.

2.39 “Section 162(m) of the Code” means the exception for performance-based compensation under Section 162(m) of the Code and any applicable Treasury Regulations thereunder.

2.40 “Section 409A of the Code” means the nonqualified deferred compensation rules under Section 409A of the Code and any applicable Treasury Regulations and other official guidance thereunder.

2.41 “Securities Act” means the Securities Act of 1933, as amended and all rules and regulations promulgated thereunder. Reference to a specific section of the Securities Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.42 “Stock Option” or “Option” means any option to purchase shares of Common Stock granted to Eligible Individuals granted pursuant to Article VI.

2.43 “Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

2.44 “Ten Percent Stockholder” means a person owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, its Subsidiaries or its Parent.

2.45 “Termination” means a Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.

2.46 “Termination of Consultancy” means: (a) that the Consultant is no longer acting as a consultant to the Company or any of its Affiliates; or (b) when an entity (other than the Company) which is retaining a Participant as a Consultant ceases to be an Affiliate, unless the Participant otherwise is, or thereupon becomes, a Consultant to the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that a Consultant becomes an Eligible Employee or a Non-Employee Director upon the termination of such Consultant’s consultancy, unless otherwise determined by the Committee, in its sole discretion, no Termination of Consultancy shall be deemed to occur until such time as such Consultant is no longer a Consultant, an Eligible Employee or a Non-Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Consultancy in the Award Agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Consultancy thereafter, provided that any such change to the definition of the term “Termination of Consultancy” does not subject the applicable Award to Section 409A of the Code.

2.47 “Termination of Directorship” means: (a) that the Non-Employee Director has ceased to be a director of the Company or any of its Affiliates; or (b) when an entity (other than the Company) for which the Participant is serving as a Non-Employee Director ceases to be an Affiliate, unless the Participant otherwise is, or thereupon becomes, a Non-Employee Director of the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that a Non-Employee Director becomes an Eligible Employee or a Consultant upon the termination of such Non-Employee Director’s directorship, unless otherwise determined by the Committee, in its sole discretion, such Non-Employee Director’s ceasing to be a director of the Company or an Affiliate shall not be treated as a Termination of Directorship, unless and until the Participant has a Termination of Employment or Termination of Consultancy, as the case may be.

2.48 “Termination of Employment” means: (a) a termination of employment (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and all of its Affiliates; or

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(b) when an entity (other than the Company) which is employing a Participant ceases to be an Affiliate, unless the Participant otherwise is, or thereupon becomes, employed by the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that an Eligible Employee becomes a Consultant or a Non-Employee Director upon the termination of such Eligible Employee’s employment, unless otherwise determined by the Committee, in its sole discretion, no Termination of Employment shall be deemed to occur until such time as such Eligible Employee is no longer an Eligible Employee, a Consultant or a Non-Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Employment in the Award Agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Employment thereafter, provided that any such change to the definition of the term “Termination of Employment” does not subject the applicable Award to Section 409A of the Code.

2.49 “Transfer” means: (a) when used as a noun, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition (including the issuance of equity in any entity), whether for value or no value and whether voluntary or involuntary (including by operation of law), and (b) when used as a verb, to directly or indirectly transfer, sell, assign, pledge, encumber, charge, hypothecate or otherwise dispose of (including the issuance of equity in any entity) whether for value or for no value and whether voluntarily or involuntarily (including by operation of law). “Transferred” and “Transferable” shall have a correlative meaning.

ARTICLE III

ADMINISTRATION

3.1 The Committee. The Plan shall be administered and interpreted by the Committee. To the extent required by applicable law, rule or regulation, it is intended that each member of the Committee shall qualify as (a) a “non-employee director” under Rule 16b-3 and (b) an “independent director” under the rules of any national securities exchange or national securities association, as applicable. Notwithstanding the foregoing, for purposes of any Award granted under the Prior Plan that is intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code, each member of the Committee shall also be an “outside director” within the meaning of Section 162(m) of the Code for purposes of certifying the extent to which any applicable performance-based conditions are achieved. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify.

3.2 Grants of Awards. The Committee shall have full authority to grant, pursuant to the terms of the Plan, to Eligible Individuals: (i) Stock Options, (ii) Restricted Stock, (iii) Performance Awards; (iv) Other Stock-Based Awards; and (v) Other Cash-Based Awards. In particular, the Committee shall have the authority:

(a) to select the Eligible Individuals to whom Awards may from time to time be granted hereunder;

(b) to determine whether and to what extent Awards, or any combination thereof, are to be granted hereunder to one or more Eligible Individuals;

(c) to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, the exercise or purchase price (if any), any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion); provided that no Award will vest in the ordinary course until at least the first anniversary of the grant date applicable to such Award (the “Minimum Vesting Requirement”), except that up to 5% of the Share Reserve may be used to grant Awards which do not meet the Minimum Vesting Requirement;

(e) to determine the amount of cash to be covered by each Award granted hereunder;

(f) to determine whether, to what extent and under what circumstances grants of Options and other Awards under the Plan are to operate on a tandem basis and/or in conjunction with or apart from other awards made by the Company outside of the Plan;

(g) to determine whether and under what circumstances a Stock Option may be settled in cash, Common Stock and/or Restricted Stock under Section 6.4(d);

(h) to determine whether a Stock Option is an Incentive Stock Option or Non-Qualified Stock Option;

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(i) to impose a “blackout” period during which Options may not be exercised;

(j) to determine whether to require a Participant, as a condition of the granting of any Award, not to sell or otherwise dispose of shares of Common Stock acquired pursuant to the exercise of an Award for a period of time as determined by the Committee, in its sole discretion, following the date of the acquisition of such Award; and

(k) to amend the terms of any Award either prospectively or retroactively, subject to Article XI. hereof and provided that such action does not subject the Award to Section 409A of the Code without the consent of the Participant.

For the sake of clarity and to the extent permitted by applicable law, the Board or the Committee may delegate to an officer of the Company the authority to make Awards hereunder.

3.3 Guidelines. Subject to Article XI hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by applicable law and applicable stock exchange rules), as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of the Plan. The Committee may adopt special guidelines and provisions for persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdictions to comply with applicable tax and securities laws of such domestic or foreign jurisdictions. Notwithstanding the foregoing, no action of the Committee under this Section 3.3 shall impair the rights of any Participant without the Participant’s consent. To the extent applicable, the Plan is intended to comply with the applicable requirements of Rule 16b-3, and the Plan shall be limited, construed and interpreted in a manner so as to comply therewith.

3.4 Decisions Final. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all Participants and their respective heirs, executors, administrators, successors and assigns.

3.5 Designation of Consultants/Liability.

(a) The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan and (to the extent permitted by applicable law and applicable exchange rules) may grant authority to officers to grant Awards and/or execute agreements or other documents on behalf of the Committee.

(b) The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Committee, its members and any person designated or granted authority pursuant to sub-section (a) above shall not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law, no officer or employee of the Company or its Affiliates or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.

ARTICLE IV

SHARE LIMITATION

4.1 Shares.

4.2 The aggregate number of shares of Common Stock that may be issued or used for reference purposes or with respect to which Awards may be granted under the Plan shall not exceed 43,000,000 shares (subject to any increase or decrease pursuant to Section 4.3) (the “Share Reserve”), which may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company or both.

(a) The maximum number of shares of Common Stock with respect to which Incentive Stock Options may be granted under the Plan shall be equal to the Share Reserve.

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(b) If any Option or Other Stock-Based Award granted under the Plan expires, terminates or is canceled for any reason without having been exercised in full, the number of shares of Common Stock underlying any unexercised Award shall again be available for the purpose of Awards under the Plan.

(c) If any shares of Restricted Stock, Performance Awards or Other Stock-Based Awards denominated in shares of Common Stock awarded under the Plan to a Participant are forfeited for any reason, the number of forfeited shares of Restricted Stock, Performance Awards or Other Stock-Based Awards denominated in shares of Common Stock shall again be available for purposes of Awards under the Plan.

(d) The maximum grant date fair value of all Awards granted to any individual for his or her services as a director during any calendar year shall not exceed $750,000.

(e)  Notwithstanding anything to the contrary contained in the Plan, shares of Common Stock (i) withheld by the Company, tendered or otherwise used (A) in payment of the exercise price of a Stock Option or (B) to satisfy tax withholding in connection with the exercise or settlement of an Award will not be added (or added back, as applicable) to the aggregate number of shares of Common Stock available in the Share Reserve; and (ii) reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of a Stock Option will not be added (or added back, as applicable) to the aggregate number of shares of Common Stock available in the Share Reserve.

4.3 Changes.

(a) The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger or consolidation of the Company or any Affiliate, (iii) any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock, (iv) the dissolution or liquidation of the Company or any Affiliate, (v) any sale or transfer of all or part of the assets or business of the Company or any Affiliate or (vi) any other corporate act or proceeding.

(b) Subject to the provisions of Section 10.1:

(i) If the Company at any time subdivides (by any split, recapitalization or otherwise) the outstanding Common Stock into a greater number of shares of Common Stock, or combines (by reverse split, combination or otherwise) its outstanding Common Stock into a lesser number of shares of Common Stock, then the respective exercise prices for outstanding Awards that provide for a Participant elected exercise and the number of shares of Common Stock covered by outstanding Awards shall be appropriately adjusted by the Committee to prevent dilution or enlargement of the rights granted to, or available for, Participants under the Plan.

(ii) Excepting transactions covered by Section 4.3(b)(i), if the Company effects any merger, consolidation, statutory exchange, spin-off, reorganization, sale or transfer of all or substantially all the Company’s assets or business, or other corporate transaction or event in such a manner that the Company’s outstanding shares of Common Stock are converted into the right to receive (or the holders of Common Stock are entitled to receive in exchange therefor), either immediately or upon liquidation of the Company, securities or other property of the Company or other entity (each, a “Reorganization”), then, subject to the provisions of Section 10.1, (A) the aggregate number or kind of securities that thereafter may be issued under the Plan, (B) the number or kind of securities or other property (including cash) to be issued pursuant to Awards granted under the Plan (including as a result of the assumption of the Plan and the obligations hereunder by a successor entity, as applicable), or (C) the purchase price thereof, shall be appropriately adjusted by the Committee to prevent dilution or enlargement of the rights granted to, or available for, Participants under the Plan.

(iii) If there shall occur any change in the capital structure of the Company other than those covered by Section 4.3(b)(i) or 4.3(b)(ii), including by reason of any extraordinary dividend (whether cash or equity), any conversion, any adjustment, any issuance of any class of securities convertible or exercisable into, or exercisable for, any class of equity securities of the Company, then the Committee shall adjust any Award and make such other adjustments to the Plan to prevent dilution or enlargement of the rights granted to, or available for, Participants under the Plan.

(iv) Any such adjustment determined by the Committee pursuant to this Section 4.3(b) shall be final, binding and conclusive on the Company and all Participants and their respective heirs, executors, administrators,

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successors and permitted assigns. Any adjustment to, or assumption or substitution of, an Award under this Section 4.3(b) shall be intended to comply with the requirements of Section 409A of the Code and Treasury Regulation §1.424-1 (and any amendments thereto), to the extent applicable. Except as expressly provided in this Section 4.3 or in the applicable Award Agreement, a Participant shall have no additional rights under the Plan by reason of any transaction or event described in this Section 4.3.

(v) Fractional shares of Common Stock resulting from any adjustment in Awards pursuant to Section 4.3(a) or this Section 4.3(b) shall be aggregated until, and eliminated at, the time of exercise or payment by rounding-down for fractions less than one-half and rounding-up for fractions equal to or greater than one-half. No cash settlements shall be required with respect to fractional shares eliminated by rounding. Notice of any adjustment shall be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

4.4 Minimum Purchase Price. Notwithstanding any provision of the Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under the Plan, such shares shall not be issued for a consideration that is less than as permitted under applicable law.

ARTICLE V

ELIGIBILITY

5.1 General Eligibility. All current and prospective Eligible Individuals are eligible to be granted Awards. Eligibility for the grant of Awards and actual participation in the Plan shall be determined by the Committee in its sole discretion.

5.2 Incentive Stock Options. Notwithstanding the foregoing, only Eligible Employees of the Company, its Subsidiaries and its Parent (if any) are eligible to be granted Incentive Stock Options under the Plan. Eligibility for the grant of an Incentive Stock Option and actual participation in the Plan shall be determined by the Committee in its sole discretion.

5.3 General Requirement. The vesting and exercise of Awards granted to a prospective Eligible Individual are conditioned upon such individual actually becoming an Eligible Employee, Consultant or Non-Employee Director, respectively.

ARTICLE VI

STOCK OPTIONS

6.1 Options. Stock Options may be granted alone or in addition to other Awards granted under the Plan. Each Stock Option granted under the Plan shall be of one of two types: (a) an Incentive Stock Option or (b) a Non-Qualified Stock Option.

6.2 Grants. The Committee shall have the authority to grant to any Eligible Employee one or more Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options, in each case, pursuant to an Award Agreement. The Committee shall have the authority to grant any Consultant or Non-Employee Director one or more Non-Qualified Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof which does not so qualify shall constitute a separate Non-Qualified Stock Option.

6.3 Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Stock Option under such Section 422.

6.4 Terms of Options. Options granted under the Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable, including those set forth in an Award Agreement:

(a) Exercise Price. The exercise price per share of Common Stock subject to a Stock Option shall be determined by the Committee at the time of grant, provided that the per share exercise price of a Stock Option shall not be less than 100% (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 110%) of the Fair Market Value of the Common Stock at the time of grant.

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(b) Stock Option Term. The term of each Stock Option shall be fixed by the Committee, provided that no Stock Option shall be exercisable more than 10 years after the date the Option is granted; and provided further that the term of an Incentive Stock Option granted to a Ten Percent Stockholder shall not exceed five years.

(c) Exercisability. Unless otherwise provided by the Committee in accordance with the provisions of this Section 6.4, Stock Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant. If the Committee provides, in its discretion, that any Stock Option is exercisable subject to certain limitations (including, without limitation, that such Stock Option is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after the time of grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such Stock Option may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion.

(d) Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under Section 6.4(c), to the extent vested, Stock Options may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise to the Company (or to its agent specifically designated for such purpose) specifying the number of shares of Common Stock to be purchased (which notice may be provided in an electronic form to the extent acceptable to the Committee and the Company). Such notice shall be accompanied by payment in full of the purchase price as follows: (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) solely to the extent permitted by applicable law, if the Common Stock is traded on a national securities exchange, and the Committee authorizes, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company shares of Common Stock with an aggregate value equal to the purchase price; (iii) by having the Company withhold shares of Common Stock issuable upon exercise of the Stock Option; or (iv) on such other terms and conditions as may be acceptable to the Committee (including, without limitation, with the consent of the Committee, by payment in full or in part in the form of Common Stock owned by the Participant, based on the Fair Market Value of the Common Stock on the payment date as determined by the Committee). No shares of Common Stock shall be issued until payment therefor, as provided herein, has been made or provided for.

(e) Non-Transferability of Options. No Stock Option shall be Transferable by the Participant other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Participant’s lifetime, only by the Participant. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, at the time of grant or thereafter that a Non-Qualified Stock Option that is otherwise not Transferable pursuant to this Section is Transferable to a Family Member in whole or in part and in such circumstances, and under such conditions, as specified by the Committee. A Non-Qualified Stock Option that is Transferred to a Family Member pursuant to the preceding sentence (i) may not be subsequently Transferred other than by will or by the laws of descent and distribution; (ii) remains subject to the terms of the Plan and the applicable Award Agreement; and (iii) may be exercised by such Family Member. Any shares of Common Stock acquired upon the exercise of a Non-Qualified Stock Option by a permissible transferee of a Non-Qualified Stock Option or a permissible transferee pursuant to a Transfer after the exercise of the Non-Qualified Stock Option shall be subject to the terms of the Plan and the applicable Award Agreement.

(f) Termination by Death or Disability. Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination is by reason of death or Disability, all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant (or in the case of the Participant’s death, by the legal representative of the Participant’s estate) at any time within a period of one (1) year from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options; provided, however, that, in the event of a Participant’s Termination by reason of Disability, if the Participant dies within such exercise period, all unexercised Stock Options held by such Participant shall thereafter be exercisable, to the extent to which they were exercisable at the time of death, for a period of one (1) year from the date of such death, but in no event beyond the expiration of the stated term of such Stock Options.

(g) Involuntary Termination Without Cause. Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination is an involuntary Termination by the Company without Cause, all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of ninety (90) days from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.

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(h) Voluntary Resignation. Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination is voluntary (other than a voluntary Termination described in Section 6.4(i)(y) hereof), all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of thirty (30) days from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.

(i) Termination for Cause. Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination (x) is for Cause or (y) is a voluntary Termination (as provided in Section 6.4(h)) after the occurrence of an event that would be grounds for a Termination for Cause, all Stock Options, whether vested or not vested, that are held by such Participant shall thereupon terminate and expire as of the date of such Termination.

(j) Unvested Stock Options. Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, Stock Options that are not vested as of the date of a Participant’s Termination for any reason shall terminate and expire as of the date of such Termination.

(k) Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under the Plan and/or any other stock option plan of the Company, any Subsidiary or any Parent exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options. In addition, if an Eligible Employee does not remain employed by the Company, any Subsidiary or any Parent at all times from the time an Incentive Stock Option is granted until three months prior to the date of exercise thereof (or such other period as required by applicable law), such Stock Option shall be treated as a Non-Qualified Stock Option. Should any provision of the Plan not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.

(l) Stock Option Repricing. Except in connection with a corporate transaction or event described in Section 4.3, an outstanding Stock Option may not be modified to reduce the exercise price thereof, nor may an outstanding Stock Option be canceled in exchange for cash, other Awards or a Stock Option with an exercise price that is less than the exercise price of the original Stock Option, unless the relevant action is approved by the stockholders of the Company.

(m) Other Terms and Conditions. The Committee may include a provision in an Award Agreement providing for the automatic exercise of a Non-Qualified Stock Option on a cashless basis on the last day of the term of such Option if the Participant has failed to exercise the Non-Qualified Stock Option as of such date, with respect to which the Fair Market Value of the shares of Common Stock underlying the Non-Qualified Stock Option exceeds the exercise price of such Non-Qualified Stock Option on the date of expiration of such Option, subject to Section 13.4. Stock Options may contain such other provisions, which shall not be inconsistent with any of the terms of the Plan, as the Committee shall deem appropriate. The recipient of a Stock Option under this Article VI shall not be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents in respect of the number of shares of Common Stock covered by the Stock Option. The Company will evidence each Participant’s ownership of Common Stock issued upon exercise of a Stock Option pursuant to a designated system, such as book entries by the transfer agent; if a stock certificate for such shares of Common Stock is issued, it will be substantially in the form set forth in Section 7.2(c).

ARTICLE VII

RESTRICTED STOCK

7.1 Awards of Restricted Stock. Shares of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Eligible Individuals, to whom, and the time or times at which, grants of Restricted Stock shall be made, the number of shares to be awarded, the price (if any) to be paid by the Participant (subject to Section 7.2), the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards.

The Committee may condition the grant or vesting of Restricted Stock upon the attainment of specified Performance Goals or such other factors as the Committee may determine in its sole discretion.

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7.2 Awards and Certificates. If required by the Award Agreement, Eligible Individuals selected to receive Restricted Stock shall not have any right with respect to such Award, unless and until such Participant has delivered a fully executed copy of the Award Agreement evidencing the Award to the Company, to the extent required by the Committee, and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:

(a) Purchase Price. The purchase price of Restricted Stock shall be fixed by the Committee. Subject to Section 4.4, the purchase price for shares of Restricted Stock may be zero to the extent permitted by applicable law, and, to the extent not so permitted, such purchase price may not be less than par value.

(b) Acceptance. Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the grant date, by executing a Restricted Stock Award Agreement and by paying whatever price (if any) the Committee has designated thereunder.

(c) Legend. The Company will evidence each Participant’s ownership of Restricted Stock pursuant to a designated system, such as book entries by the transfer agent. If a stock certificate for such shares of Restricted Stock is issued, such certificate shall be registered in the name of such Participant, and shall, in addition to such legends required by applicable securities laws, bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Vistra Energy Corp. (the “Company”) 2016 Omnibus Incentive Plan (the “Plan”) and an Agreement entered into between the registered owner and the Company dated      . Copies of such Plan and Agreement are on file at the principal office of the Company.”

(d) Custody. If stock certificates are issued in respect of shares of Restricted Stock, the Committee may require that any stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any grant of Restricted Stock, the Participant shall have delivered a duly signed stock power or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the shares subject to the Restricted Stock Award in the event that such Award is forfeited in whole or part or otherwise transferred to the Company.

7.3 Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

(a) Restriction Period. (i) The Participant shall not be permitted to Transfer shares of Restricted Stock awarded under the Plan during the period or periods set by the Committee (the “Restriction Period”) commencing on the date of such Award, as set forth in the Restricted Stock Award Agreement and such agreement shall set forth a vesting schedule and any event that would accelerate vesting of the shares of Restricted Stock. Within these limits, based on service, attainment of Performance Goals pursuant to Section 7.3(a)(ii) and/or such other factors or criteria as the Committee may determine in its sole discretion, the Committee may condition the grant or provide for the lapse of such restrictions in installments in whole or in part, or may accelerate the vesting of all or any part of any Restricted Stock Award and/or waive the deferral limitations for all or any part of any Restricted Stock Award.

(ii) If the grant of shares of Restricted Stock or the lapse of restrictions is based on the attainment of Performance Goals, the Committee shall establish the objective Performance Goals and the applicable vesting percentage of the Restricted Stock applicable to each Participant or class of Participants in writing prior to the beginning of the applicable fiscal year or at such later date as otherwise determined by the Committee and while the outcome of the Performance Goals are substantially uncertain. Such Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances.

(b) Rights as a Stockholder. Except as provided in Section 7.3(a) and this Section 7.3(b) or as otherwise determined by the Committee in an Award Agreement, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock of the Company, including, without limitation,

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the right to receive dividends (the payment of which shall be deferred until, and conditioned upon, the expiration of the applicable Restriction Period and the satisfaction of any other vesting conditions applicable to such shares of Restricted Stock), the right to vote such shares and, subject to and conditioned upon the full vesting of shares of Restricted Stock, the right to tender such shares.

(c) Termination. Unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, subject to the applicable provisions of the Award Agreement and the Plan, upon a Participant’s Termination for any reason during the relevant Restriction Period, all Restricted Stock still subject to restriction will be forfeited in accordance with the terms and conditions established by the Committee at grant or thereafter.

(d) Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the shares of Restricted Stock, such earned shares (and to the extent ownership of such shares is evidenced by stock certificates, the stock certificates for such shares) shall be delivered to the Participant. All legends shall be removed from said certificates at the time of delivery to the Participant, except as otherwise required by applicable law or other limitations imposed by the Committee.

ARTICLE VIII

PERFORMANCE AWARDS

8.1 Performance Awards. The Committee may grant a Performance Award to a Participant payable upon the attainment of specific Performance Goals. If the Performance Award is payable in shares of Restricted Stock, such shares shall be transferable to the Participant only upon attainment of the relevant Performance Goal in accordance with Article VII. If the Performance Award is payable in cash, it may be paid upon the attainment of the relevant Performance Goals either in cash or in shares of Restricted Stock (based on the then current Fair Market Value of such shares), as determined by the Committee, in its sole and absolute discretion. Each Performance Award shall be evidenced by an Award Agreement in such form that is not inconsistent with the Plan and that the Committee may from time to time approve.

8.2 Terms and Conditions. Performance Awards awarded pursuant to this Article VIII shall be subject to the following terms and conditions:

(a) Earning of Performance Award. At the expiration of the applicable Performance Period, the Committee shall determine the extent to which the Performance Goals are achieved and the percentage of each Performance Award that has been earned.

(b) Non-Transferability. Subject to the applicable provisions of the Award Agreement and the Plan, Performance Awards may not be Transferred during the Performance Period.

(c) Dividends. To the extent determined by the Committee, Participants shall be entitled to receive an amount equal to the dividends paid on the number of shares of Common Stock covered by the Performance Award; provided that payment of dividends or dividend equivalents shall be deferred until, and conditioned upon, vesting and settlement of the underlying Performance Award.

(d) Payment. Following the Committee’s determination in accordance with Section 8.2(a), the Company shall settle Performance Awards, in such form (including, without limitation, in shares of Common Stock or in cash) as determined by the Committee, in an amount equal to such Participant’s earned Performance Awards. Notwithstanding the foregoing, the Committee may, in its sole discretion, award an amount less than the earned Performance Awards and/or subject the payment of all or part of any Performance Award to additional vesting, forfeiture and deferral conditions as it deems appropriate.

(e) Termination. Subject to the applicable provisions of the Award Agreement and the Plan, upon a Participant’s Termination for any reason during the Performance Period for a given Performance Award, the Performance Award in question will vest or be forfeited in accordance with the terms and conditions established by the Committee at grant.

(f) Accelerated Vesting. Based on service, performance and/or such other factors or criteria, if any, as the Committee may determine, the Committee may, at or after grant, accelerate the vesting of all or any part of any Performance Award.

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ARTICLE IX

OTHER STOCK-BASED AND CASH-BASED AWARDS

9.1 Other Stock-Based Awards. The Committee is authorized to grant to Eligible Individuals Other Stock-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock, including but not limited to, shares of Common Stock awarded purely as a bonus and not subject to restrictions or conditions, shares of Common Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate, stock equivalent units, restricted stock units, and Awards valued by reference to book value of shares of Common Stock. Other Stock-Based Awards may be granted either alone or in addition to or in tandem with other Awards granted under the Plan.

Subject to the provisions of the Plan, the Committee shall have authority to determine the Eligible Individuals, to whom, and the time or times at which, such Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such Awards, and all other conditions of the Awards. The Committee may also provide for the grant of Common Stock under such Awards upon the completion of a specified Performance Period.

The Committee may condition the grant or vesting of Other Stock-Based Awards upon the attainment of specified Performance Goals as the Committee may determine, in its sole discretion.

9.2 Terms and Conditions. Other Stock-Based Awards made pursuant to this Article IX shall be subject to the following terms and conditions:

(a) Non-Transferability. Subject to the applicable provisions of the Award Agreement and the Plan, shares of Common Stock subject to Awards made under this Article IX may not be Transferred prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

(b) Dividends. To the extent determined by the Committee, Participants shall be entitled to receive an amount equal to the dividends paid on the number of shares of Common Stock covered by Awards made under this Article IX; provided that payment of dividends or dividend equivalents shall be deferred until, and conditioned upon, vesting and settlement of the underlying Award.

(c) Vesting. Any Award under this Article IX and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award Agreement, as determined by the Committee, in its sole discretion.

(d) Price. Common Stock issued on a bonus basis under this Article IX may be issued for no cash consideration. Common Stock purchased pursuant to a purchase right awarded under this Article IX shall be priced, as determined by the Committee in its sole discretion.

9.3 Other Cash-Based Awards. The Committee may from time to time grant Other Cash-Based Awards to Eligible Individuals in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by applicable law, as it shall determine in its sole discretion. Other Cash-Based Awards may be granted subject to the satisfaction of vesting conditions or may be awarded purely as a bonus and not subject to restrictions or conditions, and if subject to vesting conditions, the Committee may accelerate the vesting of such Awards at any time in its sole discretion. The grant of an Other Cash-Based Award shall not require a segregation of any of the Company’s assets for satisfaction of the Company’s payment obligation thereunder.

ARTICLE X

CHANGE IN CONTROL PROVISIONS

10.1 Benefits. In the event of a Change in Control of the Company (as defined below), and except as otherwise provided by the Committee in an Award Agreement, a Participant’s unvested Awards shall not vest automatically and a Participant’s Awards shall be treated in accordance with one or more of the following methods as determined by the Committee:

(a) Awards, whether or not then vested, shall be continued, assumed, or have new rights substituted therefor, as determined by the Committee in a manner consistent with the requirements of Section 409A of the Code, and restrictions to which shares of Restricted Stock or any other Award granted prior to the Change in Control are

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subject shall not lapse upon a Change in Control and the Restricted Stock or other Award shall, where appropriate in the sole discretion of the Committee, receive the same distribution as other Common Stock on such terms as determined by the Committee; provided that the Committee may decide to award additional Restricted Stock or other Awards in lieu of any cash distribution. Notwithstanding anything to the contrary herein, for purposes of Incentive Stock Options, any assumed or substituted Stock Option shall comply with the requirements of Treasury Regulation Section 1.424-1 (and any amendment thereto).

(b) The Committee, in its sole discretion, may provide for the purchase of any Awards by the Company or an Affiliate for an amount of cash equal to the excess (if any) of the Change in Control Price (as defined below) of the shares of Common Stock covered by such Awards, over the aggregate exercise price of such Awards. For purposes hereof, “Change in Control Price” shall mean the highest price per share of Common Stock paid in any transaction related to a Change in Control of the Company.

(c) The Committee may, in its sole discretion, terminate all outstanding and unexercised Stock Options or any Other Stock-Based Award that provides for a Participant elected exercise, effective as of the date of the Change in Control, by delivering notice of termination to each Participant at least twenty (20) days prior to the date of consummation of the Change in Control, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Change in Control, each such Participant shall have the right to exercise in full all of such Participant’s Awards that are then outstanding (without regard to any limitations on exercisability otherwise contained in the Award Agreements), but any such exercise shall be contingent on the occurrence of the Change in Control, and, provided that, if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void.

(d) The Committee may, in its sole discretion, make any other determination as to the treatment of Awards in connection with such Change in Control as the Committee may determine. Any escrow, holdback, earnout or similar provisions in the definitive agreement(s) relating to such transaction may apply to any payment to the holders of Awards to the same extent and in the same manner as such provisions apply to the holders of shares of Common Stock.

Notwithstanding any other provision herein to the contrary, the Committee may, in its sole discretion, provide for accelerated vesting or lapse of restrictions, of an Award at any time.

10.2 Change in Control. Unless otherwise determined by the Committee in the applicable Award Agreement or other written agreement with a Participant approved by the Committee, a “Change in Control” shall be deemed to occur if:

(a) any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;

(b) during any period of 24 consecutive calendar months, individuals who were directors of the Company on the first day of such period (the “Incumbent Directors”) cease for any reason to constitute a majority of the Board; provided, however, that any individual becoming a director subsequent to the first day of such period whose election, or nomination for election, by the Company’s stockholders was approved by a vote of at least two-thirds of the Incumbent Directors will be considered as though such individual were an Incumbent Director, but excluding, for purposes of this proviso, any such individual whose initial assumption of office occurs as a result of an actual or threatened proxy contest with respect to election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” (as used in Section 13(d) of the Exchange Act), in each case, other than the Board, which individual, for the avoidance of doubt, shall not be deemed to be an Incumbent Director for purposes of this Section 10.2(b), regardless of whether such individual was approved by a vote of at least two-thirds of the Incumbent Directors;

(c) consummation of a reorganization, merger, consolidation or other business combination (any of the foregoing, a “Business Combination”) of the Company or any direct or indirect subsidiary of the Company with any

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other corporation, in any case with respect to which the Company voting securities outstanding immediately prior to such Business Combination do not, immediately following such Business Combination, continue to represent (either by remaining outstanding or being converted into voting securities of the Company or any ultimate parent thereof) more than 50% of the then outstanding voting securities entitled to vote generally in the election of directors of the Company (or its successor) or any ultimate parent thereof after the Business Combination; or

(d) a complete liquidation or dissolution of the Company or the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale.

Notwithstanding the foregoing, with respect to any Award that is characterized as “nonqualified deferred compensation” within the meaning of Section 409A of the Code, an event shall not be considered to be a Change in Control under the Plan for purposes of payment of such Award unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code.

ARTICLE XI

TERMINATION OR AMENDMENT OF PLAN

Notwithstanding any other provision of the Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article XIII or Section 409A of the Code), or suspend or terminate it entirely, retroactively or otherwise, and the Committee may amend the Plan to the extent such amendment is (i) ministerial or administrative in nature and does not result in a material change to the cost of the Plan or (ii) required by law. Notwithstanding anything in the preceding sentence to the contrary, unless otherwise required by law or specifically provided herein, the rights of a Participant, with respect to Awards granted prior to any amendment (whether by the Board or the Committee), suspension or termination, may not be impaired without the consent of such Participant. Notwithstanding anything herein to the contrary, the Board may amend the Plan or any Award Agreement at any time without a Participant’s consent to comply with applicable law, including Section 409A of the Code. The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Article IV or as otherwise specifically provided herein, no such amendment or other action by the Committee shall impair the rights of any holder without the holder’s consent.

ARTICLE XII

UNFUNDED STATUS OF PLAN

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payment as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any right that is greater than those of a general unsecured creditor of the Company.

ARTICLE XIII

GENERAL PROVISIONS

13.1 Legend. The Committee may require each person receiving shares of Common Stock pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by the Plan, the certificates for such shares (if any) may include any legend that the Committee deems appropriate to reflect any restrictions on Transfer. All certificates for shares of Common Stock (to the extent such shares are certificated) delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national securities exchange system or over-the-counter market upon whose system the Common Stock is then quoted, any applicable federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

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13.2 Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

13.3 No Right to Employment/Directorship/Consultancy. Neither the Plan nor the grant of any Option or other Award hereunder shall give any Participant or other employee, Consultant or Non-Employee Director any right with respect to continuance of employment, consultancy or directorship by the Company or any Affiliate, nor shall the Plan nor the grant of any Option or other Award hereunder limit in any way the right of the Company or any Affiliate by which an employee is employed or a Consultant or Non-Employee Director is retained to terminate such employment, consultancy or directorship at any time.

13.4 Withholding of Taxes. The Company shall have the right to deduct from any payment to be made pursuant to the Plan, or to otherwise require, prior to the issuance or delivery of shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any federal, state or local taxes required by law to be withheld. Upon the vesting of Restricted Stock (or other Award that is taxable upon vesting), or upon making an election under Section 83(b) of the Code, a Participant shall pay all required withholding to the Company. Any minimum statutorily required withholding obligation with regard to any Participant may be satisfied, subject to the consent of the Committee, by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due in respect of such fraction of a share shall be paid instead in cash by the Participant.

13.5 No Assignment of Benefits. No Award or other benefit payable under the Plan shall, except as otherwise specifically provided by law or permitted by the Committee, be Transferable in any manner, and any attempt to Transfer any such benefit shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.

13.6 Listing and Other Conditions.

(a) Unless otherwise determined by the Committee, as long as the Common Stock is listed on a national securities exchange, system sponsored by a national securities association or recognized over-the-counter market, the issuance of shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange, system or market. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option or other Award with respect to such shares shall be suspended until such listing has been effected.

(b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Option or other Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise, with respect to shares of Common Stock or Awards, and the right to exercise any Option or other Award shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

(c) Upon termination of any period of suspension under this Section 13.6, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award.

(d) A Participant shall be required to supply the Company with certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.

13.7 Other Requirements. Notwithstanding anything herein to the contrary, as a condition to the receipt of shares of Common Stock pursuant to an Award under the Plan, to the extent required by the Committee, the Participant shall execute and deliver documentation that shall set forth certain restrictions on transferability of the shares of Common Stock acquired upon exercise or purchase, and such other terms as the Committee shall from time to time establish.

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13.8 Governing Law. The Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

13.9 Jurisdiction; Waiver of Jury Trial. Any suit, action or proceeding with respect to the Plan or any Award Agreement, or any judgment entered by any court of competent jurisdiction in respect of any thereof, shall be resolved only in the courts of the State of Delaware or the United States District Court for the District of Delaware and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, the Company and each Participant shall irrevocably and unconditionally (a) submit in any proceeding relating to the Plan or any Award Agreement, or for the recognition and enforcement of any judgment in respect thereof (a “Proceeding”), to the exclusive jurisdiction of the courts of the State of Delaware, the court of the United States of America for the District of Delaware, and appellate courts having jurisdiction of appeals from any of the foregoing, and agree that all claims in respect of any such Proceeding shall be heard and determined in such Delaware State court or, to the extent permitted by law, in such federal court, (b) consent that any such Proceeding may and shall be brought in such courts and waives any objection that the Company and each Participant may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agree not to plead or claim the same, (c) waive all right to trial by jury in any Proceeding (whether based on contract, tort or otherwise) arising out of or relating to the Plan or any Award Agreement, (d) agree that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, in the case of a Participant, at the Participant’s address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention General Counsel, and (e) agree that nothing in the Plan shall affect the right to effect service of process in any other manner permitted by the laws of the State of Delaware.

13.10 Construction. Wherever any words are used in the Plan or an Award Agreement in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

13.11 Other Benefits. No Award granted or paid out under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefit under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

13.12 Costs. The Company shall bear all expenses associated with administering the Plan, including expenses of issuing Common Stock pursuant to Awards hereunder.

13.13 No Right to Same Benefits. The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

13.14 Death/Disability. The Committee may in its discretion require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award. The Committee may also require that the agreement of the transferee to be bound by all of the terms and conditions of the Plan and the applicable Award Agreement.

13.15 Section 16(b) of the Exchange Act. All elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with any applicable exemptive condition under Rule 16b-3. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

13.16 Section 409A of the Code. The Plan is intended to comply with the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. To the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Notwithstanding anything herein to the contrary, any provision in the Plan that is inconsistent with Section 409A of the Code shall be deemed to be amended to comply with

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Section 409A of the Code and to the extent such provision cannot be amended to comply therewith, such provision shall be null and void. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee or the Company and, in the event that any amount or benefit under the Plan becomes subject to penalties under Section 409A of the Code, responsibility for payment of such penalties shall rest solely with the affected Participants and not with the Company. Notwithstanding any contrary provision in the Plan or Award Agreement, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A of the Code) that are otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A of the Code) as a result of such employee’s separation from service (other than a payment that is not subject to Section 409A of the Code) shall be delayed for the first six (6) months following such separation from service (or, if earlier, the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) upon expiration of such delay period.

13.17 Successors and Assigns. The Plan and any applicable Award Agreement(s) shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate.

13.18 Severability of Provisions. If any provision of the Plan or any Award Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan and/or Award Agreement shall be construed and enforced as if such provisions had not been included.

13.19 Payments to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Board, the Company, its Affiliates and their officers, directors/managers, employees, agents and representatives with respect thereto.

13.20 Lock-Up Agreement. As a condition to the grant of an Award, if requested by the Company and the lead underwriter of any public offering of Common Stock (the “Lead Underwriter”), a Participant shall irrevocably agree not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of, any interest in any Common Stock or any securities convertible into, derivative of, or exchangeable or exercisable for, or any other rights to purchase or acquire Common Stock (except Common Stock included in such public offering or acquired on the public market after such offering) during such period of time following the effective date of a registration statement of the Company filed under the Securities Act that the Lead Underwriter shall specify (the “Lock-Up Period”). The Participant shall further agree to sign such documents as may be requested by the Lead Underwriter to effect the foregoing and agree that the Company may impose stop-transfer instructions with respect to Common Stock acquired pursuant to an Award until the end of such Lock-Up Period.

13.21 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

13.22 Company Recoupment of Awards. A Participant’s rights with respect to any Award hereunder shall in all events be subject to (i) any right that the Company may have under any Company recoupment policy or other agreement or arrangement with a Participant, or (ii) any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission.

ARTICLE XIV

EFFECTIVE DATE OF PLAN

The Plan became effective on October 3, 2016.

ARTICLE XV

TERM OF PLAN

No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the earlier of the date that the Plan is adopted or the date of stockholder approval, but Awards granted prior to such tenth anniversary may extend beyond that date. For purposes of the Plan, approval by the bankruptcy court shall serve as stockholder approval, unless otherwise prohibited by law.

ARTICLE XVI

NAME OF PLAN

The Plan shall be known as the “Vistra Corp. 2016 Omnibus Incentive Plan.”

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EXHIBIT A

PERFORMANCE GOALS

Performance goals established for purposes of Awards may be (but are not required to be) based on the attainment of certain target levels of, or a specified increase or decrease (as applicable) in, one or more of the following:

•	Non-GAAP performance measures included in any of the Company’s SEC filings;

•	Line items on the Company’s income statement, including but not limited to net interest income, total other income, total costs and expenses, income before taxes, net income and/or earnings per share;

•

Line items on the Company’s balance sheet, including but not limited to debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee in its sole discretion;

•	Line items on the Company’s statement of cash flows, including but not limited to net cash provided in (used by) operating activities, investing activities, and/or financing activities;

•	Market share;

•

Operational metrics, including but not limited to generation performance, customer churn, residential ending customer count, customer satisfaction, average days sales outstanding, energizing events issues/success, customer complaints/success, systems availability and downtime, contribution margin, and safety and environmental improvements;

•	Financial ratios, including but not limited to operating margin, return on equity, return on assets, and/or return on invested capital; or

•	Total shareholder return, the fair market value of a share of Common Stock, or the growth in value of an investment in the Common Stock assuming the reinvestment of dividends.

(i) Performance goals may also be based upon individual participant performance goals, as determined by the Committee, in its sole discretion. In addition, such performance goals may be based upon the attainment of specified levels of Company (or subsidiary, division, other operational unit, administrative department or product category of the Company) performance under one or more of the measures described above relative to the performance of one or more other companies or one or more groups of companies (e.g., an index). The Committee may also (i) designate additional business criteria on which the performance goals may be based; or (ii) adjust, modify or amend the aforementioned business criteria.

The Committee may, in its sole discretion, also exclude, or adjust to reflect, the impact of an event or occurrence that the Committee determines should be appropriately excluded or adjusted, including:

(b) restructurings, discontinued operations, extraordinary items or events, and other unusual or non-recurring charges as described in Accounting Standards Codification 225-20, “Extraordinary and Unusual Items,” and/or management’s discussion and analysis of financial condition and results of operations appearing or incorporated by reference in the Company’s Form 10-K for the applicable year;

(c) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management;

(d) a change in tax law or accounting standards required by generally accepted accounting principles; or

(e) a decision to accelerate or defer capital expenditures or expenses contrary to the timing reflected in the Company’s annual financial plan.

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P.O. BOX 8016, CARY, NC 27512-9903 Your vote matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Scan QR for digital voting Vistra Corp. Annual Meeting of Stockholders For Stockholders of record as of March 22, 2024 Wednesday, May 1, 2024 9:00 AM, Central Time Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/VST for more details and to register to attend. YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 9:00 AM, Central Time, May 1, 2024. Internet: www.proxypush.com/VST Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote Phone: 1-866-829-5001 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions Mail: Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Stephanie Zapata Moore and Yuki Whitmire, and each or either of them, as the true and lawful attorneys of the undersigned (the “Named Proxies”), with full power of substitution and revocation, and authorizes the Named Proxies, and each of them, to vote all the shares of capital stock of Vistra Corp. (the “Company”) which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon the Named Proxies to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS’ RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2024 BetaNXT, Inc. or its affiliates. All Rights Reserved

Vistra Corp. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2, 4 AND 5 1 YEAR ON PROPOSAL 3. PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS 1. To elect the following 10 directors: FOR AGAINST ABSTAIN 1.01 Scott B. Helm FOR 1.02 Hilary E. Ackermann FOR 1.03 Arcilia C. Acosta FOR 1.04 Gavin R. Baiera FOR 1.05 Paul M. Barbas FOR 1.06 James A. Burke FOR 1.07 Lisa Crutchfield FOR 1.08 Julie A. Lagacy FOR 1.09 John W. (Bill) Pitesa FOR 1.10 John R. Sult FOR FOR AGAINST ABSTAIN 2. To approve, on a non-binding advisory basis, the 2023 compensation of the Company’s named executive officers; FOR 1YR 2YR 3YR ABSTAIN 3. To approve, on a non-binding advisory basis, whether the advisory stockholder vote on the compensation of named executive officers should occur every one, two or three years; 1 YEAR FOR AGAINST ABSTAIN 4. To approve an amendment to the Vistra Corp. Omnibus Incentive Plan (as amended and restated, the “2016 Incentive Plan”) to increase the number of shares available for issuance to plan participants under the 2016 Incentive Plan; and FOR 5. To ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the year ending December 31, 2024. FOR Note: Such other business as may properly come before the meeting or any adjournment thereof. To attend the virtual 2024 Annual Meeting, you must pre-register at www.proxydocs.com/VST prior to the deadline of April 26, 2024 at 5:00 PM (Eastern Time). Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date